UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2008

Getting Ready Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-51314	30-0131755
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 North Fairway Drive, Suite 134 Vernon Hills, Illinois	60061
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 362-8200

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement	3

Item 2.01 Completion of Acquisition or Disposition of Assets	4

DESCRIPTION OF OUR COMPANY	7

DESCRIPTION OF OUR BUSINESS	7

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION	25

RISK FACTORS	38

MANAGEMENT	49

EXECUTIVE COMPENSATION	52

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	58

PRINCIPAL STOCKHOLDERS	61

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION	62

DESCRIPTION OF SECURITIES	63

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	63

EQUITY COMPENSATION PLAN INFORMATION	65

RECENT SALES OF UNREGISTERED SECURITIES	65

INDEMNIFICATION OF DIRECTORS AND OFFICERS	65

Item 3.02. Unregistered Sales of Equity Securities	66

Item 5.01. Changes in Control of Registrant	66

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers	66

Item 5.06. Change in Shell Company Status	66

Item 9.01. Financial Statements and Exhibits	66

Exhibit 3.5
Exhibit 3.6
Exhibit 3.7
Exhibit 4.1
Exhibit 4.2
Exhibit 4.3
Exhibit 10.1
Exhibit 10.2
Exhibit 10.3
Exhibit 10.4
Exhibit 10.5
Exhibit 10.6
Exhibit 10.7
Exhibit 10.8
Exhibit 10.9
Exhibit 10.10
Exhibit 10.11
Exhibit 21.1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Our business, financial condition, results of operations, cash flows and prospects, and the prevailing market price and performance of our common stock, may be adversely affected by a number of factors. Certain statements and information set forth in this Current Report on Form 8-K, as well as other written or oral statements made from time to time by us or by our authorized executive officers on our behalf, constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. We intend for our forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we set forth this statement and the risk factors in this Current Report on Form 8-K in order to comply with such safe harbor provisions. You should note that our forward-looking statements speak only as of the date of this Current Report on Form 8-K or when made and we undertake no duty or obligation to update or revise our forward-looking statements, whether as a result of new information, future events or otherwise. Although we believe that the expectations, plans, intentions and projections reflected in our forward-looking statements are reasonable, such statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The risks, uncertainties and other factors that our stockholders and prospective investors should consider are included under the heading “Risk Factors.”
EXPLANATORY NOTE
This Current Report on Form 8-K is being filed in connection with a series of transactions consummated by, and certain related events and actions taken by, Getting Ready Corporation.
This Current Report responds to the following items on Form 8-K:
Item 1.01 Entry into a Material Definitive Agreement.
Item 2.01 Completion of Acquisition or Disposition of Assets.
Item 3.02 Unregistered Sales of Equity Securities.
Item 5.01 Changes in Control of Registrant.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 5.06 Change in Shell Company Status.
Item 9.01 Financial Statements and Exhibits.

Item 1.01 Entry into a Material Definitive Agreement.
As used in this Current Report on Form 8-K, all references to the “Company”, “Getting Ready Corporation”, “we”, “our”, and “us” or similar terms refer to Getting Ready Corporation, including its predecessors and its subsidiaries. Information about the Company and the principal terms of the merger are set forth below.
Effective November 13, 2007, the Company, entered into a definitive Merger Agreement and Plan of Reorganization (the “Merger Agreement”) with Winston Laboratories, Inc., a Delaware corporation (“Winston”), Winston Acquisition Corp., a Delaware corporation (“Merger Sub”), which is a wholly-owned subsidiary of the Company. Pursuant to the Merger Agreement, on September 25, 2008, Winston became a wholly-owned subsidiary of the Company (the “Merger”). Under the terms of the Merger Agreement, at the closing of the Merger:
•
all of the issued and outstanding capital stock of Winston, consisting of 23,937,358 shares of common stock, par value $0.001 per share, 5,815,851 shares of the Winston Series A Convertible Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”), and 4,187,413 shares of the Winston Series B Convertible Preferred Stock, par value $0.001 per share (“Series B Preferred Stock”), was exchanged for 422,518,545 shares of the Company’s common stock, par value $0.001 per share (at an exchange ratio of 17.65101 shares of Company common stock per share of Winston common stock), 101,849 shares of the Company’s Series A Convertible Preferred Stock and 73,332 shares of the Company’s Series B Convertible Preferred Stock (at an exchange ratio of .01751238 shares of Company preferred stock per share of Winston preferred stock);

•	the Company assumed Winston’s stock option plans;

•	Winston’s outstanding 1,643,750 options to purchase 1,643,750 shares of Winston’s common stock were converted to options to purchase 29,013,848 shares of the Company’s common stock; and

•
all outstanding warrants to purchase Winston Series A Preferred Stock were assumed by the Company and converted into the right to acquire, expiring November 13, 2012, upon the exercise of such warrants, an aggregate of 71,672 shares of the Company’s Series A Preferred Stock at a price per share of $49.09.

Prior to the closing of the Merger, the Company had 18,332,896 shares of common stock issued and outstanding and, subsequent to the Merger, we had 440,851,441 shares of common stock issued and outstanding. The Company had no shares of Series A or Series B Preferred Stock outstanding prior to the Merger. The Merger was accounted for as a reverse merger for accounting purposes. Upon the closing of the Merger on September 25, 2008, Winston became a wholly-owned subsidiary of the Company.

On November 13, 2007, Winston issued 5,815,851 shares of its Series A Preferred Stock and warrants to purchase 4,092,636 shares of its Series A Preferred Stock, and on September 25, 2008, 4,187,413 shares of its Series B Preferred Stock, in two separate private placements to investors for an aggregate purchase price of $9.0 million. All of the Winston shares issued in these transactions were exchanged for shares of Series A and Series B Preferred Stock of the Company and warrants to purchase the Company’s Series A Preferred Stock pursuant to the Merger Agreement.
Our issuance of the Company’s securities to the shareholders of Winston in the Merger is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof or Rule 506 promulgated thereunder. As such, the Company’s shares of common stock and preferred stock issued in the Merger may not be offered or sold unless they are registered under the Securities Act or an exemption from the registration requirements of the Securities Act is available. No registration statement covering these securities has been filed with the United States Securities and Exchange Commission (the “Commission”) or with any state securities commission in respect of the Merger.
Item 2.01 Completion of Acquisition or Disposition of Assets.
Overview
On November 13, 2007, we entered into the Merger Agreement with Winston and Merger Sub, pursuant to which, upon completion of the Merger on September 25, 2008, Winston became our wholly-owned subsidiary. A copy of the Merger Agreement is filed herewith as Exhibit 2.1. Immediately following the closing of the Merger, we had outstanding 440,851,441 shares of common stock, of which 4,864,328 shares of common stock constitutes our current “public float.” Our Board of Directors recommended and our stockholders approved, an amendment to our charter to increase the number of authorized shares of Company Common Stock from 499,000,000 shares to 900,000,000 shares to permit the conversion of all outstanding shares of the Company’s preferred stock, including shares of the Company’s preferred stock underlying the Adjusted Parent Warrants (as such term is defined in the Merger Agreement).

General Changes Resulting from the Merger
We intend to carry on the business of Winston as our sole line of business and we have retained all of Winston’s management. We will relocate our executive offices to 100 North Fairway Drive, Suite 134, Vernon Hills, Illinois 60061 and our telephone number will be (847) 362-8200. We intend to change our name from Getting Ready Corporation to “Winston Pharmaceuticals, Inc.”, and have discontinued any and all prior business operations in favor of the business plan and operations of Winston, which will be our only significant operations as a result of the Merger.
Our common stock is currently quoted on the OTC Bulletin Board, or OTCBB, sponsored by the National Association of Securities Dealers, Inc. under the symbol “GTRY”. The OTCBB is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current “bids” and “asks,” as well as volume information. We anticipate we will apply to change our symbol in the near future as a result of the change anticipated in the Company’s name to Winston Pharmaceuticals, Inc.
The Merger and the related transactions were approved by the boards of directors of each of the Company and Winston on November 12, 2007, and by the requisite number of Winston stockholders by written consent in lieu of a meeting on September 25, 2008.
Registration under Securities Act
Our issuance of securities to the shareholders of Winston in the Merger is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof or Rule 506 promulgated thereunder and, as such, our shares of common stock and preferred stock issued in the Merger or pursuant to the warrants may not be offered or sold unless they are registered under the Securities Act or an exemption from the registration requirements of the Securities Act is available.
Accounting Treatment
The Merger was accounted for as a “reverse merger,” since as a result of the Merger the shareholders of Winston now own a majority of the outstanding shares of the common stock of the Company. Winston is deemed to be the acquirer in the Merger for accounting purposes and, consequently, the assets and liabilities and the historical operations that are reflected in the financial statements are those of Winston and will be recorded at the historical cost basis of Winston. As a result of the Merger, there was a change in control of the Company. The Company will continue to be a “smaller reporting company”, as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), following the Merger.
Material Federal Income Tax Consequences
A Winston stockholder’s receipt of our common stock in exchange for Winston common stock, our preferred stock in exchange for Winston preferred stock, or our warrants in exchange for Winston warrants in the Merger will generally be tax-free for U.S. federal income tax purposes. There will be no U.S. federal income tax consequences to a holder of our stock as a result of the Merger. The U.S. federal income tax consequences described above may not apply to some holders of our stock or warrants.

Amendment to Certificate of Incorporation
As of June 30, 2008, we had 18,332,896 shares of common stock outstanding and no shares of preferred stock outstanding. We had a sufficient number of shares of common stock and preferred stock authorized to complete the Merger. The preferred stock issued in conjunction with the Merger is convertible into our common stock.
A previous amendment to our Certificate of Incorporation was filed with the State of Delaware in 2004 to authorize the Company to issue “1,000,000 shares of blank check preferred stock.” Prior to the Merger, the Company had never issued any preferred stock. We amended our Certificate of Incorporation on September 16, 2008, to:
(i)	increase the authorized number of shares of the Company’s common stock to have 900,000,000 shares of common stock authorized for issuance;

(ii)	increase the authorized number of shares of preferred stock to have 250,000,000 shares of preferred stock authorized for issuance; and

(iii)
to clarify the terms of the Company’s preferred stock, to specifically authorize the Company’s Board of Directors to create separate series of preferred stock and to fix and determine the terms thereof including dividend or interest rates, conversion prices, voting rights, mandatory or optional redemption provisions (including prices), and similar matters.

On September 24, 2008, the Company filed its Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock and Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock, which set forth respectively, the terms of the Company’s Series A and Series B Preferred Stock issued in conjunction with the Merger. See the information set forth in this Current Report on Form 8-K under “Description of Securities”.
Election to the Board of Directors
Immediately following the Merger, as described more fully below, the size of our Board of Directors was increased to seven. Two directors of the Company, Alan Jay Weisburg and Noah M. Silver resigned effective at the effective time of the Merger and on September 25, 2008, the remaining directors, Glenn L. Halpryn and Curtis Lockshin, Ph.D. appointed Joel E. Bernstein, M.D., Neal S. Penneys, M.D., Ph.D., Scott B. Phillips, M.D., Robert A. Yolles and Subbarao Uppaluri, Ph.D. to fill the vacancies on the Board of Directors.
Listing
We plan to file an initial listing application with the American Stock Exchange for inclusion of our common stock on the American Stock Exchange. If approved, we will be subject to the corporate governance provisions of the American Stock Exchange.
Prior to the Merger, the Company was a shell company as defined by the Securities Act. As a result, the following information is provided in substantially the form it would be provided were the registrant filing a Form 10.

DESCRIPTION OF OUR COMPANY
Getting Ready Corporation was incorporated as a Delaware corporation in November 2002. The Company attempted to open Mother Supercare Center, a one-stop destination for expectant and new mothers. On September 1, 2006, the Company’s management determined that it was no longer feasible to operate or attempt to effect the Company’s business plan. Since that date until the Merger, Getting Ready Corporation’s sole activity has been searching for a merger or acquisition candidate with which it could combine.
Winston Laboratories, Inc. or Winston, a Delaware corporation, was incorporated in July 1998 as a specialty pharmaceutical company engaged in the discovery and development of products for pain management.
DESCRIPTION OF OUR BUSINESS
As used herein, the terms “we,” “our” and “us” refer to the operations of Winston historically, as combined with the Company on a going-forward basis.
The following discussion should be read together with the information contained in the financial statements and related notes included elsewhere in this Current Report on Form 8-K.
Description of Business
Winston Laboratories, Inc. or Winston, a Delaware corporation, was incorporated in July 1998 as a specialty pharmaceutical company engaged in the discovery and development of products for pain management. Winston is a specialty pharmaceutical company engaged in the discovery and development of products for pain management. Its core proprietary technology affects the functioning of certain neurotransmitters that control and mediate pain transmission. Based on this technology, Winston is developing products that reduce pain transmission from peripheral receptors along nerve pathways to the brain. Winston focuses on major pain indications such as osteoarthritis, chronic daily headache, migraine headache, and neuropathic pain syndromes, which have estimated worldwide market sizes of $10 billion (Analyst Research), $5 billion (Analyst Research), $4 billion (Analyst Research) and $4 billion (Datamonitor, Commercial Insight: Neuropathic Pain, July 2006), respectively, as well as niche indications that have limited or no products currently available.

Pain Management Market
Pain is a worldwide problem with serious health and economic consequences. The medical effort to treat pain, known as pain management, addresses a large and under-served market. Pain in the hospital is associated with increased length of stay, longer recovery times and poorer patient outcomes, all of which have health care quality and cost implications. Decision Resources, an international research/analyst firm estimates that the worldwide prescription market for pain drugs totaled $27 billion in 2006. In the United States:
•	medical economists estimate that the economic impact of pain is approximately $100 billion annually according to the 1998 “NIH Guide: New Directions in Research;”

•	Decision Resources estimates that nearly $17 billion was spent in 2006 on prescription pain drugs;

•
approximately 25 million Americans experience acute pain each year due to injury or surgery, according to the American Pain Society, as published in 2006 by Medtech Insight (a division of Windhover Information, Inc., that provides business information and intelligence on new trends, technologies, and companies in the medical device, diagnostics, and biotech marketplace); and

•	approximately 50 million Americans suffer from chronic pain, according to the American Pain Society.
According to a 2004 Global Strategic Business Report by Global Industry Analysts, Inc., the prescription pain management market is anticipated to grow at a compounded annual growth rate of 9 percent through 2010 due to a number of factors, including:
•	a rapidly aging population with an increasing need to address pain-related ailments;

•	longer survival times for patients with painful chronic conditions, such as cancer and AIDS;

•	patients’ increased demand for effective pain relief; and

•	increasing recognition of the therapeutic and economic benefits of effective pain management by physicians, other health care providers and payors.
Analgesic Drugs
Drugs that treat pain are referred to as analgesics, and the type of analgesic selected for treatment depends principally upon the severity of the pain. For mild pain, weak analgesics such as acetaminophen or non-steroidal anti-inflammatory drugs, or NSAIDs, such as ibuprofen are used. For moderate pain, NSAIDs, weak opioids such as codeine or short-acting formulations of strong opioids may be used. Severe pain requires strong opioids such as morphine, oxycodone, hydrocodone or fentanyl.
Shortcomings of Current Pain Management
Despite widespread clinical use of drugs for pain, pain management remains less than optimal due to a variety of factors, including:
• Insufficient efficacy. Opioids, the current standard of care for severe pain originating from a painful stimulus, or nociceptive pain, reduce pain less than 50 percent in a majority of situations. Neuropathic pain is difficult to treat with existing analgesics because of the differing types of nerves and organs involved in, and types of injuries causing, this kind of pain. Neuropathic pain does not respond to treatment with NSAIDs and responds poorly to treatment with opioids at doses that do not impair the ability of patients to live reasonably active lifestyles.

• Lack of site specificity. Most analgesics, including opioids and NSAIDs, are given orally or by intravenous infusion and thereby subject the patient to high circulating concentrations of drug, even though most types of pain are experienced in discrete parts of the body. Opioids must be given by mouth or infusion because they provide pain relief by acting on nerves all over the body: in the spinal cord, in the brain and at the site of injury. As a consequence, opioids do not provide site-specific pain relief because their action is not targeted specifically to the area of the body that is experiencing pain. Moreover, circulating drugs cause side effects at parts of the body unrelated to the perception of pain. Although there are currently means of delivering site-specific analgesia, such as by injection of short-acting anesthetics into joints such as the ankle or knee, these techniques are reserved to provide relatively short-term anesthesia prior to surgery and are not appropriate for long-term pain relief.
• Occurrence of side effects. NSAIDs may cause gastrointestinal ulcers, and between 10,000 and 20,000 patients die each year from gastrointestinal bleeding believed to be related to the use of NSAIDs. Use of opioids is associated with nausea and vomiting in many patients. High-dose opioids cause sedation and may also cause respiratory depression, or a decrease in the ability to breathe spontaneously. Opioids used chronically can cause severe constipation that leads many patients to stop using them, and opioids may sometimes cause severe itching. Drugs used to treat neuropathic pain frequently cause sedation and problems with coordination.
• Need for frequent dosing. Drugs used to treat neuropathic pain require frequent dosing that makes their use inconvenient, often leading to reduced patient compliance.
• Slow onset of pain relief. This slow onset, as well as poor efficacy, is due to the poor penetration of skin by the anesthetics used in these products.
• Potential to cause physical dependence. Opioids, when used chronically, can cause physical dependence. Fear of physical dependence often influences clinicians to prescribe less than adequate doses of opioid analgesics. Similar fears lead many patients to refuse opioid analgesics.
Given doctors’ and patients’ desire to achieve adequate control of pain, and the significant shortcomings associated with existing treatments, doctors and patients often struggle to find an appropriate balance between pain relief and adverse side effects. With both over- and under-treatment of pain, patients may be suffering unnecessarily, have poor quality of life and have difficulty meeting their social, familial and work-related commitments.
Winston Product Pipeline
Winston has developed multiple proprietary formulations and uses of civamide and doxepin hydrochloride, two agents that affect a variety of neuroactive chemical transmitters that convey primary sensory input (e.g., pain) from the periphery to the central nervous system. Winston’s focus on neurotransmitter-active compounds has generated several of its most important product candidates. A common feature of these product candidates is the use of an active ingredient that depletes or interferes with the action of a neuroactive transmitter (e.g., substance P (SP), calcitonin gene-related peptide (CGRP), histamine, serotonin), thereby decreasing the ability of sensory fibers or nerve ganglia to transmit or receive sensory stimuli and mediate inflammatory reactions. SP is believed to be the principal neurotransmitter of pain.
Civamide is a proprietary TRPV-1 (transient receptor potential vanilloid receptor) receptor modulator, and doxepin hydrochloride is a potent histamine receptor blocker and serotonin reuptake inhibitor. Civamide is being developed in several different dosage forms for a variety of painful conditions. Doxepin is being developed in a nasal solution for prophylaxis and treatment of chronic daily headache.

Table 1: Winston’s Current Compound Pipeline
LATE-STAGE PIPELINE

				U.S.
	Dosage		Development Status in	Market Size
Product/Compound	Form	Product Indication(s)	U.S. , Canada and Europe	($MM)
Civamide	Topical (Cream)	• Treatment of Osteoarthritis	• MAA (EU) filed 1/08	5,000

			• File NDS (Canada) Q4 08

			• File NDA Q4 08

Civamide	Oral Capsule	• Treatment of Chronic Neuropathic Pain	• IND filed 5/08	3,000

		• Treatment of Cancer Pain	• Phase I Q4 08	850

		• Treatment of Post-Surgical Pain		3,000

Civamide	Patch	• Treatment of Neuropathic Pain	• Phase I Q3 08	3,000

			• Start Phase II Q4 08

Civamide	Nasal Solution	• Treatment of PHN of the Trigeminal Nerve	• Phase II/III	50

		• Prophylaxis of Episodic Cluster Headache	• Phase III	2,000

		• Treatment of Dry Eye	• Start Phase II Q4 08	1,000

Doxepin hydrochloride	Nasal Solution	• Prophylaxis of Chronic Daily Headache	• Phase IIa Completed	2,500
Civamide
Civamide, a synthetically produced, proprietary new chemical entity, is the active ingredient in several of Winston’s product candidates. Civamide produces analgesia by decreasing the activity of sensory neurons. Civamide appears to affect preferentially type-C neurons by specific binding to a membrane receptor, the TRPV-1 receptor, which is coupled to an action channel. The specificity of civamide for type-C neurons limits its sensory effects to the inhibition of pain transmission unlike local anesthetics, which act to block the activity of all sensory neurons, thereby impairing all sensations including touch, pressure, heat, and vibration, in addition to pain signals.
Initial applications of civamide cause a transient release of SP from type-C neurons and probably account for the transient burning sensation that is often felt following initial applications of civamide. Civamide has also been shown to inhibit the synthesis of SP and reduce axonal transport of granules containing SP from the cell body to the nerve terminals. These effects may likely contribute to the analgesic effects of civamide by reducing the amount of SP available for release. The analgesic effect of civamide is completely reversible, since after administration of civamide is discontinued, SP stores gradually return to normal and neuronal sensitivity to noxious stimuli returns. However, in animal and human studies, civamide has a very long duration of analgesic activity, with a single dose or one-week course of treatment providing weeks of effective analgesic activity. In human studies to date, civamide has not exhibited systemic toxicity. Because of these attributes, Winston believes civamide represents a clinically significant treatment advance for a number of painful conditions, including headache pain, arthritis pain, neuropathic pain and cancer pain.

Winston has completed all clinical studies required for a new drug application (an “NDA”) submission to the Food and Drug Administration (“FDA”) on Civamide Cream for osteoarthritis. In a pivotal 695 patient Phase III trial in osteoarthritis, Civamide Cream demonstrated statistically significant reductions in all three co-primary efficacy parameters. Winston submitted Marketing Authorization Applications (MAA) in Europe for Civamide Cream in January 2008, and anticipates approval in Europe during the first quarter, 2009. Winston intends to submit a new drug submission (“NDS”) in Canada in the fourth quarter of 2008 and an NDA 505(b)(2) in the United States in the fourth quarter of 2008, with approval anticipated in the fourth quarter of 2009 in Canada, and the fourth quarter of 2009 in the United States. Winston is currently in partnering discussions with several pharmaceutical companies regarding marketing and distribution of Civamide Cream in North America and Europe.
Formulation development for a civamide capsule and a civamide patch are nearing completion. An investigational new drug application (an “IND”) was filed in the second quarter of 2008 for the civamide oral capsule for chronic neuropathic pain. A Phase II clinical trial for the civamide patch for neuropathic pain (e.g. postherpetic neuralgia and painful diabetic neuropathy) will be initiated in the third quarter of 2008.
The FDA approved a Special Protocol Assessment (an “SPA”) for a Phase III pivotal study of Civamide Nasal Solution for prophylaxis and treatment of episodic cluster headache. The SPA is a process that provides for an official FDA evaluation of Phase III clinical study protocols. The SPA provides trial sponsors with a binding written agreement that the design and analysis of the studies are adequate to support a license application submission if the study is performed according to the SPA and the results are successful. The FDA has agreed that if this pivotal study is robustly positive, it would be the final study necessary to support approval of Civamide Nasal Solution 0.01% for this indication. Civamide Nasal Solution has been studied in several additional indications, and there is positive Phase II data for acute migraine treatment and for vasomotor rhinitis. Civamide Nasal Solution has received orphan designation by FDA for treatment of PHN of the trigeminal nerve. An orphan designation grants special status to a product to treat a rare disease or condition upon request of a sponsor. This is a key designation as the marketing application for a prescription drug product that has been designated as a drug for a rare disease or condition is not subject to a prescription drug user fee unless the application includes an indication for other than a rare disease or condition. The product also receives seven year market exclusively and tax credits for the sponsor.
Doxepin
Winston is also developing doxepin hydrochloride, a potent histamine receptor blocker and serotonin reuptake inhibitor as a nasal solution for the prophylaxis and treatment of chronic daily headache, an indication for which there are no FDA-approved treatment options. There are approximately 12 million patients in the United States with chronic daily headaches. This product appears to interfere with the release/actions of histamine and serotonin as well as modulating neuronal sodium ion channels involved in the pathogenesis of this disorder. A successful Phase IIa trial of Doxepin Nasal Solution in this condition has been completed. Winston’s next step in the clinical development of Doxepin Nasal Solution is to conduct a Phase II/III study of longer duration.

Manufacturing and Raw Materials
All of Winston’s manufacturing is performed under contract by outside vendors. Winston has manufacturing agreements with DPT Laboratories, Ltd. and Patheon, Inc. to produce certain of its development-stage products for clinical studies and, if approved, for commercial sale. Most of Winston’s development-stage products may be manufactured only at a site approved by the FDA specifically for the individual product, as specified in the NDA for the product.
Winston believes that adequate and reliable sources of raw materials and manufacturing for all the development-stage products are currently available. Winston currently relies on a limited number of suppliers to provide raw materials and manufacture its finished products. Some of the raw materials and finished drug products are purchased from only one supplier and, as a result, Winston’s operations may be adversely affected if certain suppliers are unable to provide raw materials or to manufacture drug substance or finished products on its behalf, as outlined in the “Risk Factors” section.
Sales and Marketing
Winston’s goal is to continue to develop novel drugs that are more effective or safer than drugs used today. Winston’s strategy includes the following elements:
• Winston intends to continue to outsource preclinical studies, clinical trials and formulation and manufacturing activities. Winston believes outsourcing permits significant time savings and allows for more efficient deployment of its resources.
• Winston intends to license its lead products to medium to large pharmaceutical companies with existing sales forces and marketing capabilities, specifically outside of the United States where it currently does not have a sales and marketing infrastructure.
• Winston will also consider building its own sales force when economics and other factors indicate that this is a better strategy than out-licensing.
Intellectual Property
Winston attempts, to the extent practicable, to use patent protection in the commercialization of its owned and licensed technology, e.g. civamide nasal solution for keratoconjunctivitis (dry eye). Winston actively seeks patent protection for its proprietary technology in the United States and, as appropriate and cost-effective, in other countries. Winston currently has three U.S. issued patents and one pending U.S. application and numerous issued foreign patents. These patents and patent applications are principally composition of matter and method of use claims. Upon regulatory approval of any of Winston’s patent-protected products, Winston plans to seek patent extension, where available, under existing U.S. and foreign regulations permitting extension of a pharmaceutical patent.

In the United States, the Hatch-Waxman Act provides for patent term extension calculated as a portion of time during which the drug was in clinical development or under review at the FDA with a maximum extension of five years. Additionally, under the Hatch-Waxman Act, all new molecular entities (“NMEs”) such as civamide automatically receive five (5) years data exclusivity upon approval. Winston believes that it is eligible for the full five-year patent term extension period on patents covering civamide. Also, Winston expects to employ product life-cycle management, including the development of new formulations, new indications, and other significant product improvements, in order to maximize the value of its intellectual property.
Set forth below, please find a table of Winston’s current trademarks:
ACTIVE TRADEMARKS

Trademark Name	Listed Owner	Actual Owner	Filed	Registered	Action Date
CIVANEX 2,729,437	Winston Labs	Winston Labs	February 16, 1999	June 24, 2003	June 24, 2009

MICANOL 3,283,446	Winston Labs	Winston Labs	March 27, 2003	August 21, 2007	August 21, 2013

WINSTON LABORATORIES, The Pain Company 2,856,161	Winston Labs	Winston Labs	October 13, 1999	June 22, 2004	June 22, 2010

WINSTON LABORATORIES	Winston Labs	Winston Labs	August 13, 1993		August 13, 2008

Illinois State Trademark 73000

AXSAIN 2,925,798	Rodlen	Winston Labs

ZITHRANOL	Winston Labs	Winston Labs	January 18, 2008

ZITHRACORT	Winston Labs	Winston Labs	January 18, 2008

DURAPHEN	Winston Labs	Winston Labs	March 31, 2008
In addition to seeking the protection of patents, licenses and trademarks, Winston also relies on unpatented proprietary technology and know-how to maintain its competitive position. To protect its rights in these areas, Winston has a policy of requiring its employees, consultants, advisors, prospective licensees and business partners to enter into confidentiality agreements.

Competition
In general, a company’s ability to compete successfully in the pharmaceutical industry is based on: relative product performance (efficacy, safety, ease of use); price; acceptance by physicians, patients, and third-party payers; marketing support and distribution; availability of patent protection; and the ability to obtain and maintain FDA approval for testing, manufacturing and marketing.
Winston’s products and technologies face competition from various classes of drugs, currently marketed and in development, across a range of therapeutic categories, from migraine headache to neuropathic pain. For some niche indications, such as prophylaxis of episodic cluster headache and PHN of the trigeminal nerve, there are no existing FDA-approved products, and Winston is not aware of any other drugs presently in development for these conditions. A summary of what Winston believes to be the competitive advantages of its major products is presented below:
Table 3: Competitive Advantages Summary
Competitive Advantages Summary

Winston Product	Indication	Competitor Product(s)	Winston’s Competitive Advantages
Civamide Topical (Cream) 0.075%	• Osteoarthritis Pain	• Oral Cox-2 Inhibitors (e.g., Celebrex®)	• No Cardiovascular or GI Side Effects

	• Rheumatoid Arthritis Pain	• Oral NSAIDs (e.g., Mobic®, Naprosyn®)	• No Safety Monitoring Required • No Drug Interaction
		• Topical NSAID’s (e.g., Volteran®)	• Can Be Used Adjunctively
• Long-Lasting Effect after Discontinuance

Civamide Oral Capsule	• Cancer Pain • Neuropathic Pain	• Cymbalta® • Neurontin®/Lyrica® • Opioids	• Single Dose Provides ≥ 7 Days Analgesia • No Addiction Potential

Civamide Patch	• Neuropathic Pain	• Lidoderm® Patch	• No Cardiovascular or GI Side Effects

	• Osteoarthritis Pain	• No FDA-approved Patch	•

• No Disposal Issues

• See Also Civamide Cream Advantages

	• Neuropathic Pain	• Neurontin®/ Lyrica®	• No Systemic Side Effects

		• Cymbalta®	• No Drug Interactions

Civamide Nasal Solution 0.01%	• Episodic Cluster Headache	• No FDA-approved medication	• No Systemic Side Effects • No Drug Interactions

Doxepin Nasal Solution	• Chronic Daily Headache	• No FDA-approved medication	• No Systemic Side Effects • No Drug Interactions

Winston’s primary competitors include: drug development companies focused on pain management, such as Adolor Corporation, Anesiva, Inc., Neurogen Corporation, NeurogesX, Inc., NicOx S.A., Pain Therapeutics, Inc., Pozen Inc., and Renovis, Inc.; mid-sized companies with significant pain franchises, such as Alpharma, Inc., Endo Pharmaceuticals Holdings, Inc., King Pharmaceuticals, Inc., Purdue Pharma LP, and Valeant Pharmaceuticals International; and very large, diversified pharmaceutical companies including GlaxoSmithKline, Merck & Co., Inc., and Pfizer Inc.
For certain of Winston’s products, particularly those targeting large markets and thus requiring a very large sales force, Winston intends to collaborate with larger pharmaceutical companies to market (and distribute) such products most effectively.
Government Regulation
Government authorities in the United States, at the federal, state, and local level, and other countries extensively regulate, among other things, the safety, efficacy, research, development, testing, manufacture, storage, record-keeping, labeling, promotion, advertising, distribution, marketing and export and import of pharmaceutical products such as those Winston is developing.
United States Government Regulation
In the United States, the FDA regulates drugs under the Federal Food, Drug, and Cosmetic Act and implementing regulations. If Winston fails to comply with the applicable United States requirements at any time during the product development process, clinical testing, and the approval process or after approval, Winston may become subject to administrative or judicial sanctions. These sanctions could include the FDA’s refusal to approve pending applications, license suspension or revocation, withdrawal of an approval, warning letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, civil penalties or criminal prosecution. Any agency enforcement action could have a material adverse effect on Winston.
Winston’s products are considered by the FDA to be drugs. The drugs are subject to FDA review and approval or clearance. If the FDA denies approval or clearance of the drugs, Winston’s ability to market its products could be significantly delayed or precluded.
The steps required before a drug may be marketed in the United States include:
•	completion of preclinical laboratory tests, animal studies and formulation studies under the FDA’s good laboratory practices regulations;

•	submission to the FDA of an Investigational New Drug, or IND, application for human clinical testing, which must become effective before human clinical trials may begin;

•	performance of adequate and well-controlled clinical trials to establish the safety and efficacy of the product for each proposed indication;

•	submission to the FDA of an NDA;

•	satisfactory completion of an FDA inspection of the manufacturing facility or facilities at which the product is produced to assess compliance with current good manufacturing practice, or cGMP; and

•	FDA review and approval of the NDA before any commercial marketing, sale or shipment of the product.
Preclinical tests include laboratory evaluations of product chemistry, toxicity, and formulation, as well as animal studies. The results of the preclinical tests, together with manufacturing information and analytical data, are submitted to the FDA as part of an IND application. The FDA requires a 30-day waiting period after the filing of each IND application before clinical tests may begin, in order to ensure that human research subjects will not be exposed to unreasonable health risks. An IND will automatically become effective 30 days after receipt by the FDA, unless before that time the FDA has placed the IND on clinical hold. In that case, the IND sponsor and the FDA must resolve any outstanding FDA concerns or questions before clinical trials can proceed. Submission of an IND may result in the FDA not allowing clinical trials to commence or not allowing the trial to commence on the terms originally specified in the IND.
Clinical trials involve the administration of the investigational product to human subjects under the supervision of qualified investigators. Clinical trials are conducted under protocols detailing, among other things, the objectives of the study, the parameters to be used in monitoring safety and the effectiveness criteria to be evaluated. Each protocol must be submitted to the FDA as part of the IND. Each trial must be reviewed and approved by an independent Institutional Review Board, or IRB, before it can begin and the trial is subject to IRB oversight. The FDA, the IRB or Winston may discontinue a clinical trial at any time for various reasons, including a belief that the subjects are being exposed to an unacceptable health risk. Clinical testing also must satisfy extensive good clinical practice requirements and the requirements for informed consent.
Clinical trials typically are conducted in three sequential phases, but the phases may overlap or be combined. Phase 1 trials usually involve the initial introduction of the investigational drug into humans to evaluate the product’s safety, dosage tolerance, pharmacodynamics, and, if possible, to gain an early indication of its effectiveness.
Phase 2 trials usually involve controlled trials in a limited patient population to:
•	evaluate dosage tolerance and appropriate dosage;
•	identify possible adverse effects and safety risks; and
•	evaluate preliminarily the efficacy of the drug for specific indications.
Phase 3 trials usually further evaluate clinical efficacy and test further for safety in an expanded patient population. Phase 1, Phase 2 and Phase 3 testing may not be completed successfully within any specified period, if at all. Furthermore, the FDA or Winston may suspend or terminate clinical trials at any time on various grounds, including a finding that the subjects or patients are being exposed to an unacceptable health risk.

Assuming successful completion of the required clinical testing, the results of the preclinical studies and of the clinical studies, together with other detailed information, including extensive manufacturing information and information on the composition of the product, are submitted to the FDA in the form of an NDA requesting approval to market the product for one or more specified indications. An NDA may also be submitted in the format of an electronic Common Technical Document, or eCTD, which under ICH guidelines, is acceptable to the FDA and many foreign regulatory authorities. The FDA reviews an NDA or eCTD to determine, among other things, whether a product is safe and effective for its intended use.
Before approving an application, the FDA will inspect the facility or the facilities at which the product is manufactured, and will not approve the product unless cGMP compliance is satisfactory. FDA will also inspect the clinical sites at which the trials were conducted to assess their compliance, and will not approve the product unless compliance with Good Clinical Practice requirements is satisfactory. If the FDA determines the application demonstrates that the product is safe and effective for the proposed indication and that the manufacturing process and the manufacturing facilities are acceptable, the FDA will issue an approval letter. If the FDA determines the application, manufacturing process or manufacturing facilities are not acceptable, the FDA will outline the deficiencies in the submission and often will request additional testing or information. Notwithstanding the submission of any requested additional information, the FDA ultimately may decide that the application does not satisfy the regulatory criteria for approval and may deny the application, limit the indication for which the drug is approved or require additional post-approval testing in other requirements.
The testing and approval process requires substantial time, effort, and financial resources, and each may take several years to complete. The FDA may not grant approval on a timely basis, or at all. Winston may encounter difficulties or unanticipated costs in its efforts to secure necessary governmental approvals, which could delay or preclude it from marketing its products. The FDA may limit the indications for use or place other conditions on any approvals that could restrict the commercial application of the products. After approval, certain changes to the approved product, such as adding new indications, manufacturing changes, or additional labeling claims are subject to further FDA review and approval.
If and when regulatory approval of a product is obtained, Winston will be required to comply with a number of post-approval requirements. Winston also must comply with other regulatory requirements, including cGMP regulations and adverse event reporting. Holders of an approved NDA are required to report certain adverse reactions and production problems, if any, to the FDA, to provide updated safety and efficacy information and to comply with requirements concerning advertising and promotional labeling for their products. Also, quality control and manufacturing procedures must continue to conform to cGMP after approval. The FDA periodically inspects manufacturing facilities to assess compliance with cGMP. Accordingly, manufacturers must continue to expend time, money, and effort in the area of production and quality control to maintain compliance with cGMP and other aspects of regulatory compliance.
Winston uses, and will continue to use at least in the near term, third-party manufacturers to produce its products in clinical and commercial quantities. Future FDA inspections may identify compliance issues at its facilities or at the facilities of its contract manufacturers that may disrupt production or distribution, or require substantial resources to correct. In addition, discovery of problems with a product or the failure to comply with requirements may result in restrictions on a product, manufacturer, or holder of an approved NDA, including withdrawal or recall of the product from the market or other voluntary or FDA-initiated action that could delay further marketing. Also, new government requirements may be established that could delay or prevent regulatory approval of Winston’s products under development.

Foreign Regulation
In addition to regulations in the United States, Winston will be subject to a variety of foreign regulations governing clinical trials and commercial sales and distribution of its products. Whether or not Winston obtains FDA approval for a product, it must obtain approval of a product by the comparable regulatory authorities of foreign countries before it can commence clinical trials or marketing of the product in those countries. The approval process varies from country to country, and the time may be longer or shorter than that required for FDA approval. The requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary greatly from country to country.
Under European Union regulatory systems, marketing authorizations may be submitted either under a centralized or mutual recognition procedure. The centralized procedure provides for the grant of a single marketing authorization that is valid for all European Union member states. The mutual recognition procedure provides for mutual recognition of national approval decisions. Under this procedure, the holder of a national marketing authorization may submit an application to the remaining member states. Within 90 days of receiving the applications and assessment report, each member state must decide whether to recognize approval.
In addition to regulations in Europe and the United States, Winston will be subject to a variety of foreign regulations governing clinical trials and commercial distribution of its products.
Employees
As of September 25, 2008, we had 13 full time employees, two of whom hold M.D. degrees and two of whom hold other advanced degrees. Our employees are not represented by any collective bargaining unit. We believe that we maintain good relations with our employees.
Description of Property
Winston maintains a 7,300 square foot leased office and warehouse facility in Vernon Hills, Illinois (a suburb of Chicago), which serves as its headquarters. Although Winston believes this facility is adequate for its business needs at this time, it is currently exploring other facilities that will support Winston’s growth plans.
Legal Proceedings
Winston is currently not subject to any material legal proceedings.

SELECTED FINANCIAL DATA
The selected financial data for the fiscal years ended December 31, 2007 and 2006 was derived from Winston’s consolidated financial statements that have been audited by McGladrey & Pullen, LLP for the fiscal years then ended. The information for the six months ended June 30, 2008 and 2007 was derived from Winston’s unaudited consolidated financial data but, in the opinion of Winston’s management, reflects all adjustments (consisting of those of a normal recurring nature) necessary for a fair presentation of the results for such periods. The selected financial information presented below should be read in conjunction with Winston’s audited consolidated financial statements and related notes appearing in this Report beginning on page F-1. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of Winston’s financial condition and results of operations for the fiscal years ended December 31, 2007 and 2006 and for the six months ended June 30, 2008 and 2007.
Statement of Operations Data

	Year Ended December 31,		Six Months Ended June 30,
	2007	2006	2008	2007
Revenues	$800,000	$294,453	$99,993	$450,000
Operating expenses	3,231,128	2,449,544	2,925,588	1,004,752
Loss from operations	(2,431,128)	(2,155,091)	(2,825,595)	(554,752)
Interest income	42,733	76,439	57,694	19,552
Other income	5,338	86,548	1,183	845

Loss from continuing operations before minority interest and income taxes	(2,383,057)	(1,992,104)	(2,766,718)	(534,355)
Minority interest in loss of subsidiary	—	(28,105)	—	—
Loss from continuing operations before income taxes	(2,383,057)	(2,020,209)	(2,766,718)	(534,355)
Income taxes	—	—	—	—
Net loss from continuing operations	(2,383,057)	(2,020,209)	(2,766,718)	(534,355)
Income from discontinued operations	—	647,040	—	—

Net loss	$(2,383,057)	$(1,373,169)	$(2,766,718)	$(534,355)

Balance Sheet Data

	As of June 30, 2008	As of December 31, 2007
Cash	$2,003,785	$4,481,611
Total assets	2,117,008	4,591,463
Accounts payable	782,883	491,560
Accrued expenses and other current liabilities	255,190	254,250
Total liabilities	1,038,023	745,810
Stockholders’ equity	1,078,935	3,845,653

PRO FORMA SELECTED FINANCIAL DATA
SUPPLEMENTARY FINANCIAL INFORMATION
Winston Laboratories, Inc. and Subsidiaries
Pro Forma Unaudited Financial Statements
As of June 30, 2008
And
For the Six Months Ended June 30, 2008 and the Year Ended December 31, 2007
The following unaudited pro forma financial statements (“pro forma statements”) give effect to the reverse acquisition of Winston Laboratories Inc., (“Winston”) by Winston Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Getting Ready Corporation (“Company”) and are based on the estimates and assumptions set forth herein and in the notes to such pro forma statements.
On November 13, 2007, the Company entered into a Merger Agreement and Plan of Reorganization (the “Merger Agreement”) with Winston Laboratories, Inc. (“Winston”) and Winston Acquisition Corp., which is a wholly-owned subsidiary of the Company. Pursuant to the Merger Agreement, Winston became a wholly-owned subsidiary of the Company (the “Merger”).
The Merger occurred on September 25, 2008. The Merger was accounted for as a “reverse merger,” since as a result of the Merger the shareholders of Winston own a majority of the outstanding shares of the common stock of the Company. Winston is deemed to be the acquirer in the Merger for accounting purposes and, consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements will be those of Winston and will be recorded at the historical cost basis of Winston. As a result of the Merger, there was a change in control of the Company.
The following unaudited pro forma financial information gives effect to the above. The unaudited pro forma financial information was prepared from (1) the Company’s audited historical financial statements included in the Company’s Form 10K for the period ended September 30, 2007; (2) the Company’s unaudited historical financial statements included in the Company’s Form 10Q for the period ended December 31, 2007; (3) the Company’s unaudited historical financial statements included in the Company’s Form 10Q for the period ended March 31, 2008; (4) the Company’s unaudited historical financial statements included in the Company’s Form 10Q for the period ended June 30, 2008; (5) Winston’s audited historical financial statements for the year ended December 31, 2007; and (6) Winston’s unaudited historical financial statements for the six months ended June 30, 2008.
The unaudited pro forma balance sheet at June 30, 2008 assumes the effects if the Merger occurred on June 30, 2008. The unaudited pro forma statements of operations assume that the Merger occurred on January 1, 2007 (the beginning of Winston’s most recently completed year).
The unaudited pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been consummated at the date indicated, nor is it necessarily indicative of the future operating results or financial position of the consolidated companies.

Winston Laboratories, Inc. and Subsidiaries
Pro Forma Unaudited Balance Sheet
As of June 30, 2008

			Pro Forma
	Winston	Company	Adjustments		Pro Forma
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$2,003,785	$928,077	$3,750,000	[1,2]	$6,681,862
Accounts receivable	15,710	—	—		15,710
Related party receivable	34,073	—	—		34,073
Prepaid and other current assets	13,819	15,470	—		29,289

	2,067,387	943,547	3,750,000		6,760,934

PROPERTY AND EQUIPMENT	21,815	—	—		21,815

INTANGIBLE ASSETS, NET	23,492	—	—		23,492

OTHER ASSETS	4,314	—	—		4,314

TOTAL ASSETS	$2,117,008	$943,547	$3,750,000		$6,810,555

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$782,883	$16,331	—		$799,214
Accrued expenses and other current liabilities	255,190	—	—		255,190
Total current liabilities	1,038,073	16,331	—		1,054,404

Long Term Liabilities	—	—	—		—

Commitments and Contingencies
Total liabilities	1,038,073	16,331	—		1,054,404

Stockholders’ equity
Preferred Stock
Series A, Convertible	5,815	—	(5,713)[3]		102
Series B, Convertible	—	—	4,187	[2,3]	73
Common stock	23,936	18,333	422,518	[3]	440,851
			(23,936)[3]
Additional paid-in capital	45,401,938	2,316,594	(250,000)[1]		49,667,879
			3,995,813	[2]
			(412,691)[3]
			23,936	[3]
			(1,407,711)[3]
Accumulated deficit	(44,352,754)	(1,407,711)	1,407,711	[3]	(44,352,754)

Total stockholders’ equity	1,078,935	927,216	3,750,000		5,756,151

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,117,008	$943,547	$3,750,000		$6,810,555

See accompanying notes

Winston Laboratories, Inc. and Subsidiaries
Pro Forma Unaudited Statement of Operations
For the Six months ended June 30, 2008

			Pro Forma
	Winston	Company	Adjustments	Pro Forma
REVENUE
Royalty revenue	$99,993	$—	$—	$99,993

EXPENSES
Research and development	2,131,668	—	—	2,131,668
General and administrative	790,214	128,310	—	918,524
Depreciation and amortization	3,706	—	—	3,706

Total operating expenses	2,925,588	128,310	—	3,053,898

Loss from operations	(2,825,595)	(128,310)	—	(2,953,905)

Interest income	57,694	16,153	—	73,847
Other income	1,183	—	—	1,183

	58,877	16,153	—	75,030

Loss before income taxes	(2,766,718)	(112,157)	—	(2,878,875)

Income Taxes
Current	—	—	—	—
Deferred	—	—	—	—

	—	—	—	—

NET LOSS	$(2,766,718)	$(112,157)	$—	$(2,878,875)

Basic and Diluted Net Loss Per Share				$(0.01)

Basic and Diluted Weighted Average Shares Outstanding				440,851,441 [4]
See accompanying notes

Winston Laboratories, Inc. and Subsidiaries
Pro Forma Unaudited Statement of Operations
For the Year ended December 31, 2007

			Pro Forma
	Winston	Company	Adjustments	Pro Forma
REVENUE
Royalty revenue	$800,000	$—	$—	$800,000

EXPENSES
Research and development	1,939,429	—	—	1,939,429
General and administrative	1,281,612	208,516	—	1,490,128
Depreciation and amortization	10,087	—	—	10,087

Total operating expenses	3,231,128	208,516	—	3,439,644

Loss from operations	(2,431,128)	(208,516)	—	(2,639,644)

Interest income	42,733	42,719	—	85,452
Other income	5,338		—	5,338

	48,071	42,719	—	90,790

Loss from continuing operations before income tax	(2,383,057)	(165,797)	—	(2,548,854)

Income Taxes
Current	—	—	—	—
Deferred	—	—	—	—

	—	—	—	—

NET LOSS	$(2,383,057)	$(165,797)	$—	$(2,548,854)

Basic and Dilutive Net Loss Per Share				$(.01)

Basic Weighted Average Shares Outstanding				440,851,441 [4]
See accompanying notes

Winston Laboratories, Inc. and Subsidiaries
NOTES TO PRO FORMA UNAUDITED FINANCIAL STATEMENTS
NOTE A — Basis of Presentation
The Pro Forma Unaudited financial statements reflect the financial information, which gives effect to the acquisition of all the outstanding common stock of Winston Laboratories, Inc. (“Winston”) in exchange for 422,518,545 shares of Getting Ready Corporation’s (“Company”) common stock, par value $0.001 per share (at an exchange ratio of 17.65101 shares of Company common stock per share of Winston common stock), 101,849 shares of the Company’s Series A Convertible Preferred Stock and 73,332 shares of the Company’s Series B Convertible Preferred Stock (at an exchange ratio of .01751238 shares of Company preferred stock per share of Winston preferred stock).
The Merger was accounted for as a “reverse merger,” since as a result of the Merger the shareholders of Winston own a majority of the outstanding shares of the common stock of the Company. Winston is deemed to be the acquirer in the Merger for accounting purposes and, consequently, the assets and liabilities and the historical operations that are reflected in the financial statements are those of Winston and are recorded at the historical cost basis of Winston. As a result of the Merger, there was a change in control of the Company. The Company will continue to be a “smaller reporting company,” as defined under the Securities Exchange Act of 1934, as amended, following the Merger. Because the acquisition was accounted for as a reverse merger, there was neither goodwill recognized nor any adjustments to the book value of the net assets of Winston that would affect the Pro Forma Statements of Operations.
NOTE B — Adjustments
1.	The decrease in cash and a corresponding charge to equity represents a $250,000 transaction fee payable to Lazard Freres & Co. LLC upon a successful completion of the merger.

2.
Prior to the consummation of the Merger, 4,187,413 shares of the Winston Series B Convertible Preferred Stock, par value $0.001 per share (“Series B Preferred Stock”), were issued to investors for $4,000,000. Of the $9,000,000 committed, Dr. Frost and other investors purchased $5,000,000 of Winston stock and warrants on November 13, 2007, and an additional $4,000,000 of Winston stock was purchased prior to consummation of the Merger by Frost Gamma Investments Trust and other investors, including Glenn L. Halpryn, a director and a former officer of the Company, and Noah Silver, a former officer and director of the Company.

3.
Under the terms of the Merger Agreement, at the closing of the Merger, each common share of Winston will be converted into approximately 17.65 shares of the Company’s common stock. In addition, Winston’s Series A Preferred Stock and Series B Preferred Stock will be converted to 101,849 shares of the Company’s Series A Convertible Preferred Stock and 73,332 shares of the Company’s Series B Convertible Preferred Stock, respectively, at an exchange ratio of .01751238.

4.
Weighted average shares outstanding. The number of weighted average shares is comprised of Getting Ready Corporation’s number of weighted shares outstanding as of June 30, 2008 and December 31, 2007 and the conversion (17.65101 to 1) of Winston’s weighted average shares outstanding for the same period.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATION
THE FOLLOWING DISCUSSION SHOULD BE READ TOGETHER WITH THE INFORMATION CONTAINED IN THE FINANCIAL STATEMENTS AND RELATED NOTES INCLUDED ELSEWHERE IN THIS CURRENT REPORT ON FORM 8-K.
This discussion should be read in conjunction with the audited consolidated financial statements of Winston Laboratories, Inc. for the fiscal years ended December 31, 2007 and December 31, 2006 and unaudited consolidated financial statements of Winston Laboratories, Inc. for the three and six month periods ended June 30, 2008 and June 30, 2007. This discussion contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, including statements regarding Winston’s expected financial position and business and financing plans. These statements involve risks and uncertainties. Winston’s actual results could differ materially from the results described in or implied by these forward-looking statements as a result of various factors, including those discussed below and elsewhere in this Current Report on Form 8-K, particularly under the headings “Forward Looking Statements” and Risk Factors.”
Overview
Winston is the successor to a research and development partnership, Cisco Ltd. (“Cisco”) formed in 1992 to develop a specific novel neuroactive compound, civamide. Civamide was discovered and patented by Joel E. Bernstein, M.D., the managing general partner of Cisco and subsequently, the founder and Chief Executive Officer, or CEO, of Winston. In 1997, Cisco became Winston Laboratories LLC, which in 1998 was converted to a “C” Corporation. Winston’s initial operating funds were obtained from a rights offering in 1997 and a private equity placement in 1998. In 1999, Winston sold approximately 19% of its common stock to Bioglan Pharma Plc (“Bioglan”) for $25 million; in 2004, Bioglan’s stock ownership was subsequently reduced below 7% when it did not participate in Winston’s offering of additional shares of its common stock. In September 2007, Winston purchased all of Bioglan’s outstanding ownership in Winston from Bioglan for $225,000. Subsequent to this transaction, Winston retired all of the shares purchased from Bioglan.
In 2000, Winston established a subsidiary, Rodlen Laboratories, Inc. (“Rodlen,” formerly Oncovir Corporation). In 2001, Bioglan purchased approximately 18% of Rodlen’s outstanding common stock for $13.3 million. In 2002, Bioglan’s stock ownership in Rodlen was reduced below 3% as a result of Bioglan’s election not to participate in a Rodlen rights offering. The proceeds of this rights offering were used to acquire the Zostrix® line of over-the-counter topical analgesics. Rodlen marketed the Zostrix® product line until July 2005, when it sold the product to Hi-Tech Pharmacal Co. (“Hi-Tech”). In October 2004, Rodlen launched the marketing and sale of another topical analgesic, Axsain®, which it promoted to physicians and other health-care professionals. In June 2005, based on disappointing sales, Rodlen sharply reduced promotion of the Axsain® product and in March 2006, Rodlen discontinued selling this product altogether. In February 2007, Rodlen licensed certain technology underlying the Axsain® product to Hi-Tech. Rodlen operated as a “virtual company” with no employees of its own. From inception to September, 2007, Rodlen was consolidated into the financial statements of Winston. In September 2007, Winston purchased all of the then outstanding ownership in Rodlen from Bioglan for $10,000. Subsequent to this transaction, all of the shares purchased from Bioglan were retired. On September 21, 2007, Rodlen was merged into Winston.

In 2005, Winston established a wholly owned UK subsidiary, Winston Laboratories Limited (“UK Ltd.”). UK Ltd. was established for the purpose of conducting work with European drug regulatory authorities, who typically require a European entity. UK Ltd. has no employees or material assets. The consolidated entity of Winston, Rodlen, and UK Ltd. is hereinafter referred to as “Winston.”
In November 2005, Winston spun off Gideon Pharmaceuticals, Inc. (“Gideon”). Gideon received certain early-stage technologies not being actively developed by Winston, and all Winston shareholders were offered the opportunity to purchase Gideon shares on a pro-rata basis. Not all Winston shareholders purchased Gideon shares, but overlap in the shareholders of Winston and Gideon is substantial. Gideon is an independent entity and not a subsidiary of Winston; however, as part of the spin-off process, Winston did end up purchasing and maintaining a minority stake in Gideon (approximately 10.7% ownership), for the purpose of preserving the rights of those option holders in Winston prior to the Gideon spin-off. In particular, option holders in Winston prior to the spin off of Gideon have, upon exercise of their Winston options, an opportunity to purchase a pro-rata allotment of Gideon shares. During 2006, Winston undertook certain development projects on behalf of Gideon, which were billed back to Gideon at cost. As of December 31, 2006, Winston had a receivable due from Gideon of $2,642, which was included in related party receivables on Winston’s balance sheet and was subsequently collected in full in 2007. In October 2007, in preparation for signing a merger agreement with the Company, Winston’s Board of Directors voted to distribute the shares of Gideon owned by Winston on behalf of the Winston option holders on a pro-rata basis to such option holders. As of December 31, 2007, Winston had no ownership stake in Gideon.
On January 30, 2006, Winston licensed to Sirius Laboratories, Inc., a company founded by Dr. Bernstein, the rights to market products containing anthralin owned by Winston, including a marketed 1% anthralin cream trade name Psoriatic®. The license had a two-year term which expired on January 31, 2008 and provided for the following key terms: (i) a 25% royalty on net sales; (ii) a $300,000 minimum royalty; and (iii) a $750,000 purchase option.
This agreement was assigned by Sirius to DUSA Pharmaceuticals, Inc. following DUSA’s purchase of Sirius. This license has been extended until September 30, 2008 by mutual written consent of the parties and the extension provides for continuing of the 25% royalty on net sales but eliminates the minimum royalty and purchase option.
On August 14, 2007, Winston entered into an exclusive technology license agreement with Exopharma, Inc., now known as Elorac, Inc. (“Exopharma”). Under the terms of the license agreement, Winston granted Exopharma an exclusive license to the proprietary rights of certain products (≤ 0.025% civamide with the stated indication of psoriasis of the skin). In exchange, Exopharma paid Winston a license fee of $100,000 and is required to pay a 9% royalty on sales of the product. In addition, the agreement requires Exopharma to pay Winston a non-refundable payment of $250,000 upon approval of a Marketing Authorization by Exopharma on the product(s) described in the agreement.

On September 19, 2007, Winston entered into an exclusive technology license agreement with Opko Ophthalmologics, LLC, (“OPKO”). Under the terms of the license agreement, Winston granted OPKO an exclusive license to the proprietary rights of certain products (pharmaceutical compositions or preparations containing the active ingredient civamide in formulations suitable for use in the therapeutic or preventative treatment of ophthalmic conditions in humans). In exchange, OPKO paid Winston a license fee of $100,000 and is required to pay a 10% royalty on sales of the product. In addition, the agreement requires OPKO to pay Winston a non-refundable payment of $5,000,000 upon approval of a marketing authorization by OPKO on the product described in the agreement. Phillip Frost, M.D. is the Chairman and Chief Executive Officer of OPKO’s parent company, Opko Health, Inc. (“Opko Health”), and as of September 24, 2008 was the beneficial owner of 47.3% of Opko Health’s common stock. Dr. Frost is also the beneficial owner of 5,900,827 shares of (1.34%) the Company’s common stock, 99,812 shares of the Company’s Series A Convertible Preferred Stock, 70,238 warrants to purchase Series A Convertible Preferred Stock, and 36,666 shares of the Company’s Series B Convertible Preferred Stock. Furthermore, Subbarao Uppaluri, Ph.D., the Senior Vice President — Chief Financial Officer of Opko Health, is the beneficial owner of 659,596 shares (0.39%) of the Company’s common stock, 1,019 shares of the Company’s Series A Convertible Preferred Stock and 717 warrants to purchase Series A Convertible Preferred Stock and is a director of the Company.
Winston does not currently market any products. In the past, Winston has marketed certain products, for the purpose of using the proceeds to help fund its research programs. Winston is engaged in the development of innovative products for managing and alleviating pain. After discontinuing the Zostrix® and Axsain® product lines, Winston has devoted most of its resources to research and development, and these activities constitute the core of its business purpose. Winston estimates that it has spent approximately 16,000 hours per year, during each of the years 2006 and 2007 on research and development activities. Winston has incurred significant operating losses since the initiation of operations in 1997 and as of December 31, 2007, had an accumulated deficit of approximately $41.6 million.
Research and Development, or R&D, expenses include costs associated with manufacturing, formulation and development of Winston’s product candidates. Also included in R&D expenses are clinical trial costs, such as investigator payments, institutional review board costs, laboratory costs, supplies, fees paid to contractors and travel. Salaries of R&D personnel are also included in R&D expenses.
Winston’s selling, general, and administrative, or SG & A, expenses consist primarily of salaries and related expenses of non-R&D employees, facilities expenses, insurance, travel, consulting fees, legal and professional fees, and general corporate expenses.

Results of Operations
For the three months ended June 30, 2008 compared to three months ended June 30, 2007

	Three Months Ended June 30,
	2008	2007
REVENUES	$20,113	$75,000

EXPENSES
Research and development	1,123,138	326,827
General and administrative	348,904	236,390
Depreciation and amortization	2,037	3,299

Total Operating Expenses	1,474,079	566,516

Loss from Operations	(1,453,966)	(491,516)

Interest income	17,329	15,159
Other income	806	522

Other income (expenses)	18,135	15,681

Loss before income taxes	(1,435,831)	(475,835)

Income Taxes
Current	—	—
Deferred	—	—

Income Taxes	—	—

NET LOSS	$(1,435,831)	$(475,835)

License and royalty revenue for the three months ended June 30, 2008 decreased approximately $55,000 to approximately $20,000 from approximately $75,000 for the same period in 2007. The decrease is primarily due to a $75,000 minimum quarterly license revenue payment from DUSA received in the second quarter of 2007 and $4,400 received from DUSA for the same period in 2008. The $75,000 minimum quarterly license revenue payment was eliminated by mutual written consent of DUSA and Winston, according to the extension agreement dated January 29, 2008. In addition, approximately $15,000 received from Hi-Tech accounted for the remainder of license revenue for the three month period ending June 30, 2008.

R&D for the three months ended June 30, 2008 increased by approximately $796,000 to $1,123,000 from $327,000 for the same period in 2007, as a result of increased spending for the development of oral capsule and patch.
Selling, general and administrative expenses for the three months ended June 30, 2008 increased by approximately $113,000 to approximately $349,000 from approximately $236,000 for the same period in 2007. The increase is due largely to increased legal and accounting fees incurred in preparation for the Merger with the Company.
Interest income increased by approximately $2,000 to approximately $17,000 for the three months ended June 30, 2008 for the same period in 2007 due to increased amounts of funds on deposit.

Results of Operations
For the six months ended June 30, 2008 compared to six months ended June 30, 2007

	Six Months Ended June 30,
	2008	2007
REVENUES	$99,993	$450,000

EXPENSES
Research and development	2,131,668	501,210
General and administrative	790,214	496,139
Depreciation and amortization	3,706	7,403

Total Operating Expenses	2,925,588	1,004,752

Loss from Operations	(2,825,595)	(554,752)

Interest income	57,694	19,552
Other income	1,183	845

Other income (expenses)	58,877	20,397

Loss before income taxes	(2,766,718)	(534,355)

Income Taxes
Current	—	—
Deferred	—	—

Income Taxes	—	—

NET LOSS	$(2,766,718)	$(534,355)

License and royalty revenue for the six months ended June 30, 2008 decreased approximately $350,000 to approximately $100,000 from $450,000 for the same period in 2007. The decrease is primarily due to a $300,000 license revenue payment from Hi-Tech received in 2007 that was not received for the same period in 2008. The decrease was also due to a change in terms of the License Agreement with DUSA that included a $25,000 monthly minimum payment received in 2007 that was not received for same period in 2008.

R&D for the six months ended June 30, 2008 increased by approximately $1,631,000 to approximately $2,132,000 from $501,000 for the same period in 2007, as a result of increased spending on the various European regulatory filings, carcinogenicity study for the civamide cream as well as spending on the development of oral capsule and patch.
Selling, general and administrative for the six months ended June 30, 2008 increased by approximately $294,000 to approximately $790,000 from approximately $496,000 for the same period in 2007. The increase is due largely to increased legal and accounting fees incurred in preparation for the Merger with the Company.
Interest income increased by approximately $38,000 to approximately $58,000 for the six months ended June 30, 2008 for the same period in 2007 due to increased amounts of funds on deposit.

For the Year Ended December 31, 2007 compared to Year Ended December 31, 2006

	Year Ended December 31,
	2007	2006
REVENUE
Royalty revenue	$800,000	$294,453

EXPENSES
Research and development	1,939,429	1,279,672
General and administrative	1,281,612	1,154,309
Depreciation and amortization	10,087	15,563

Total operating expenses	3,231,128	2,449,544

Loss from operations	(2,431,128)	(2,155,091)

Interest income	42,733	76,439
Other income	5,338	86,548

	48,071	162,987

Loss from continuing operations before minority interest and income taxes	(2,383,057)	(1,992,104)

Minority interest in loss of subsidiary	—	(28,105)

Loss from continuing operations before income taxes	(2,383,057)	(2,020,209)

Income Taxes
Current	—	—
Deferred	—	—

	—	—

Net loss from continuing operations	(2,383,057)	(2,020,209)

Discontinued operations (Note J)
Gain on sale of Zostrix® product line, net of tax	—	675,000
Net loss from discontinued operations, net of tax	—	(27,960)

Income from discontinued operations	—	647,040

NET LOSS	$(2,383,057)	$(1,373,169)

License and royalty revenue for the year ended December 31, 2007 increased approximately $506,000 to approximately $800,000 from approximately $294,000 for the year ended December 31, 2006. The increase is due to the licensing agreements with Hi-Tech, Exopharma and OPKO which did not exist in 2006.
R&D expenses increased approximately $660,000 to approximately $1,940,000 in 2007, from approximately $1,280,000 in 2006 as a result of increased spending on the various European regulatory filings as well as a carcinogenicity study for the Civamide cream.

Selling, general and administrative expenses increased approximately $128,000 to approximately $1,282,000 in 2007, from approximately $1,154,000 in 2006 as a result of compensation expenses related to the accelerated vesting of stock options.
Interest income decreased to approximately $33,000 in 2007, from approximately $76,000 in 2006 due to a reduced amount of funds on deposit.
Winston also realized approximately $647,000 in income from discontinued operations in 2006, mainly from fulfilling the conditions for receipt of an escrow payment associated with the sale of the Zostrix® product line to Hi-Tech.
Liquidity and Capital Resources
Since Winston’s inception, it has financed its operations through the private placement of equity securities and, to a lesser extent, through licensing revenues and product sales. Through June 30, 2008, Winston has raised approximately $50 million from the private placement of Winston and Rodlen common shares.
While the focus going forward is to improve our financial performance, we expect operating losses and negative cash flow to continue for the foreseeable future. Winston anticipates that its losses may increase from current levels because it expects to incur significant additional costs and expenses related to being a public company, continuing its research and development activities, filing with regulatory agencies (e.g. FDA) as well as developing new compounds and products, advertising, marketing and promotional activities, all of which will involve employing additional personnel as our business expands. Our ability to become profitable depends on our ability to generate and sustain substantially higher revenue through new license and distribution agreements while maintaining reasonable expense levels.
The bulk of Winston’s expenditures are for operating activities. Winston’s net cash used in operating activities was $2 million for the year ended December 31, 2006, and $1.9 million for the year ended December 31, 2007. These amounts were used to fund its operating losses for the periods, adjusted for non-cash expenses and changes in operating assets and liabilities.
Winston’s capital expenditures have historically been a small fraction of its overall expenses, since it outsources manufacturing and other capital-intensive functions. The highest annual amount of capital expenditures was $56,000 in the year ended December 31, 2004, reflecting expenditures on computer equipment, phone equipment and furniture to support the field force and increased headcount associated with the Axsain® launch. Winston does not anticipate making significant capital expenditures in the near future.
Historically, Winston’s investing activities have included the acquisition or purchase of product rights, such as Psoriatec® in 2001 and Zostrix® in 2002, the divestment of product rights, such as Zostrix® in 2005, and the acquisition or redemption of holdings in other companies, such as the preferred shares in Ovation that Winston redeemed in 2005.
On November 13, 2007, Winston issued 5,815,851 shares of its Series A Preferred Stock and warrants to purchase 4,092,636 shares of its Series A Preferred Stock in a private placement for an aggregate purchase price of $5.0 million. Immediately prior to consummation of the Merger, Winston issued 4,187,413 shares of its Series B Preferred Stock in a private placement for an aggregate purchase price of $4.0 million. All of the Winston shares and warrants issued in these transactions were exchanged for shares of Series A and B Preferred Stock of the Company and warrants to purchase the Company’s Series A Preferred Stock pursuant to the Merger Agreement.

As of June 30, 2008, Winston had cash and cash equivalents of approximately $2.0 million. On September 25, Winston received $4 million in a private placement in exchange for 4,187,413 shares of its Series B Preferred Stock. Although we expect that our available funds and funds generated from our operations will be sufficient to meet our anticipated needs for 12 months, we will need and will seek to obtain additional capital to continue to operate and grow our business. Our cash requirements may vary materially from those currently anticipated due to changes in our operations, including our research and development, expansion of our personnel and the timing of our receipt of license revenues. Our ability to obtain additional financing in the future will depend in part upon the prevailing capital market conditions, as well as our business performance. There can be no assurance that we will be successful in our efforts to arrange additional financing on terms satisfactory to us or at all.
Off Balance Sheet Arrangements
Winston does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.
Winston leases its facilities and certain equipment under operating leases that expire through 2010. Future minimum operating lease payments at December 31, 2007, are as follows:

2008	$68,373
2009	13,224
2010	2,708
Rental expense for the years ended December 31, 2007 and 2006 was $123,121 and $143,197, respectively.
Winston enters into contracts in the normal course of business with clinical research organizations and clinical investigators, for third party manufacturing and formulation development. These contracts generally provide for termination with notice, and therefore, Winston’s management believes that Winston’s non-cancelable obligations under these agreements are not material.
Critical Accounting Policies and Estimates
The critical accounting policies and procedures below should be read in conjunction with Winston’s audited financial statements and the notes thereto for the year ended December 31, 2007. Below are Winston’s critical accounting policies and procedures.

Revenue Recognition — Winston records revenue from product sales when title and risk of ownership have been transferred to the customer, typically upon delivery. Royalty revenues are recognized when determinable, in accordance with the terms of the license agreement, generally upon receipt of cash payment which is not refundable. Since Winston is not able to forecast product sales or attainment of milestones by licensees, royalty payments that are based on product sales or attainment of milestones by licensees are not determinable until the licensee has completed their computation of the royalties due and/or remitted cash payment to Winston.
Income Taxes — Winston files a consolidated tax return that includes all subsidiaries. Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.
Stock-Based Compensation — In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123(R)”). SFAS 123(R) requires that the compensation cost relating to share-based payment transactions be recognized in financial statements, based on the fair value of the instruments issued. SFAS 123(R) covers a wide range of share-based compensation including stock options, restricted stock, performance-based awards, share appreciation rights and employee share purchase plans. SFAS 123(R) replaces Statement No. 123 (“SFAS 123”), “Accounting for Stock-Based Compensation,” and supersedes Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees.” As originally issued in 1995, SFAS 123 established as preferable the fair-value-based method of accounting for share-based payment transactions. However, SFAS 123 permitted entities to continue to apply the guidance in Opinion No. 25, with appropriate footnote disclosure. Prior to January 1, 2006, Winston accounted for stock-based compensation arrangements using the intrinsic value method in accordance with the provisions of APB Opinion No. 25 and in compliance with the disclosure provisions of SFAS 123. Winston adopted SFAS 123(R) as of January 1, 2006. Since Winston had previously used the minimum value method for recognition and disclosure, SFAS 123(R) has been applied prospectively for 2006. Hence, new awards of options, as well as any options modified, repurchased, or canceled after January 1, 2006 are accounted for under the provisions of SFAS 123(R), whereas awards outstanding before that date continue to be accounted for using the accounting provisions originally applied to these awards. In conjunction with the Merger, Winston’s Board of Directors voted to accelerate the vesting of all unvested stock options as of October 30, 2007. Accordingly, the compensation expense associated with the acceleration of these stock options has been accounted for under FAS 123(R) and reflected in the statement of operations for the year ended December 31, 2007.
Research and Development Costs — Research and development costs are charged to operations as incurred. Research and development costs, as presented herein, include the salaries and related expenses of personnel engaged in activities directly related to research and development activities, including administrative personnel working in the clinical and operations areas of Winston. All other salaries have been included in general and administrative expense. Research and development costs totaled $1,939,429 and $1,279,672 in 2007 and 2006, respectively, and $2,131,668 and $501,210 for the six months ended June 30, 2008 and 2007, respectively.

Recent Accounting Pronouncements
In July 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48 (“FIN 48”), Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement 109. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 prescribes a comprehensive model for recognizing, measuring, presenting and disclosing in the financial statements tax positions taken or expected to be taken on a tax return. If there are changes in net assets as a result of application of FIN 48 these will be accounted for as an adjustment to the opening balance of retained earnings. Additional disclosures about the amounts of such liabilities will be required also. In February 2008, the FASB delayed the effective date of FIN 48 for certain nonpublic enterprises to annual financial statements for fiscal years beginning after December 15, 2007. The adoption of FIN 48 did not have any material impact on the Company’s tax positions.
In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurement. SFAS No. 157 also emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and sets out a fair value hierarchy with the highest priority being quoted prices in active markets. Under SFAS No. 157, fair value measurements are disclosed by level within that hierarchy. This Statement is effective for fiscal years beginning after November 15, 2007. The adoption of SFAS 157 did not have a material impact on the Company’s fair value measurements.
In February 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS No. 159”). SFAS No. 159 permits companies to elect to follow fair value accounting for certain financial assets and liabilities in an effort to mitigate volatility in earnings without having to apply complex hedge accounting provisions. The standard also establishes presentation and disclosure requirements designed to facilitate comparison between entities that choose different measurement attributes for similar types of assets and liabilities. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The adoption of SFAS 159 did not have any impact on the Company’s results of operations and financial position.
In December 2007, the FASB issued Statement of Financial Accounting Standards No. 141(R), “Business Combinations” (FAS 141(R)). This Statement provides greater consistency in the accounting and financial reporting for business combinations. FAS 141(R) establishes new disclosure requirements and, among other things, requires the acquiring entity in a business combination to record contingent consideration payable, to expense transaction costs, and to recognize all assets acquired and liabilities assumed at acquisition-date fair value. This standard is effective for the beginning of Winston’s first fiscal year beginning after December 15, 2008. FAS 141(R) will have a significant impact on the accounting for future business combinations after the effective date and will impact financial statements both on the acquisition date and subsequent periods.

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements” (FAS 160). FAS 160 amends Accounting Research Bulletin No. 51, “Consolidated Financial Statements”, to establish accounting and reporting standards for the minority or noncontrolling interests in a subsidiary or variable interest entity and for the deconsolidation of a subsidiary or variable interest entity. Minority interests will be recharacterized as noncontrolling interests and classified as a component of equity. It also establishes a single method of accounting for changes in a parent’s ownership interest in a subsidiary and requires expanded disclosures. FAS 160 is effective for the beginning of Winston’s first fiscal year beginning after December 15, 2008, and requires retroactive adoption of the presentation and disclosure requirements for existing minority interests. Winston does not expect the adoption of this standard to have a material impact on its financial position or results of operations.
In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities — An Amendment of FASB Statement No. 133” (or SFAS 161). This statement revises the requirements for the disclosure of derivative instruments and hedging activities that include the reasons a company uses derivative instruments, how derivative instruments and related hedged items are accounted under SFAS 133 and how derivative instruments and related hedged items affect a company’s financial position, financial performance and cash flows. SFAS 161 will be effective in the fourth quarter of fiscal 2009. The Company is currently evaluating the impact of adopting SFAS 161 and does not anticipate a material effect.

RISK FACTORS
This Report includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, certain statements about our plans, strategies and prospects. Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, we cannot assure you that such plans, intentions or expectations will be achieved. Important factors that could cause our actual results to differ materially from our forward-looking statements include those set forth in this Risk Factors section. All forward-looking statements attributable to us or any persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth below.
If any of the following risks, or other risks not presently known to us or that we currently believe to not be significant, develop into actual events, then our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected.
As used in this section, the terms “we,” “our” and “us” refer to the operations of Winston historically, as combined with the Company on a going-forward basis.
Risks Related to Our Company and its Business
We may be unable to fund our working capital needs.
We have incurred significant operating losses since the initiation of operations in 1997 and, as of June 30, 2008, had an accumulated deficit of approximately $44.3 million. In the near term, we do not expect our revenues to be able to fund our expenditures on working capital and research and development. As a result, our future is dependent upon our ability to obtain financing until such point as the development of our products yields profitable operations. In the event that we fail to raise sufficient capital, we may not be able to fund our research and development programs, we may have to reduce or cease our business operations, and our stockholders may lose their investment.
We may need to raise additional capital, which may not be available on acceptable terms, if at all.
We will need to raise additional capital during the next several years, to continue and expand our research and development programs, to increase our sales and marketing activities, to acquire or license new products and technologies in our therapeutic area, to extend and protect our intellectual property assets, to make expenditures on physical and human capital needed to support our operations or for other purposes.
To raise such capital, we may utilize a variety of channels, including the public equity markets, additional private equity financings, collaborative arrangements and private debt financings or the sale of certain property rights. If additional capital is raised through the issuance of equity securities, our existing stockholders will experience dilution, and the new securities may have rights, preferences or privileges senior to those of other holders. If we raise additional capital through the issuance of debt securities, the debt securities may have rights, preferences and privileges senior to those of holders of equity securities, and the terms of that debt could impose restrictions on our operations.

We cannot be assured that additional capital will be available on acceptable terms, if at all. If adequate funds are not available, we may have to:
•	delay, reduce the scope of or eliminate one or more of our research and development programs;
•	reduce or curtail the extent of our sales, marketing and promotional activities; or
•	license or sell the rights to certain of our technologies or product candidates on terms that are less favorable than might otherwise prevail.
We may be exposed to litigation relating to claims arising out of our products and operations that could adversely affect our earnings.
From time to time, we may be exposed to litigation arising out of our products and operations. The process of resolving matters through litigation is inherently uncertain, and it is possible that the resolution of such matters will adversely affect us, our results of operations and our financial condition. As of September 20, 2008, we are not engaged in any legal proceedings that are expected individually or in the aggregate to have a material adverse effect on our financial condition.
In order to become profitable and grow our business, we must successfully develop and commercialize our new products. If we are unsuccessful in these endeavors, our ability to grow will be severely limited.
Our future revenues and profitability depend, to a significant extent, on our ability to commercialize new branded pharmaceutical products successfully. In order to be marketable, such products must receive the necessary regulatory approvals. The products we are currently developing may or may not receive the requisite regulatory approvals to permit their sale in the United States and other important markets, such as Europe, Japan and Canada. The process of discovering, developing, and commercializing new pharmaceuticals is costly, time-consuming, and unpredictable. As a result, there is no assurance that any of our products will be successful in reaching the market or in achieving significant market penetration, even if commercialized.
As we evolve from a company primarily involved in development to a company also involved in commercialization, we may encounter difficulties in managing our growth and expanding our operations successfully.
As we advance our product candidates through clinical trials, we will need to expand our development, regulatory, manufacturing, marketing and sales capabilities or contract with third parties to provide these capabilities for us. As our operations expand, we expect that we will need to manage additional relationships with such third parties, as well as additional collaborators and suppliers. Maintaining these relationships and managing our future growth will impose significant added responsibilities on members of our management. We must be able to: manage our development efforts effectively; manage our clinical trials effectively; hire, train and integrate additional management, development, administrative and sales and marketing personnel; improve our managerial, development, operational and finance systems; and expand our facilities, all of which may impose a strain on our administrative and operational infrastructure.

Furthermore, we may acquire additional businesses, products and/or product candidates that complement or augment our existing business. Integrating any newly acquired business or product could be expensive and time-consuming. We may not be able to integrate any acquired business or product successfully or operate any acquired business profitably. Our future financial performance will depend, in part, on our ability to manage any future growth effectively and our ability to integrate any acquired businesses. We may not be able to accomplish these tasks, and our failure to accomplish any of them could prevent us from successfully growing our company.
We have a relatively small number of compounds under development, so the failure of any compound in clinical trials could significantly impact our future potential for growth.
At present, our principal development programs involve two active pharmaceutical ingredients in a variety of different formulations. If any of these compounds is determined to be unsafe or ineffective in pain control or in other medical applications, our future sales, profitability, and cash flows could be materially adversely affected.
If we are unable to demonstrate the safety and efficacy of our products through clinical trials, we may be unable to commercialize our products.
Prior to obtaining regulatory approvals for the sale of a new prescription product, we must demonstrate through preclinical studies and clinical trials that the product is safe and effective for its intended use. The outcome of clinical trials is uncertain, and even promising results from early-phase clinical studies may not accurately predict results in later, large-scale trials. Failure to demonstrate safety and efficacy of our products would prevent us from obtaining regulatory approvals that may be needed prior to commercialization.
Many factors can adversely affect the outcome of clinical trials. For instance, the rate of patient enrollment sometimes delays completion of clinical studies. There is considerable competition to enlist patients for clinical trials of products, and such competition may slow clinical development of products, increase development costs and delay regulatory approvals.
Also, we rely on third-party independent investigators and other parties to help conduct our clinical trials. To the extent that third-party expert clinical investigators, contractors or clinical research organizations do not meet prescribed deadlines or follow the appropriate regulatory guidelines, we may not be able to obtain required approvals and commercialize our drug candidates on a timely basis, if at all.
The pharmaceutical industry is heavily regulated, which creates uncertainty about our ability to bring new products to market.
Governmental authorities, principally the FDA in the United States, impose substantial requirements on the testing, manufacture, labeling, sale, distribution, marketing, advertising and promotion of pharmaceutical products.
The process of achieving FDA approval on an NDA is time-consuming, costly and complex. The drug development and NDA approval process typically takes many years and usually costs tens of millions of dollars, though the requisite time and expenses vary substantially depending on the nature of the pharmaceutical product involved and its intended use. The FDA may also act to change existing regulations or adopt new regulations that could delay the approval of our new products, impose additional costs on our development programs, or negatively impact the marketing of any products being marketed by us.

Even if the FDA approves the NDA for a particular drug, it may not include all the uses for which we seek to market the product. The FDA actively enforces regulations prohibiting marketing of products for non-indicated uses and may impose significant penalties for inappropriate marketing.
We cannot be assured that the FDA or other regulatory agencies will approve any of our products on a timely basis, if at all, or that, if granted, regulatory approval will not entail restricting the indicated uses for which we may market our products, which could limit the potential market for the products. Any failure to obtain regulatory approval or delays in obtaining such approval could adversely impact our ability to market our products and, thereby, to generate revenue, income, and cash flow.
The FDA regulates the manufacturing facilities and procedures of all pharmaceutical products made in the United States or for sale in the United States. Such facilities must be registered with the FDA and all products made in such facilities must be manufactured in accordance with “current good manufacturing practices” (cGMPs) as stipulated by the FDA. Compliance with cGMP regulations is costly, and even though we use third-party manufacturers, we are responsible for ensuring that our products meet the requirements of cGMPs. The FDA periodically inspects third-party manufacturing facilities to ensure compliance with cGMPs, and it may impose substantial penalties, including recall or withdrawal of product approvals, if regulatory standards are not met. Our business could be materially adversely impacted if the FDA determined that the approved manufacturing facility for a particular drug was not in compliance with cGMPs.
Failure to obtain regulatory approval in foreign jurisdictions will prevent us from marketing our products abroad.
We intend to market our products in international markets. In order to market our products in the European Community and many other foreign jurisdictions, we must obtain separate regulatory approvals. The approval procedures vary among countries and can involve additional testing, and the time required to obtain approval may differ from that required to obtain FDA approval. The foreign regulatory approval process may include all of the risks associated with obtaining FDA approval, in addition to other risks. We may not obtain foreign regulatory approvals on a timely basis, if at all. Importantly, approval by the FDA does not ensure approval by regulatory authorities in other countries, and approval by one foreign regulatory authority does not ensure approval by regulatory authorities in other foreign countries or by the FDA. We may not be able to file for regulatory approvals and may not receive necessary approvals to commercialize our products in any market. Failure to obtain such regulatory approval would have a material adverse effect on our business, financial condition and results of operations.

Our current and future clinical trials may not begin on time or at all, and may not be completed on schedule or at all.
In order to test our proposed products, we will need to work closely with the FDA to outline necessary protocol design, as well as the appropriate regulatory pathways for the approval of these products. The timing and approval of our protocol designs may be delayed as the FDA may be slow in evaluating our protocols or may impose additional requirements.
Moreover, clinical trials may require the enrollment of large numbers of patients, and suitable patients may be difficult to identify and recruit. Patient enrollment in clinical trials and completion of patient follow-up in clinical trials depends on many factors, including the size of the patient population, the nature of the trial protocol, the proximity of patients to clinical sites and eligibility criteria for the study of patient compliance. For example, patients may be discouraged from enrolling in our clinical trials if the trial protocol requires them to undergo extensive procedures to assess the effectiveness or accuracy of our proposed products, or they may be persuaded to participate in contemporaneous trials of competitive products. Delays in patient enrollment or failure of patients to continue to participate in a study may cause an increase in costs and delays or result in the failure of the trial. In addition, the results of previous clinical trials may not be predictive of future results.
Independent clinical investigators and contract research organizations that we engage to conduct our clinical trials may not be diligent, careful or timely. In the past, we have encountered such delays.
We will depend on independent clinical investigators to conduct our clinical trials. Contract research organizations may also assist us in the collection and analysis of data. These investigators and contract research organizations will not be our employees and we will not be able to control, other than by contract, the amount of resources, including time, that they devote to products that we develop. If independent investigators fail to devote sufficient resources to the development of product candidates, or if their performance is substandard, it will delay the approval and commercialization of any products that we develop. In the past, we have experienced such delays. Further, the FDA requires that we comply with standards, commonly referred to as good clinical practice, for conducting, recording and reporting clinical trials to assure that data and reported results are credible and accurate and that the rights, integrity and confidentiality of trial subjects are protected. If our independent clinical investigators and contract research organizations fail to comply with good clinical practice, the results of our clinical trials could be called into question and the clinical development of our product candidates could be delayed. Failure of clinical investigators or contract research organizations to meet their obligations to us or comply with good clinical practice procedures could adversely affect the clinical development of our product candidates and harm our business.

There is no guarantee that, if approved, our products will gain market acceptance, and this may negatively impact our revenues, profitability, and cash flows.
Even after obtaining the necessary regulatory approvals, our products may or may not be favorably received in the marketplace. A number of factors may limit the market acceptance of our products, including but not limited to:
•	the timing of regulatory approvals relative to those of competitive products;
•	any restrictions on the use or marketing of our products;
•	access to third-party reimbursement for our products;
•	the availability of alternative products; and
•	the performance of our sales and marketing initiatives or those by third-party distributors or agents.
Due to the competitive nature of the pharmaceutical business, there is no guarantee that approved products will necessarily earn returns commensurate with their development costs.
We face intense competition.
The pharmaceutical industry is intensely competitive, and our competitors include large, fully integrated pharmaceutical companies, specialty pharmaceutical companies, biotechnology enterprises, universities and public and private research institutions. Most of these entities have substantially greater financial resources than us, so they may be able to make larger investments in research and development, undertake more extensive marketing campaigns and achieve more substantial economies of scale in activities, such as manufacturing and sales promotion.
Competitors may succeed in developing and commercializing products earlier than us. Competitors may develop products or technologies that are superior to those that we are developing, and render our product candidates or technologies obsolete or uneconomical. Competitors may develop generic alternatives to our products, and even if such generics are not identical or therapeutically equivalent to our products, they may capture significant market share at our expense. Under any of these scenarios, our business, operating results and financial condition might suffer in a material and adverse way.
We are dependent on outside contractors for the manufacture of our products.
All of our products are currently manufactured by third-party contractors pursuant to contractual arrangements. We rely on our third-party manufacturers to maintain compliance with FDA regulations and those of other government authorities. If these manufacturing facilities are found to be in significant non-compliance, they could be forced to curtail operations, which could cause supply disruptions that negatively impact our business.
Our reliance on third-party manufacturers also limits our ability to control the manufacturing process and related costs. The production of our products must also occur in a highly controlled, clean environment to minimize particles and other yield- and quality-limiting contaminants. In spite of stringent quality controls, weaknesses in process control or minute impurities in materials may cause a substantial percentage of defective products in a lot. If we are not able to maintain stringent quality controls, or if contamination problems arise, our clinical development and commercialization efforts could be delayed, which would harm our business and our results of operations. Margins and profitability may be adversely impacted by increases in the prices we pay to our contract manufacturers or by manufacturing problems that cause interruptions in the supply of our products or necessitate recalls of marketed products.

If we cannot obtain sufficient raw materials or finished products from key suppliers that in some cases may be the only source of such materials or products, we may face supply disruptions and additional manufacturing expenses that could adversely affect our business.
The FDA requires pharmaceutical manufacturers to identify in their NDAs the suppliers of all the raw materials, especially the active pharmaceutical ingredient, as well as the suppliers of the finished drug product. To the extent practicable, we will attempt to identify in each NDA multiple suppliers for the active ingredient and finished drug product. However, many products and raw materials are available only from a single source and, even where multiple sources exist, we may be reliant on a single manufacturer for raw materials and/or finished products.
To the extent raw materials for a particular product become unavailable from an approved supplier, any difficulties experienced by our suppliers cannot be resolved, extensions of our key supply agreements cannot be negotiated within a reasonable time or on commercially reasonable terms, or an existing supplier should lose its regulatory status as an approved source, we would attempt to locate a qualified alternative. However, typically when a manufacturing source needs to be replaced, long lead times are necessary to find another viable manufacturer and transfer the required know-how. In such an event, we would be required to qualify a new supplier with the FDA. Hence, replacement of any manufacturing source may be time-consuming and expensive, and may result in an adverse impact on our business.
We currently have limited marketing staff and no sales or distribution organization. If we are unable to develop our sales and marketing and distribution capability on our own or through collaborations with marketing partners, we will not be successful in commercializing our product candidates.
We currently have limited marketing and no sales or distribution capabilities. If our product candidates are approved, we intend to establish our sales and marketing organization with technical expertise and supporting distribution capabilities to commercialize our product candidates, which will be expensive and time consuming. Any failure or delay in the development of our internal sales, marketing and distribution capabilities would adversely impact the commercialization of these products. With respect to our existing and future product candidates, we may choose to collaborate with third parties that have direct sales forces and established distribution systems, either to augment our own sales force and distribution systems or in lieu of our own sales force and distribution systems. To the extent that we enter into co-promotion or other licensing arrangements, our product revenue is likely to be lower than if we directly marketed or sold our products. In addition, any revenue we receive will depend in whole or in part upon the efforts of such third parties, which may not be successful. If we are unable to enter into such arrangements on acceptable terms or at all, we may not be able to successfully commercialize our existing and future product candidates. If we are not successful in commercializing our existing and future product candidates, either on our own or through collaborations with one or more third parties, our future product revenue will suffer and we may incur significant additional losses.

We face uncertainty surrounding pharmaceutical pricing and health care reform.
Government, private insurers and other third-party payers are increasingly attempting to contain or reduce the costs of health care, including the costs and reimbursement rates for pharmaceuticals, through various means. If government, insurance companies and other significant third-party payers do not provide adequate coverage and reimbursement for users of our products, acceptance of our products in the market could be adversely affected. To the extent that health care reform legislation or developments in the private health care system act to depress pharmaceutical prices and reduce demand, our business, results of operations, and financial condition could suffer.
We must protect our proprietary technologies and intellectual property rights, and we cannot be certain of their confidentiality and protection.
In the pharmaceutical industry, it is crucial to obtain patent and trade secret protection for new technologies, products and processes. Our success will depend, in part, on our ability to obtain and enforce our exclusive rights to our product candidates, technologies and processes under the patent laws of the United States and those of other countries. In addition, we must operate in a way that does not infringe or violate the patent, trade secret and other intellectual property rights of other parties.
We currently have a number of U.S. and foreign patents issued and pending. We cannot be sure that we will receive patents for any of our pending patent applications or any patent applications we may file in the future. If our current and future patent applications are not approved or, if approved, are not upheld in a court of law if challenged, it may reduce our ability to competitively exploit our products. Our policy is to seek patent protection and enforce the intellectual property rights that we own and license. Litigation to establish the validity of patents, to assert patent infringement claims against others or to defend against patent infringement claims of others is expensive and time-consuming, even if the outcome is favorable to us. Also, such patents may or may not provide competitive advantages for their respective products or they may be challenged or circumvented by our competitors, in which case our ability to commercially market these products could be diminished.
We also rely upon trade secrets, know-how and other confidential information in the operation of our business. Although we attempt to protect our proprietary technologies and knowledge by means of confidentiality agreements with our employees, consultants, contractors, prospective licensees and business partners, there is no certainty that these agreements will not be breached or that we would have adequate remedies for any breach.

Third parties may claim that we infringe on their proprietary rights and may prevent us from manufacturing and selling some of our products.
The manufacture, use and sale of new products that are the subject of conflicting patent rights have been the subject of substantial litigation in the pharmaceutical industry. These lawsuits relate to the validity and infringement of patent or proprietary rights of third parties. We may have to defend against claims that we violated patents or proprietary rights of third parties. This is especially true in the case of brand new products where a competitor has obtained patents for similar products. Litigation may be costly and time-consuming, and could divert the attention of our management and technical personnel. In addition, if we infringe on the rights of others, we could lose our rights to develop or manufacture products or could be required to pay monetary damages or royalties to license proprietary rights from third parties. Although the parties to patent and intellectual property disputes in the pharmaceutical industry have often settled their disputes through licensing or similar arrangements, the costs associated with these arrangements may be substantial and could include ongoing royalties. Furthermore, we cannot be certain that the necessary license would be available to us on commercially reasonable terms, if at all. As a result, an adverse determination in a judicial or administrative proceeding or the failure to obtain necessary licenses could prevent us from manufacturing and selling a number of our products, which could harm business, financial condition, results of operations and cash flows.
We may face product liability claims or product recalls.
Our business exposes us to potential liability risks that arise from the testing, manufacturing and sale of our products. Although we currently maintain product liability insurance, there is no guarantee that such insurance is sufficient in amount or scope against potential liability claims. Product liability claims may also generate adverse publicity that negatively impacts our business. In addition, product liability insurance is becoming increasingly expensive, so we may not be able to obtain or maintain product liability insurance on acceptable terms or with adequate coverage, and this could inhibit our ability to market potential products.
Additionally, if products marketed by us do not meet approved specifications or are deemed by the relevant regulatory agencies not to be marketable for some reason, we may need to recall such products, which would result in adverse publicity, recall costs and revenue impairment.
We may not be able to consummate collaborative sales or licensing agreements with other parties, and there is no assurance, that if consummated, any such agreements will be successful.
As part of our strategy, we intend to pursue collaborative agreements with larger pharmaceutical companies. For certain products in development, where the target physician market is large and diffuse, an extensive sales force would be needed to achieve significant market penetration. In such cases, it would be desirable for us to have a large marketing partner. For other geographic territories, we plan on out-licensing the marketing rights to our products to other companies that have existing sales and marketing operations within those territories.
Our management has devoted, and will continue to devote, significant efforts to pursuing collaborative agreements with other companies, but there is no assurance that we will be able to execute any such agreements. In addition, even if we are able to enter into collaborative arrangements with other companies, there is no guarantee that such arrangements will be successful.
We face risks from expanding operations and management of growth.
To execute our strategic plan successfully over the next few years, we must achieve rapid growth, which will place significant strain on our financial, managerial and operational resources. To manage this growth effectively, we must continue to improve and expand our operational capabilities, infrastructure and human resources, while preserving our financial wherewithal. Failure to manage growth effectively could negatively impact our business, results of operations and financial condition.

If we are unable to retain our key personnel, or to attract and retain qualified personnel, our business could be harmed.
Our success is highly dependent on the talents and contributions of our senior management and scientific team. The loss of the services of key personnel or the failure to recruit and retain additional personnel with the requisite qualifications could have a material adverse effect on our business. In addition, we face substantial competition for qualified personnel from other pharmaceutical companies and we may be unable to attract and recruit the personnel necessary for the future development of our business. Other than Dr. Bernstein, we do not have any employment agreements with our key personnel and cannot give any assurances that we will be able to attract and retain key personnel. We do not carry key-man life insurance on any of our officers.
Our future operating and financial results could differ significantly from the financial projections.
Any financial projections included herein are based on assumptions made by us without the benefit of significant operating history under our current business model and prior to the introduction to any of our newly developed products. Such projections are included solely to give prospective investors information concerning our estimates of future operating results based on these assumptions. Although we believe that such assumptions are reasonable as of the date hereof, there can be no assurance that such assumptions will prove to be correct or that projected results will be achieved. Actual results will vary from the projected results, and such variations may be material and adverse. We reserve the right to conduct business in a manner different from that set forth in the assumptions as changing circumstances require. The financial projections have not been prepared or compiled by any accounting firm.
Risks Related to Our Common Stock
There is not now, and there may not ever be, an active market for our shares of common stock.
Although our common stock may be quoted on the OTC Bulletin Board, trading may be extremely sporadic. For example, several days may pass before any shares may be traded. There can be no assurance that following the Merger, a more active market for our common stock will develop. If a public market for our common stock does not develop, shareholders may not be able to re-sell the shares of our common stock that they own and may lose all of their investment.
In addition, approximately 68% of the outstanding shares of our common stock (including outstanding shares of our preferred stock on an as converted basis) are subject to lockup agreements which limit sales for a two-year period. These factors may result in lower prices for our common stock than might otherwise be obtained and could also result in a larger spread between the bid and ask prices for our common stock. In addition, without a large float, our common stock is less liquid than the stock of companies with broader public ownership and, as a result, the trading prices of our common stock may be more volatile. In the absence of an active public trading market, an investor may be unable to liquidate his investment in our common stock. Trading of a relatively small volume of our common stock may have a greater impact on the trading price of our stock than would be the case if our public float were larger. We cannot predict the prices at which our common stock will trade in the future.

As we have become public by means of a reverse merger, we may not be able to attract the attention of major brokerage firms.
There may be risks associated with Winston’s becoming public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of us. No assurance can be given that brokerage firms will, in the future, assign analysts to cover us or want to conduct any secondary offerings on our behalf.
Sales of a substantial number of shares of our common stock may cause the price of our common stock to decline.
Should a market develop and our stockholders sell substantial amounts of our common stock in the public market, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall. These sales also may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.
There may be issuances of shares of preferred stock in the future.
Our Board of Directors could authorize the issuance of a series of preferred stock that would grant holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends would be declared to common stockholders, and the right to the redemption of such shares, possibly together with a premium, prior to the redemption of the common stock. To the extent that we do issue preferred stock, the rights of holders of preferred stock and common stock could be impaired thereby, including without limitation, with respect to liquidation.
Additional stock offerings may dilute current stockholders.
Given our plans and our expectation that we may need additional capital and personnel, we may need to issue additional shares of capital stock or securities convertible or exercisable for shares of capital stock, including preferred stock, options or warrants. The issuance of additional capital stock may dilute the ownership of our current stockholders.
Our common stock may be considered a “penny stock.”
The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. Following the Merger, the market price of our common stock may be less than $5.00 per share and therefore may be a “penny stock.” Brokers and dealers effecting transactions in “penny stock” must disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect our shareholders’ ability to sell shares.

We have never declared or paid dividends on our capital stock and we do not anticipate paying any cash dividends in the foreseeable future.
We have never declared or paid dividends on our common stock and we do not anticipate paying any cash dividends in the foreseeable future. We currently intend to retain future earnings, if any, to fund the development and growth of our business. Except for the rights of holders of shares of preferred stock that are authorized and issued to receive dividends, any future determination to pay dividends will be at the discretion of our Board of Directors and will be dependent upon our financial condition, operating results, capital requirements, applicable contractual restrictions and other such factors as our Board of Directors may deem relevant.
MANAGEMENT
Prior to the Merger, the Company did not have any paid employees. As of September 25, 2008, Winston employed thirteen full-time individuals, two of whom hold M.D. degrees and two of whom hold an advanced degree. Most of Winston’s management and professional employees have substantial prior experience with other pharmaceutical, biotechnology or medical products and service companies. Winston expects to increase its employee census over the next two years, principally due to an expansion in its ongoing research programs. None of Winston’s employees is a member of a labor union. Winston believes that it maintains good relations with its employees.
The table and text below provide certain descriptive information about our senior management and directors following the Merger.

Name	Age	Position
Joel E. Bernstein, M.D.	65	President and Chief Executive Officer; Director
Scott B. Phillips, M.D.	48	Senior Vice President, Scientific Affairs; Director
David Starr	38	Vice President, Chief Financial Officer
Curtis Lockshin, Ph.D.	48	Director
Robert A. Yolles	68	Director
Glenn L. Halpryn	48	Director
Neal S. Penneys, M.D., Ph.D.	66	Director
Subbarao Uppaluri, Ph.D.	59	Director
Executive Officers
Joel E. Bernstein, M.D. is Winston’s founder and has served as Winston’s Chief Executive Officer, and as a director since 2002. Following the Merger, Dr. Bernstein will also serve as the Company’s President and Chief Executive Officer. Before founding Winston, Dr. Bernstein was the founder, Chairman, and Chief Executive Officer of GenDerm Corporation, a pharmaceutical company that was acquired by Medicis Pharmaceutical Corporation in 1997. Previously, Dr. Bernstein was head of dermatopharmacology at Northwestern University Medical School and the University of Chicago Pritzker School of Medicine. Dr. Bernstein has also held senior scientific positions at Abbott Laboratories and Schering-Plough Corporation. He has authored more than 125 scientific publications and holds over 150 patents. Dr. Bernstein received a B.A. from Carleton College and an M.D. from the University of Chicago Pritzker School of Medicine, where he received the Roche Award for ranking first in his class. He completed specialty training programs in both dermatology and clinical pharmacology at the University of Chicago. Dr. Bernstein is a past president of the University of Chicago Medical and Biological Alumni Association. In 1988, he was chosen as the Illinois high-tech entrepreneur of the year by KPMG and the State of Illinois. Dr. Bernstein was also the founder and non-executive chairman of Sirius Laboratories, Inc., a dermatologic products company acquired in 2006 by DUSA Pharmaceuticals.

Scott B. Phillips, M.D. is Winston’s Senior Vice President, Scientific Affairs since April 1999. Previously Director of Drug Discovery at GenDerm Corporation, Dr. Phillips has 15 years of experience in the pharmaceutical industry. In addition, he has been Chief of the Clinical Investigations Unit at Harvard Medical School and Clinical Assistant Professor of Dermatology and Medicine at the University of Chicago Pritzker School of Medicine. He received a B.A. in biology from Cornell University and an M.D. from Harvard University.
David Starr is Winston’s Vice President and Chief Financial Officer since November 2007. From August 2005 to October 2007, Mr. Starr was a Chief Financial Officer of DayOne Health, which set up and managed bariatric surgery programs for ambulatory surgery centers. From October 2003 to August 2005, Mr. Starr was a Chief Financial Officer and Director of Operations Research of MSO Medical, a national obesity disease management company serving hospitals with a proprietary version of the gastric bypass surgery. From March 1998 to September 2003, Mr. Starr served in senior management positions at several technology companies. From September 1991 to March 1998, Mr. Starr was an audit manager with Arthur Andersen’s Enterprise Group. Mr. Starr has an MBA from Northwestern’s Kellogg Graduate School of Business and a BS in Accounting from Indiana University, Bloomington.
Outside Directors
Curtis Lockshin, Ph.D. Since 2003, Dr. Lockshin has been an independent pharmaceutical and life sciences consultant, focused on small companies that seek to leverage their technology assets inside healthcare, biotechnology and security sectors. At Sepracor Inc. from 1998 to 2002, as a Scientist, Associate Director, and Director of Discovery Biology & Informatics, Dr. Lockshin was instrumental in establishing the New Leads program, which delivered novel chemical entities into the preclinical pipeline. In 2002-2003, while Director of Discovery Biology at Beyond Genomics, Inc., Dr. Lockshin co-developed strategies for utilizing proprietary technology platforms in clinical trial optimization and prediction of off-target drug activities. Since 2004, Dr. Lockshin has served on the Board of Directors of the Ruth K. Broad Biomedical Research Foundation, a Duke University support corporation, which supports basic research related to Alzheimer’s disease and neurodegeneration via intramural, extramural, and international grants. Dr. Lockshin has been a director of clickNsettle.com, Inc. since September 2007. Dr. Lockshin is a co-inventor on several U.S. patents and applications covering pharmaceuticals, biomaterials, and optics for remote biochemical sensing. He holds a Bachelor’s degree in Life Sciences and a Ph.D. in Biological Chemistry, both from the Massachusetts Institute of Technology.
Robert A. Yolles, J.D., is Winston’s Chairman of the Board and a retired partner of the international law firm Jones Day. While a partner, he served as the chair of the Firm’s domestic and international finance practices and, previously, co-chair of the Firm’s corporate practice. He received a B.A. and J.D. from Northwestern University.

Glenn L. Halpryn. Mr. Halpryn was Chairman of the Board and Chief Executive Officer of clickNsettle.com, Inc., a public company, from September 2007 until September 2008 when clickNsettle.com, Inc. merged with Cardo Medical, LLC. Mr. Halpryn has been Chairman of the Board and Chief Executive Officer of Quikbyte Software, Inc. since July 2008. Mr. Halpryn is also Chief Executive Officer and a director of Transworld Investment Corporation (“TIC”), serving in such capacity since June 2001. Since 2000, Mr. Halpryn has been an investor and the managing member of investor groups that were joint venture partners in 26 land acquisition and development projects with one of the largest home builders in the country. From 1984 to June 2001, Mr. Halpryn served as Vice President/Treasurer of TIC. From 1999, Mr. Halpryn also served as Vice President of Ivenco, Inc. (“Ivenco”) until Ivenco’s merger into TIC in June 2001. In addition, since 1984, Mr. Halpryn has been engaged in real estate investment and development activities. From April 1988 through June 1998, Mr. Halpryn was Vice Chairman of Central Bank, a Florida state-chartered bank. Since June 1987, Mr. Halpryn has been the President of and beneficial holder of stock of United Security Corporation (“United Security”), a broker-dealer registered with the NASD. From June 1992 through May 1994, Mr. Halpryn served as the Vice President, Secretary-Treasurer of Frost Hanna Halpryn Capital Group, Inc., a “blank check” company whose business combination was effected in May 1994 with Sterling Healthcare Group, Inc. From June 1995 through October 1996, Mr. Halpryn served as a member of the Board of Directors of Sterling Healthcare Group, Inc. Since October 2002, Mr. Halpryn has been a director of Ivax Diagnostics, Inc., a publicly held corporation, and is a member of its audit committee and chairman of its compensation committee.
Neal S. Penneys, M.D., Ph.D., is currently a dermatopathologist with AmeriPath, American Laboratories, Fort Lauderdale, Florida. Prior to joining AmeriPath, from 1999-2001 Dr. Penneys served as Associate Dean, Chief Operating Officer, Saint Louis University Health Sciences Center, and from 1995-1999 as Chairperson, Department of Dermatology, Saint Louis University School of Medicine. Dr. Penneys has served on many Boards, including those of the Association of Professors of Dermatology, the American Society of Dermatopathology, GenDerm Corporation and Sirius Laboratories, Inc. He was a senior consultant to the FDA from 1989-2006, and from 1985-2004 served on several FDA Advisory Panels including those for Dermatologic Drugs and for Orphan Drugs. Dr. Penneys received a B.A. from Franklin and Marshall College, a M.D. from the University of Pennsylvania, a Ph.D. from the University of Miami, and an M.B.A. from St. Louis University.
Subbarao Uppaluri, Ph.D., CFA. Dr. Uppaluri has served as the Chief Financial Officer of Opko Health, Inc. (formerly known as eXegenics Inc.) since the consummation of its acquisitions of Acuity Pharmaceuticals Inc. and Froptix Corporation on March 27, 2007. He is also a member of The Frost Group. Dr. Uppaluri served as the Vice President, Strategic Planning and Treasurer of IVAX from February 1997 until December 2006. Before joining IVAX, from 1987 to August 1996, Dr. Uppaluri was Senior Vice President, Senior Financial Officer and Chief Investment Officer with Intercontinental Bank, a publicly traded commercial bank in Florida. In addition, he served in various positions, including Senior Vice President, Chief Investment Officer and Controller, at Peninsula Federal Savings & Loan Association, a publicly traded Florida savings & loan, from October 1983 to 1987. His prior employment, during 1974 to 1983, included engineering, marketing and research positions with multinational companies and research institutes in India and the United States. In addition to serving as a director of Opko, Dr. Uppaluri currently serves on the Board of Directors of Ideation Acquisition Corp. (AMEX: IDI), a special purpose acquisition company formed for the purpose of acquiring a business in the digital media sector, and Longfoot Communications Corp. (OTCBB: LGFC), a public shell company that recently completed a merger with Kidville Holdings, LLC, an operator of upscale learning and play facilities for children. Dr. Uppaluri holds a B.S. and M.S. in Engineering from Andhra University in India and an M.B.A. and Ph.D. in Finance from Indiana University.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth information concerning the compensation paid by Winston and the Company, respectively, during the fiscal years ended December 31, 2007 and 2006 to the chief executive officers and other executive officers whose salary and bonus for the year exceeded $100,000 and who served as an executive officer of each of the respective companies as of, or during the fiscal year ended, December 31, 2007 (each, a “Named Executive Officer”).

			Option	All Other	Total
		Salary	Awards	Compensation	Compensation
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)
Joel E. Bernstein, M.D.	2007	235,000	38,158	17,986	291,139
President and Chief	2006	232,083	0	16,629	248,712
Executive Officer of Winston; Director of Winston
Scott B. Phillips, M.D.	2007	210,000	73,695	16,728	300,423
Senior Vice President,	2006	207,500	0	15,763	223,263
Scientific Affairs of Winston
Jeffrey R. Bernstein,Ph.D. (3)	2007	116,250	0	7,448	123,698
Senior Vice President and	2006	152,916	0	10,515	163,431
Chief Operating Officer of Winston
Glenn L. Halpryn(4)	0	0	0		0
Director of the Company;	0	0	0		0
Former Chief Executive Officer of the Company

(1)
Represents the expense to Winston pursuant to FAS 123R for the respective year for restricted stock options granted as long term incentive pursuant to 2007 Option Plan. No options were granted to the above officers for fiscal years 2007 and 2006.

(2)
Drs. Joel and Jeffrey Bernstein and Dr. Phillips received additional compensation in 2007 and 2006, comprised of the following components: 401(k) matching contributions in 2007 in amounts of $7,050, $3,100 and $6,300, respectively, and in 2006 of $6,600, $4,588 and $6,225, respectively; and insurance premium payments in 2007 in amounts of $10,936, $4,348 and $10,428, respectively, and in 2006 of $10,029, $5,928 and $9,538, respectively.

(3)	On September 30, 2007, Jeffrey Bernstein resigned as Senior Vice President and Chief Operating Officer of Winston, and entered into a consulting agreement with Winston.

(4)
Mr. Halpryn served as Chief Executive Officer and Director of the Company until the date of the Merger, when he resigned from his executive role, but remains on the Board. Mr. Halpryn received no compensation in 2006 or 2007 in connection with his service as an officer.

Outstanding Equity Awards at Fiscal Year-End
The following table provides information regarding exercisable and unexercisable option and stock awards held by the Named Executive Officers as of December 31, 2007.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Number of Securities
	Underlying	Option	Option
	Unexercised Options	Exercise	Expiration
Name	(#) Exercisable(1) (2)	Price ($)(2)	Date
Joel E. Bernstein, M.D.	1,853,356	0.05	1/12/2009
	5,295,303	0.05	4/6/2010
Scott B. Phillips, M.D.	1,270,873	0.04	5/3/2009
	3,177,182	0.04	10/18/2009
	1,641,544	0.04	12/10/2012
	1,853,356	0.04	1/12/2014
	5,295,303	0.04	4/6/2015
Jeffrey R. Bernstein, Ph.D.	794,295	0.04	2/1/2009
	397,148	0.04	2/1/2010
	132,383	0.04	2/1/2011
	264,765	0.04	2/1/2011

(1)	In conjunction with the Merger, Winston’s Board of Directors voted to accelerate the vesting of all unvested stock options as of October 30, 2007.

(2)
The number of options exercisable and the exercise prices set forth in the table have been adjusted to reflect the conversion in connection with the Merger. Each option to purchase a share of Winston’s common stock was converted into an option to purchase approximately 17.65 shares of common stock of the Company. The exercise price of each option to purchase shares of the Company’s common stock was determined by dividing the pre-conversion, option exercise price by approximately 17.65 and rounding up to the nearest whole cent.

Employment and Consulting Agreements; Termination, Severance and Change-in-Control Matters
The Company and Winston have entered into (or will enter into in connection with the Merger) certain employment, severance and/or consulting agreements with certain of our Named Executive Officers (after the Merger) and former Named Executive Officers. Such agreements are summarized below. Such summaries are intended solely as a synopsis of the material terms of such agreements and are qualified in their entirety by the terms and provisions of such agreements.
Joel E. Bernstein, M.D. Employment Agreement
In connection with the Merger, we have entered into an employment agreement with Dr. Joel Bernstein, effective on the date of the Merger. The agreement provides that Dr. Bernstein will serve as President and Chief Executive Officer, or Vice Chairman in the event that the Board hires a new Chief Executive, for a term of two years. His base salary under the agreement is $260,000 for the first year of the agreement and $280,000 for the second. Dr. Bernstein will be eligible to receive bonuses in such amounts and in such form as may be determined by the Board if awarded by the Board, as well as medical insurance, life insurance, 401(k) participation and six weeks of vacation annually.

Under the agreement, Dr. Bernstein is allowed to pursue other employment during the period he is employed by us, provided he devotes at least 60% of his working time to us. He has also assigned to Winston all patents relating to pharmaceutical products that he invents following the date of the agreement, except those related to dermatological and ophthalmic products.
The agreement provides that we may terminate Dr. Bernstein for any reason; however, if such termination is not due to Cause, death or Disability, we will be required to pay the following:
•	the base salary in effect on the date of termination for the twelve months following termination;
•	life insurance benefits, to the same extent as provided to similarly situated employees, for the twelve months following termination;
•	medical insurance continuation coverage under COBRA up to twelve months following termination; and
•	all benefits not fully vested will vest on the date of termination.
Dr. Bernstein will not be entitled to any such compensation or benefits if he breaches any of the covenants in the agreement relating to the protection of confidential information, non-disclosure, non-competition and non-solicitation. He will also not be entitled to any compensation or other benefits under the Agreement if his employment is terminated for Cause.
As used in Dr. Bernstein’s employment agreement, the following terms have the following definitions:
“Cause” means the following: (i) the conviction of Dr. Bernstein of, or the entry of a plea of guilty or nolo contendere by Dr. Bernstein to, any misdemeanor involving moral turpitude or any felony; (ii) fraud, misappropriation or embezzlement by Dr. Bernstein with respect to the Company or any subsidiary or affiliate thereof, including without limitation Winston; (iii) Dr. Bernstein’s willful failure, gross negligence or gross misconduct in the performance of his assigned duties for the Company or any subsidiary or affiliate thereof, including without limitation Winston; (iv) Dr. Bernstein’s material breach of a fiduciary duty to the Company or any subsidiary or affiliate thereof, including without limitation Winston; (v) any wrongful act or omission of Dr. Bernstein not at the express direction of the Board of Directors of the Company or any subsidiary or affiliate thereof, including without limitation Winston, that reflects materially and adversely on the integrity and reputation for honesty and fair dealing of the Company or any subsidiary or affiliate thereof, including without limitation Winston, or has a material detrimental effect on the Company’s financial condition, position or business, or the financial condition, position or business of any subsidiary or affiliate thereof, including without limitation Winston; or (vi) the breach by Dr. Bernstein of any material term of his employment agreement (provided that in the case of clauses (iii),(iv),(v) and (vi) (but excluding breaches of Section 6 or 7 (i.e., confidentiality, non-solicitation and non-competition provisions), the Company shall have provided Dr. Bernstein with written notice of the acts, breaches or other events that would otherwise constitute “Cause” thereunder and Dr. Bernstein shall have failed to cure or remedy such acts, breaches or other events within ten (10) days following receipt of such notice, and provided further that the failure of the Company or any subsidiary to achieve any financial objective shall not serve as the basis for Cause hereunder).

“Disability” means the incapacity of Dr. Bernstein due to physical or mental illness where Dr. Bernstein has been unable to perform his duties during the preceding 90 days, or where said incapacity has been determined to exist or have existed such that he is or was unable to perform his previously assigned duties, and that such incapacity continued, has continued and/or will continue for such period of time for at least 90 days during any consecutive 365 day period by either (i) the liability insurance carrier for the Company or its subsidiaries or (ii) the concurring opinions of two board certified, licensed physicians (as selected one by the Company and one by Dr. Bernstein); provided that Dr. Bernstein shall, within 15 days after the written request of the Company or any subsidiary or affiliate thereof, including without limitation Winston, submit to a physical and/or mental examination for purposes of determining Disability.
Scott B. Phillips, M.D. — Severance Agreements
Winston has entered into two separate agreements dated as of October 8, 2003 (the “Phillips Change in Control Agreement”) and January 26, 2006 (the “Phillips Severance Letter”, and collectively with the Change in Control Agreement, the “Phillips Severance Agreements”) with Scott B. Phillips, its Senior Vice President and Chief Scientific Officer, which together outline the terms upon which Dr. Phillips’ employment with Winston may be terminated and the conditions upon which certain severance payments will be made to Dr. Phillips in the event of such termination, including termination of his employment in connection with a change in control of Winston.
Pursuant to the terms of the Phillips Severance Letter, Winston may terminate Dr. Phillips’ employment at any time upon thirty (30) days written notice. Dr. Phillips may terminate his employment with Winston at any time upon fourteen (14) days written notice. If Dr. Phillips’ employment is terminated by Winston, then Dr. Phillips is entitled to receive by reason of such termination his base salary and life insurance benefits in effect at the time of such termination for an additional six (6) months from the termination date. Any COBRA benefits shall begin at the conclusion of such six (6) month period. All other benefits that are not fully vested on the termination date shall cease and be extinguished on such date. If Dr. Phillips terminates his employment for any reason, all salary and benefits that are not fully-vested, including any and all unvested bonuses, shall cease and be extinguished on the termination date.
Pursuant to the terms of the Phillips Change in Control Agreement, in the event Dr. Phillips’ employment with Winston is terminated by Winston following a change in control of Winston, Dr. Phillips shall be entitled to receive the following severance compensation (“Change in Control Severance”): (i) a lump-sum severance payment equal to two times his annual salary at the highest rate in effect at any time prior to such termination, plus incentive pay in an amount not less than the highest incentive, bonus or other cash payment made to Dr. Phillips in addition to his salary in any of the three years immediately preceding the year in which the change in control occurred and (ii) for a period of twenty-four (24) months following the termination date, welfare benefits (but excluding stock option, stock purchase, stock appreciation and similar compensatory benefits) substantially similar to those which Dr. Phillips was entitled to receive immediately prior to the termination date, reduced to the extent comparable welfare benefits are actually received by Dr. Phillips from another employer during such period.

Dr. Phillips shall also be entitled to receive Change in Control Severance following a change in control of Winston, if he terminates his employment following: (i) failure by Winston to elect or re-elect Dr. Phillips to the position (or a substantially equivalent position) he held immediately prior to the change in control, or the removal of Dr. Phillips as a director of Winston if he was a director immediately prior to the change in control; (ii) a significant adverse change in the nature or scope of Dr. Phillips’ duties, or a reduction in his base pay, incentive pay or benefits; (iii) a good faith determination by Dr. Phillips that a change in circumstances (e.g. a change in the scope of business or Dr. Phillips’ responsibilities) has occurred following a change in control; (iv) the liquidation, dissolution, merger, consolidation, or reorganization or sale of substantially all of Winston’s assets, unless the successor assumes all duties and obligations under the Phillips Change in Control Severance Agreement; (v) the relocation of Winston’s principal executive offices or of Dr. Phillips’ principal location of work in excess of 25 miles from the location thereof immediately prior to the change in control, or the requirement that Dr. Phillips travel away from his office in the course of discharging his duties to Winston at least 20% more often than was required immediately prior to the change in control; and (vi) the material breach of the Phillips Change in Control Agreement by Winston or its successor.
Dr. Phillips will not be entitled to receive Change in Control Severance if his employment is terminated for Cause or due to Dr. Phillips’ death or permanent disability.
As used in the Phillips Change in Control Agreement, “Cause” means:
(i)	an intentional act of fraud, embezzlement or theft in connection with Dr. Phillips’ duties or in the course of his employment with Winston or a subsidiary thereof;

(ii)	intentional wrongful damage to the property of Winston or a subsidiary thereof;
(iii)	intentional wrongful disclosure of secret processes or confidential information of Winston or a subsidiary thereof; or
(iv)
intentional wrongful engagement by Dr. Phillips in the management of any business enterprise that engages in substantial and direct competition with Winston and such enterprise’s sales of any product or service competitive with any of Winston’s products or services amounted to 10% of the net sales of such enterprise and of Winston for their respective most recently-completed fiscal years.

Jeffrey R. Bernstein, Ph.D. — Consulting Agreement
On September 30, 2007, Dr. Jeffrey Bernstein resigned as Senior Vice President and Chief Operating Officer of Winston, and entered into a consulting agreement with that company, effective as of October 1, 2007. Dr. Bernstein’s responsibilities as set forth in his consulting agreement include assisting with the Merger, interfacing with various of Winston’s service providers, aiding in the completion of audits of Winston’s financial statements for fiscal years 2006 and 2007, and working with Winston’s new Chief Financial Officer, David Starr. Pursuant to the terms of his consulting agreement, Winston agreed to compensate Dr. Bernstein at a rate of $150 per hour. Further, Winston, agreed to reimburse Dr. Bernstein for all reasonable out-of-pocket expenses incurred in the course of his services to Winston, including, but not limited to, reasonable expenses related to travel, telephone, postage, and office supplies. The consulting agreement is terminable by either Dr. Bernstein or by Winston upon thirty (30) days notice to the other party.

Compensation of Directors
The following table provides information regarding compensation of directors for the year ended December 31, 2007.

		Option
	Fees earned or	Awards	Total
Name	Paid in Cash($)	($)(1)	($)
Ronald H. Abrahams	2,500	14,235	16,735

Robert A. Yolles	2,500	14,385	16,885

Jeffrey R. Bernstein Ph.D.(2)	625	0	625

Glenn L. Halpryn	2,400	0	2,400
Alan Jay Weisberg	2,400	0	2,400
Noah M. Silver	2,400	0	2,400
Curtis Lockshin Ph.D.	2,400	0	2,400

(1)
In connection with the Merger, each option to purchase a share of common stock of Winston was converted into options to purchase approximately 17.51 shares of common stock of the Company. As of December 31, 2007, the aggregate number of as-converted option awards outstanding for each of Ronald H. Abrahams, Robert A. Yolles and Jeffrey R. Bernstein, was 3,574,330, 2,250,504, 1,588,591, respectively. On July 28, 2008, all 3,574,330 options of Robert H. Abrahams expired.

(2)
On September 30, 2007, Jeffrey Bernstein resigned as Senior Vice President and Chief Operating Officer, and entered into a consulting agreement with Wionston. Since Mr. Bernstein was no longer an employee as of such date, he began receiving compensation as a member of the Board.

Winston Directors
Each of Winston’s non-employee directors receives $625 a quarter for service on the Board and 15,000 stock options, awarded annually around the time of its annual meeting. Directors do not receive additional compensation for service on any committees or for attendance at meetings. Directors who are also Winston employees do not receive compensation for their service on the Board.
Getting Ready Corporation Directors
Each of the Company’s directors receives $400 for attendance at each meeting of the Board.

Compensation of Directors Following the Merger
The compensation of the directors following the Merger has not been determined at this time, however it is anticipated that they will receive compensation in an amount greater than the compensation received by Winston’s directors prior to the Merger.
Independence of Directors
The Board has determined that the following individuals are independent as defined by the listing standards of the Nasdaq Stock Market: Messrs. Yolles, Penneys and Halpryn and Drs. Lockshin and Uppaluri. In reaching this conclusion, the Board considered family and employment relationships that such directors have with the members of the Board.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Opko License
On September 19, 2007, Winston entered into an exclusive technology license agreement with Opko Ophthalmologics, LLC (“OPKO”). Under the terms of the license agreement, Winston granted OPKO an exclusive license to the proprietary rights of certain products (pharmaceutical compositions or preparations containing the active ingredient civamide in formulations suitable for use in the therapeutic or preventative treatment of ophthalmic conditions in humans). In exchange, OPKO paid Winston a license fee of $100,000 and is required to pay a 10% royalty on sales of the product. In addition, the agreement requires OPKO to pay Winston a non-refundable payment of $5,000,000 upon approval of a marketing authorization by OPKO on the product described in the agreement. Phillip Frost, M.D. is the Chairman and Chief Executive Officer of OPKO’s parent company, Opko Health, Inc. (“Opko Health”), and as of September 24, 2008 was the beneficial owner of 47.3% of Opko Health’s common stock. Dr. Frost is also the beneficial owner of 5,900,827 shares of (1.34%) the Company’s common stock, 99,812 shares of the Company’s Series A Convertible Preferred Stock, 70,238 warrants to purchase Series A Convertible Preferred Stock, and 36,666 shares of the Company’s Series B Convertible Preferred Stock. Furthermore, Subbarao Uppaluri, Ph.D., the Senior Vice President - Chief Financial Officer of Opko Health, is the beneficial owner of 659,596 shares (0.39%) of the Company’s common stock, 1,019 shares of the Company’s Series A Convertible Preferred Stock and 717 warrants to purchase Series A Convertible Preferred Stock and is a director of the Company.
Exopharma License
On August 14, 2007, Winston entered into an exclusive technology license agreement with Exopharma, Inc., now known as Elorac, Inc. (“Exopharma”), an entity that is controlled by Dr. Bernstein, CEO of Winston and the Company (following the Merger). Under the terms of the license agreement, Winston granted Exopharma an exclusive license to the proprietary rights of certain products (≤ 0.025% civamide with the stated indication of psoriasis of the skin). In exchange, Exopharma paid Winston a license fee of $100,000 and is required to pay a 9% royalty on sales of the product. In addition, the agreement requires Exopharma to pay Winston a non-refundable payment of $250,000 upon approval of a Marketing Authorization by Exopharma on the product(s) described in the agreement.

Gideon Pharmaceuticals, Inc.
In November 2005, Winston spun off Gideon Pharmaceuticals, Inc. (“Gideon”). Gideon received certain early-stage technologies not being actively developed by Winston, and all Winston shareholders were offered the opportunity to purchase Gideon shares on a pro-rata basis. Not all Winston shareholders purchased Gideon shares, but overlap in the shareholders of Winston and Gideon is very significant. Gideon is an independent entity and not a subsidiary of Winston; however, as part of the spin-off process, Winston did end up purchasing and maintaining a minority stake in Gideon (approximately 10.7% ownership), for the purpose of preserving the rights of those option holders in Winston prior to the Gideon spin-off. In particular, option holders in Winston prior to the spin off of Gideon have, upon exercise of their Winston options, an opportunity to purchase a pro-rata allotment of Gideon shares. During 2006, Winston undertook certain development projects on behalf of Gideon, which were billed back to Gideon at cost. As of December 31, 2006, Winston had a receivable due from Gideon of $2,642, which was was included in related party receivables on Winston’s balance sheet and was subsequently collected in full in 2007. In October 2007, in preparation for signing a merger agreement with the Company, the Winston’s Board of Directors voted to distribute the shares of Gideon owned by Winston on behalf of the Winston option holders on a pro-rata basis to such option holders. As of December 31, 2007, Winston had no ownership stake in Gideon.
Sirius (DUSA) License
On January 30, 2006, Winston licensed to Sirius Laboratories, Inc., a company founded by Dr. Bernstein, the rights to market products containing anthralin owned by Winston, including a marketed 1% anthralin cream trade name Psoriatic®. The license had a two-year term which expired on January 31, 2008 and provided for the following key terms: (i) a 25% royalty on net sales; (ii) a $300,000 minimum royalty; and (iii) a $750,000 purchase option.
This agreement was assigned by Sirius to DUSA Pharmaceuticals, Inc. following DUSA’s purchase of Sirius. This license has been extended until September 30, 2008 by mutual written consent of the parties and the extension provides for continuing of the 25% royalty on net sales but eliminates the minimum royalty and purchase option. Under the technology license agreement, Winston recorded royalty revenue of $34,847 and $150,000 for the six months ended June 30, 2008 and 2007, respectively.
Packer’s-Pine Corporation
In 2006 and 2007, Winston assisted Packer’s-Pine Corporation (“Packer’s”) with distribution of certain personal care products and administration. Packer’s is a corporation whose chairman is Joel E. Bernstein, M.D., president and CEO of the Company following the Merger, and two directors of the Company following the Merger serve on the board of directors of Packer’s. Under this arrangement, Packer’s reimbursed Winston for direct costs. The amount received by Winston from Packer’s as a fee for performing this function amounted to $0 and $3,317 during the years ended December 31, 2007 and 2006, respectively and was $0 for the six month period ended June 30, 2008 and June 30, 2007. Amounts due from Packer’s of $5,554 and $16,167 as of December 31, 2007 and 2006, respectively, are included in related party receivables in Winston’s balance sheet. In March 2008, Packer’s merged into Exopharma, Inc., now known as Elorac, Inc.

Consulting Agreement with Jeffrey Bernstein
Please see the description of Dr. Jeffrey Bernstein’s consulting agreement in the section above entitled “Executive Compensation—Employment and Consulting Agreements; Termination, Severance and Change-in-Control Matters.”
Sales of Stock of Getting Ready Corporation
On December 4, 2006, investors, including Glenn L. Halpryn of Miami, Florida, and Steven Jerry Glauser of Denver, Colorado, purchased an aggregate of 89% of the outstanding common stock of the Company from 45 shareholders. The Company’s former chief executive officer assumed the Company’s liabilities in connection with the sale of his shares. In addition to purchasing the shares, the investors contributed an aggregate of $699,405 in working capital to the Company in exchange for shares of its common stock in a private placement. Following the transaction, the investors then beneficially owned an aggregate of 93.3% of the outstanding shares of the Company.
On March 21, 2007, the Company sold 9,349,777 shares of its restricted common stock to a group of investors led by Dr. Phillip Frost (the “Frost Investors”). The Frost Investors paid the Company $567,000 for the shares, which amount was approximately equal to the Company’s cash on hand on the purchase date. After the purchase, the Frost Investors beneficially owned 51% of the Company’s outstanding shares and now control the Company. Prior to the Merger, Dr. Frost was the beneficial owner of 5,699,533 shares of Winston Series A Preferred Stock, 4,010,784 warrants to purchase Winston’s Series A Convertible Preferred Stock and 2,093,706 shares of Winston Series B Preferred Stock.
Sales of Winston Stock for Bioglan Purchasers
In September 2007, Winston purchased all of the then outstanding ownership in Winston from Bioglan for $225,000. Winston also purchased all of the then outstanding ownership in Rodlen from Bioglan for $10,000. Subsequent to this transaction, Rodlen was merged into Winston on September 21, 2007. Both of these purchases were financed by the sale of 385,000 shares of Winston common stock to seven existing stockholders or option holders of Winston for an aggregate purchase price of $346,500.

PRINCIPAL STOCKHOLDERS
Our voting securities consist of our common stock, par value $0.001 per share, of which 440,851,441 shares are outstanding, our Series A Convertible Preferred Stock, of which 101,849 shares are outstanding, and our Series B Convertible Preferred Stock, of which 73,332 shares are outstanding. The holders of our voting securities are entitled to one vote for each outstanding share on all matters submitted to our stockholders. The following tables contain information regarding record ownership of our common stock as of September 25, 2008 held by:
•	persons who own beneficially more than 5% of our outstanding voting securities,
•	our directors,
•	named executive officers, and
•	all of our directors and officers as a group.

Management and Directors:	Shares Beneficially Owned	Percentage Ownership

Joel E. Bernstein, M.D.(1)	211,222,541	29.47%
Scott B. Phillips, M.D.(2)	17,223,361	2.4%
David Starr	0	*
Curtis Lockshin, Ph.D.	10,000	*
Robert A. Yolles(3)	3,221,309	*
Glenn L. Halpryn	2,839,539	*
Neal Penneys, M.D., Ph.D.	3,494,900	*
Subbarao Uppaluri, Ph.D.(4)	2,394,810	*

All officers and directors As a group (8 people)	240,406,461	33.54%

5% Stockholders	Shares Beneficially Owned	Percentage Ownership

Frost Gamma Investments Trust(5)(6)	212,617,389	29.67%
Jeffrey Bernstein(7)	42,897,197	5.99%
David Bernstein	39,851,038	5.56%
Rebecca Zelken	39,851,038	5.56%

*	Less than 1%.

(1)
Includes 7,148,659 shares of common stock underlying options. Also includes 101,675,095 shares of common stock that will be beneficially owned by Dr. Bernstein’s wife, with respect to which Dr. Bernstein disclaims any beneficial ownership.

(2)	Includes 13,238,258 shares of common stock underlying options.

(3)	Includes 2,250,504 shares of common stock underlying options.

(4)	Includes 1,018,503 shares of common stock underlying Series A Convertible Preferred Stock and 716,712 shares of common stock underlying warrants to purchase Series A Convertible Preferred Stock.

(5)
Includes 99,812,388 shares of common stock underlying Series A Convertible Preferred Stock and 70,238,374 shares of common stock underlying warrants to purchase Series A Convertible Preferred Stock and 36,665,775 shares of common stock underlying Series B Convertible Preferred Stock.

(6)
As the sole trustee of the Frost Gamma Investments Trust, Dr. Phillip Frost may be deemed the beneficial owner of all shares owned by the trust by virtue of his power to vote or direct the vote of such shares or to dispose or direct the disposition of such shares owned by the trust.

(7)	Includes 1,588,591 shares of common stock underlying options.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION
We are required to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference rooms at 100 F Street, N.E, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Copies of our SEC filings are also available to the public from the SEC’s web site at www.sec.gov.

DESCRIPTION OF SECURITIES
Terms of Common Stock; Options
We currently have 900,000,000 shares of common stock, par value $0.001 per share, authorized for issuance, of which 440,851,441 shares were issued and outstanding immediately following the Merger.
Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment to creditors. The common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There are no cumulative voting rights.
The holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as our Board of Directors may from time to time determine. Holders of common stock will share equally on a per-share basis in any dividend declared by our board of directors. We have not paid any dividends on our common stock and do not anticipate paying any cash dividends on such stock in the foreseeable future.
Pursuant to the Merger Agreement, we assumed Winston’s stock option plans. Prior to the Merger, Winston had outstanding options to purchase 1,643,750 shares of Winston’s common stock. These options, as a result of the Merger, will represent options to purchase 29,013,848 shares of our common stock.
Terms of the Series A and Series B Convertible Preferred Stock; Warrants
The Merger Agreement required us to issue shares of Series A and Series B Convertible Preferred Stock to the holders of Winston Series A and Series B Preferred Stock, respectively, and warrants to purchase Series A Preferred Stock to the holders of warrants to purchase Winston Series A Preferred Stock. The terms of our Series A and Series B Convertible Preferred Stock include payment of dividends on this preferred stock if we pay dividends on our common stock (based upon the number of shares of common stock into which each share of preferred stock may be converted). Liquidation distributions and distributions other than cash will be made on all shares, preferred or common, on a pro rata basis. The voting rights of these preferred shares are equal to one vote for each share of common stock into which each preferred share is convertible. Each of these preferred shares may be converted at the option of the holder after the effective time of the Merger, and will be automatically converted into 1,000 shares of our common stock (subject to adjustment for stock splits, stock dividends, combinations, recapitalizations, reorganizations, reclassifications or other similar events) approximately one year after issuance. The warrants are exercisable for shares of the Company’s Series A Preferred Stock at a price per share of $49.09.
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
At the present time our shares are traded on the Over-the-Counter Bulletin Board, or OTCBB. Our shares commenced trading on the OTCBB on February 23, 2006 under the symbol GETR, and the symbol was changed to GTRY following the reverse stock split in November 2006.

The following table sets forth, for the periods indicated, the range of high and low closing bid prices for our common stock through June 30, 2008 for the periods noted, as reported by the National Quotations Bureau and the OTCBB. Quotations reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.

Common Stock Closing Bid Fiscal Quarter Ended	High	Low

2006

1st Quarter (beginning February 23, 2006)	$0.024	$0.00

2nd Quarter	0.22	0.03

3rd Quarter	0.07	0.011

4th Quarter	1.55	0.00

2007

1st Quarter	$3.41	$0.36

2nd Quarter	3.71	1.80

3rd Quarter	3.10	1.75

4th Quarter	3.10	1.75

2008

1st Quarter	$2.90	$1.16

2nd Quarter	1.50	1.05

3rd Quarter	1.15	0.60
We have not paid any cash dividends on our common or preferred stock and do not anticipate paying any such cash dividends in the foreseeable future. Earnings, if any, will be retained to finance future growth. We may issue shares of our common stock and preferred stock in private or public offerings to obtain financing, capital or to acquire other businesses that can improve our performance and growth. Issuance or sales of substantial amounts of common stock could adversely affect prevailing market prices in our common stock.
As of June 30, 2008, there were approximately 430 beneficial owners of our common stock, with 18,332,896 shares issued and outstanding.
In November 2006, we amended our Certificate of Incorporation. The amendment includes a reverse stock split of one for fifteen. In connection with the split, we adjusted the par value of our common stock from $.0001 to $.001. The foregoing table reflects the effects of this split.

EQUITY COMPENSATION PLAN INFORMATION

Number of securities
remaining available
for future issuance
	Number of securities		under equity
	to be issued upon	Weighted average	compensation plans
	exercise of	exercise price of	(excluding securities
	outstanding options,	outstanding options,	reflected in column
	warrants and rights	warrants and rights	(a)
	(a)	(b)	(c)

Equity compensation plans approved by security holders	29,013,848	$0.04	45,791,133

Equity compensation plans not approved by security holders
RECENT SALES OF UNREGISTERED SECURITIES
See the information set forth in Item 3.02 of this Current Report on Form 8-K which is incorporated herein by reference.
INDEMNIFICATION OF DIRECTORS AND OFFICERS
Articles Thirteen and Fourteen of our Certificate of Incorporation provide that no director shall be personally liable to the corporation or any of its stockholders for monetary damages for breach of any fiduciary or other duty as a director; provided that this provision shall not eliminate or limit the liability of a director (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporate Law, referred to as the DGCL or (4) for any transaction from which the director derived an improper personal benefit.
Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the Board of Directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Item 3.02. Unregistered Sales of Equity Securities
Reference is made to the disclosure made under Items 1.01 and 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference.
For the year ended September 30, 2004, the Company issued 86,711 shares of common stock to investors and realized proceeds of $31,000. For the year ended September 30, 2006 and 2005, the Company issued 17,033 and 3,500 shares of common stock and realized proceeds of $24,042 and $5,250, respectively.
Item 5.01. Changes in Control of Registrant
As a result of the Merger, the Company experienced a change in control, with the former stockholders of Winston acquiring control of the Company. Additionally, as a result of the Merger, the Company ceased being a shell company. Reference is made to the disclosure made under Item 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Effective at the time of the Merger, Alan Jay Weisburg and Noah M. Silver resigned from the Board of Directors. Reference is made to the disclosure made under Item 2.01 and this Current Report on Form 8-K, which is incorporated herein by reference.
Item 5.06. Change in Shell Company Status
Pursuant to the Merger disclosed in Items 1.01 and 2.01 of this Current Report on Form 8-K, the Company ceased being a shell company as of September 25, 2008. Reference is made to the disclosures set forth in Items 1.01 and 2.01 of this Current Report on Form 8-K, which disclosures are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(a) Financial Statements:
The audited Financial Statements of Winston for the years ended December 31, 2007 and December 31, 2006 the accompanying notes thereto.
The unaudited Financial Statements of Winston for the six months ended June 30, 2008 and the accompanying notes thereto.
(b) Pro Forma Financial Information:
The unaudited Pro-Forma Consolidated Statements of Operations for Winston for the year ended December 31, 2007 and the unaudited Pro-Forma Consolidated Balance Sheet as of December 31, 2007.

The unaudited Pro-Forma Consolidated Statements of Operations for Winston for the six months ended June 30, 2008.
(c) Exhibits

2.1
Merger Agreement and Plan of Reorganization dated as of November 13, 2007 by and among Getting Ready Corporation, Winston Laboratories, Inc. and Winston Acquisition Corp. (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K dated November 13, 2007 and incorporated herein by reference).

2.2
First Amendment to Merger Agreement and Plan of Reorganization dated as of May 30, 2008 by and among Winston Laboratories, Inc., a Delaware corporation, Getting Ready Corporation, a Delaware corporation, and Winston Acquisition Corp., a Delaware corporation (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K dated May 30, 2008 and incorporated herein by reference).

2.3
Second Amendment to Merger Agreement and Plan of Reorganization dated as of June 23, 2008 by and among Winston Laboratories, Inc., a Delaware corporation, Getting Ready Corporation, a Delaware corporation, and Winston Acquisition Corp., a Delaware corporation (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K dated June 23, 2008 and incorporated herein by reference).

3.1	Certificate of Incorporation (filed as Exhibit 3.1A to the Company’s Registration Statement on Form SB-2 dated September 15, 2004 and incorporated herein by reference).

3.2	Certificate of Amendment of Certificate of Incorporation (filed as Exhibit 3.1B to the Company’s Registration Statement on Form SB-2 dated September 15, 2004 and incorporated herein by reference).

3.3	Certificate of Amendment of Certificate of Incorporation (filed as Exhibit 1 to the Company’s Form PRE14C dated December 7, 2007 and incorporated herein by reference).

3.4	Certificate of Amendment to Certificate of Incorporation (filed as Annex A to the Company’s DEF 14C dated September 22, 2008 and incorporated herein by reference).

3.5	Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock of Getting Ready Corporation.

3.6	Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock of Getting Ready Corporation.

3.7	By-laws.

4.1	Form of Common Stock Certificate.

4.2	Form of Warrant to Purchase Series A Convertible Preferred Stock.

4.3	Form of Lockup Agreement.

10.1	Voting Agreement dated as of September 25, 2008 between Getting Ready Corporation and certain stockholders of the Company.

10.2	Employment Agreement dated as of September 25, 2008 between Getting Ready Corporation and Joel E. Bernstein, M.D.

10.3	Secrecy, Invention and Non-Competition Agreement dated as of October 5, 2007 by and between Winston Laboratories, Inc. and Joel E. Bernstein, M.D.

10.4	Employment Letter Agreement dated October 3, 2007 between Winston Laboratories, Inc. and David Starr.

10.5	Secrecy, Invention and Non-Competition Agreement dated as of October 3, 2007 by and between Winston Laboratories, Inc. and David Starr.

10.6	Severance Agreement dated as of October 8, 2003 between Winston Laboratories, Inc. and Scott B. Phillips, M.D.

10.7	General Severance Letter Agreement dated January 26, 2006 between Winston Laboratories, Inc. and Scott B. Phillips, M.D.

10.8	Secrecy, Invention and Non-Competition Agreement dated as of October 5, 2007 by and between Winston Laboratories, Inc. and Scott B. Phillips, M.D.

10.9	Consultation Agreement dated September 30, 2007 between Winston Laboratories, Inc. and Jeffrey R. Bernstein, Ph.D.

10.10	Winston Laboratories, Inc. 1999 Stock Option Plan.

10.11	Winston Laboratories, Inc. Stock Option Plan for Non-Employee Directors.

21.1	Subsidiaries

Index to Financial Statements
Winston Laboratories, Inc. and Subsidiaries

Report of Independent Registered Public Accounting Firm
To the Board of Directors and Stockholders of Winston Laboratories, Inc. and Subsidiaries
We have audited the consolidated balance sheets of Winston Laboratories, Inc. and Subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Winston Laboratories, Inc. and Subsidiaries as of December 31, 2007 and 2006, and the results of their operations and their cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

/s/ McGladrey & Pullen, LLP
Chicago, Illinois
March 12, 2008, except for Note M as to which the date is September 25, 2008

Winston Laboratories, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
December 31, 2007 and 2006

	2007	2006
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$4,481,611	$1,312,345
Accounts receivable	50,000	58,844
Related party receivable	14,785	28,509
Prepaid and other current assets	8,073	44,699

	4,554,469	1,444,397

PROPERTY AND EQUIPMENT, net of accumulated depreciation of $157,161 and $150,896 at December 31, 2007 and 2006, respectively	8,966	15,231
INTANGIBLE ASSETS, NET (Note E)	23,714	27,535
OTHER ASSETS	4,314	34,910

TOTAL ASSETS	$4,591,463	$1,522,073

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$491,560	$272,446
Accrued expenses and other current liabilities	254,250	227,653

Total current liabilities	745,810	500,099

Long Term Liabilities	—	—

Minority interest in subsidiary	—	183,920

Commitments and Contingencies
Total liabilities (Note K)	745,810	684,019

Stockholders’ equity (Note K)
Preferred Stock, $.001 par value, 30,000,000 shares authorized in 2007:
Series A, Convertible 5,815,851 shares issued and outstanding at December 31, 2007	5,815	—
Series B, Convertible 0 shares issued and outstanding at December 31, 2007	—	—
Common stock, $.001 par value, 60,000,000 shares authorized 23,937,358 and 24,984,948 shares issued and outstanding at December 31, 2007 and 2006, respectively	23,936	24,984
Additional paid-in capital	45,401,938	40,016,049
Accumulated deficit	(41,586,036)	(39,202,979)

Total stockholders’ equity	3,845,653	838,054

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,591,463	$1,522,073

See accompanying notes

Winston Laboratories, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS
Years Ended December 31, 2007 and 2006

	2007	2006
REVENUE
Royalty revenue	$800,000	$294,453

EXPENSES
Research and development	1,939,429	1,279,672
General and administrative	1,281,612	1,154,309
Depreciation and amortization	10,087	15,563

Total operating expenses	3,231,128	2,449,544

Loss from operations	(2,431,128)	(2,155,091)

Interest income	42,733	76,439
Other income	5,338	86,548

	48,071	162,987

Loss from continuing operations before minority interest and income taxes	(2,383,057)	(1,992,104)
Minority interest in loss of subsidiary	—	(28,105)

Loss from continuing operations before income taxes	(2,383,057)	(2,020,209)
Income Taxes
Current	—	—
Deferred	—	—

	—	—

Net loss from continuing operations	(2,383,057)	(2,020,209)

Discontinued operations (Note J)
Gain on sale of Zostrix® product line, net of tax	—	675,000
Net loss from discontinued operations, net of tax	—	(27,960)

Income from discontinued operations	—	647,040
NET LOSS	$(2,383,057)	$(1,373,169)

See accompanying notes

Winston Laboratories, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
Years Ended December 31, 2007 and 2006

					Additional		Total
	Common Stock		Preferred Stock		Paid-in	Accumulated	Stockholder’s
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance at January 1, 2006	24,984,948	$24,984			$40,009,988	$(37,829,810)	$2,205,162

Compensation with respect to non-employee stock option grants					6,061		$6,061

Net loss						(1,373,169)	$(1,373,169)

Balance at December 31, 2006	24,984,948	24,984			40,016,049	(39,202,979)	$838,054

Issuance of common stock	385,000	385			346,115		$346,500

Purchase and cancellation of common stock	(1,594,590)	(1,595)			(223,405)		$(225,000)

Repurchase of Bioglan Shares in Subsidiary and Elimination of Minority Interest					173,920		$173,920

Issuance of common stock upon exercise of stock options	162,000	162			124,218		$124,380

Issuance of Series A Convertible Preferred Shares (net of costs of $194,648)			5,815,851	$5,815	4,799,537		$4,805,352

Compensation with respect to employee and non-employee stock option grants					165,504		$165,504

Net loss						(2,383,057)	$(2,383,057)

Balance at December 31, 2007	23,937,358	$23,936	5,815,851	$5,815	$45,401,938	$(41,586,036)	$3,845,653

See accompanying notes

Winston Laboratories, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31, 2007 and 2006

	2007	2006
Cash flows from operating activities
Net loss	$(2,383,057)	$(1,373,169)
Depreciation and amortization	10,086	15,563
Minority interest in loss of subsidiary	—	28,105
Stock option expense for non-employee directors and employees	165,504	6,061
Gain on sale of Zostrix product line	—	(675,000)
Net loss from discontinued operations	—	27,960
Changes in:
Accounts receivable	22,568	(46,889)
Prepaid and other current assets	36,626	23,416
Other assets	30,596	—
Accounts payable	219,114	48,315
Accrued expenses and other current liabilities	26,597	(88,563)

Net cash used in operating activities	(1,871,966)	(2,034,201)

Cash flows from investing activities
Purchase of minority interest in subsidiary	(10,000)	—
Proceeds from sale of Zostrix product line	—	675,000
Purchases of property, plant and equipment	—	(8,173)
Purchases of intangibles	—	(26,781)

Net cash provided by investing activities	(10,000)	640,046

Cash flows from financing activities
Purchase and cancellation of common stock	(225,000)	—
Issuance of common stock	346,500	—
Issuance of common stock upon exercise of stock options	124,380	—
Issuance of preferred stock, net of costs	4,805,352	—

Net cash provided by financing activities	5,051,232	—

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	3,169,266	(1,394,155)
Cash and cash equivalents at beginning of year	1,312,345	2,706,500

Cash and cash equivalents at end of year	$4,481,611	$1,312,345

Supplemental disclosures of cash flow information
Interest paid	$—	$—

Income taxes paid	$—	$—

Supplemental disclosures of non-cash investing and financing information
Repurchase and elimination of minority interest in subsidiary	$173,920	$—

See accompanying notes

Winston Laboratories, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 and 2006
NOTE A — COMPANY FORMATION AND BACKGROUND
Winston Laboratories, Inc. (“Winston”) is a research-based specialty pharmaceutical company engaged in the discovery, development and commercialization of pain-management products.
Winston is the successor to a research and development partnership, Cisco Ltd. (“Cisco”) formed in 1992 to develop a specific novel neuroactive compound, civamide. Civamide was discovered and patented by Joel E. Bernstein, M.D., the managing general partner of Cisco and subsequently, the founder and CEO of Winston. In 1997, Cisco became Winston Laboratories LLC, which in 1998 became a C Corporation. Winston’s initial operating funds came from a rights offering in 1997 and a private equity placement in 1998. In 1999, Winston sold approximately 19% of its common stock to Bioglan Pharma Plc (“Bioglan”) for $25 million; Bioglan’s stake was subsequently reduced below 7% when it did not participate in a 2004 Winston rights offering. In September 2007, Winston purchased all of the then outstanding ownership in Winston from Bioglan for $225,000. Subsequent to this transaction, all of the then purchased shares were retired.
In 2000, Winston established a subsidiary, Rodlen Laboratories, Inc. (“Rodlen,” formerly Oncovir Corporation), approximately 18% of which was sold to Bioglan for $13.3 million in 2001. In 2002, Bioglan’s stake in Rodlen was reduced below 3% as a result of Bioglan’s election not to participate in a Rodlen rights offering. The proceeds of this rights offering were used to acquire the Zostrix® line of over-the-counter topical analgesics. Rodlen marketed the Zostrix® product line until July 2005, when it sold the product to Hi-Tech Pharmacal Co. (“Hi-Tech”). (See note J below for additional information on this transaction.) In October 2004, Rodlen launched another topical analgesic, Axsain®, which it promoted to physicians and other health-care professionals. In June 2005, based on disappointing sales, Rodlen sharply reduced promotion of the Axsain® product and in March 2006, Rodlen discontinued selling this product altogether. Both Zostrix® and Axsain® have been treated in the financial statements as discontinued operations (Note J). In February 2007, Rodlen licensed certain technology underlying the Axsain® product to Hi-Tech (Note C). Rodlen operates as a “virtual company” with no employees of its own. Rodlen is consolidated into the financial statements of Winston. In September 2007, Winston purchased all of the then outstanding ownership in Rodlen from Bioglan for $10,000. Subsequent to this transaction, all of the then purchased shares were retired. On September 21, 2007, Rodlen was merged into Winston.
In 2005, Winston established a wholly owned UK subsidiary, Winston Laboratories Limited (“UK Ltd.”). UK Ltd. was established for the purposes of conducting work with European drug regulatory authorities, who typically require a European entity. UK Ltd. has no employees or material assets. The consolidated entity of Winston, Rodlen, and UK Ltd. is hereinafter referred to as the “Company.”
In November 2007, the Company and a publicly-traded company with no active operations signed a merger agreement (the “Merger Agreement”) (Note L) that is expected to close in the third quarter of 2008 (“Proposed Merger”). As part of the transaction, an unrelated individual investor that is also a significant investor in the publicly-traded company, and affiliates invested $5 million in the Company, with an additional $4 million investment required by the Merger Agreement to be made contemporaneously with the consummation of the Proposed Merger (Note K). Proceeds from the transactions are expected to fund current operations of the Company, including certain costs associated with upcoming regulatory applications and ongoing research programs.
NOTE B — SUMMARY OF ACCOUNTING POLICIES
Principles of Consolidation
The consolidated financial statements of the Company include the accounts of Winston and its Subsidiaries, UK Ltd. and Rodlen. All intercompany balances and transactions have been eliminated. Through September 2007, Bioglan’s interest in Rodlen is presented as minority interest in the accompanying financial statements.

Winston Laboratories, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Use of Estimates
In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Cash and Cash Equivalents
For purposes of reporting cash flows, the Company considers all instruments with original maturities of three months or less to be cash equivalents. Included in cash and cash equivalents is a $1.5 million certificate of deposit (COD), which carried an annual interest rate of 4.85% and matured on February 18, 2008.
Accounts Receivable
Accounts receivable are carried at original amount due less an estimate made for doubtful accounts. Accounts outstanding longer than the payment terms are considered past due. The Company determines its allowances by considering a number of factors, including the length of time trade accounts receivable are past due, the Company’s previous loss history, the customer’s current ability to pay its obligation to the Company, projected returns based on historical trends and anticipated events at particular customers, and the condition of the general economy and industry as a whole. The Company writes off accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts. The allowance for doubtful accounts was $0 at December 31, 2007 and 2006, respectively.
Property and Equipment
Property and equipment consists primarily of furniture and office equipment with estimated lives of 3-7 years. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives, principally on an accelerated basis.
Impairment of Long-Lived Assets
The Company accounts for long-lived assets in accordance with the provisions of FAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This Statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to future undiscounted cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.
Fair Value of Financial Instruments
The carrying amounts of financial instruments, including cash and cash equivalents, accounts receivable and accounts payable approximate fair value due to the short term maturity of these instruments.
Revenue Recognition
The Company records revenue from product sales when title and risk of ownership have been transferred to the customer, typically upon delivery. Royalty revenues are recognized when determinable, in accordance with the terms of the license agreement, generally upon receipt of cash payment which is not refundable. Since the Company is not able to forecast product sales or attainment of milestones by licensees, royalty payments that are based on product sales or attainment of milestones by licensees are not determinable until the licensee has completed their computation of the royalties due and/or remitted cash payment to the Company.

Winston Laboratories, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Income Taxes
The Company files a consolidated tax return that includes all subsidiaries. Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.
Stock-Based Compensation
In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123(R)”). SFAS 123(R) requires that the compensation cost relating to share-based payment transactions be recognized in financial statements, based on the fair value of the instruments issued. SFAS 123(R) covers a wide range of share-based compensation including stock options, restricted stock, performance-based awards, share appreciation rights and employee share purchase plans. SFAS 123(R) replaces Statement No. 123 (“SFAS 123”), “Accounting for Stock-Based Compensation,” and supersedes Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees.” As originally issued in 1995, SFAS 123 established as preferable the fair-value-based method of accounting for share-based payment transactions. However, SFAS 123 permitted entities to continue to apply the guidance in Opinion No. 25, with appropriate footnote disclosure. Prior to January 1, 2006, the Company accounted for stock-based compensation arrangements using the intrinsic value method in accordance with the provisions of APB Opinion No. 25 and in compliance with the disclosure provisions of SFAS 123.
The Company adopted SFAS 123(R) as of January 1, 2006. Since the Company had previously used the minimum value method for recognition and disclosure, SFAS 123(R) has been applied prospectively for 2006. Hence, new awards of options, as well as any options modified, repurchased, or canceled after January 1, 2006 are accounted for under the provisions of SFAS 123(R), whereas awards outstanding before that date continue to be accounted for using the accounting provisions originally applied to these awards.
In conjunction with the Merger Agreement (Note L), the Company’s Board of Directors voted to accelerate the vesting of all unvested stock options as of October 30, 2007. Accordingly, the compensation expense associated with the acceleration of these stock options has been accounted for under FAS 123(R) and reflected in the statement of operations for the year ended December 31, 2007.
Research and Development Costs
Research and development costs are charged to operations as incurred. Research and development costs, as presented herein, include the salaries and related expenses of personnel engaged in activities directly related to research and development activities, including administrative personnel working in the clinical and operations areas of the Company. All other salaries have been included in general and administrative expense. Research and development costs totaled $1,939,429 and $1,279,672 in 2007 and 2006, respectively.
Recent Accounting Pronouncements
In July 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48 (“FIN 48”), Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement 109. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 prescribes a comprehensive model for recognizing, measuring, presenting and disclosing in the financial statements tax positions taken or expected to be taken on a tax return. If there are changes in net assets as a result of application of FIN 48 these will be accounted for as an adjustment to the opening balance of retained earnings. Additional disclosures about the amounts of such liabilities will be required also. In February 2008, the FASB delayed the effective date of FIN 48 for certain nonpublic enterprises to annual financial statements for fiscal years beginning after December 15, 2007. The Company will be required to adopt FIN 48 in its 2008 annual financial statements. Management is currently assessing the impact of FIN 48 on its consolidated financial position and results of operations and has not determined if the adoption of FIN 48 will have a material effect on its financial statements.

Winston Laboratories, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurement. SFAS No. 157 also emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and sets out a fair value hierarchy with the highest priority being quoted prices in active markets. Under SFAS No. 157, fair value measurements are disclosed by level within that hierarchy. This Statement is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the potential effect of SFAS No. 157 on its financial position, results of operations and cash flows.
In February 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS No. 159”). SFAS No.159 permits companies to elect to follow fair value accounting for certain financial assets and liabilities in an effort to mitigate volatility in earnings without having to apply complex hedge accounting provisions. The standard also establishes presentation and disclosure requirements designed to facilitate comparison between entities that choose different measurement attributes for similar types of assets and liabilities. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact of the adoption of SFAS No. 159, if any, on its financial position, results of operation and cashflows.
In December 2007, the FASB issued Statement of Financial Accounting Standards No. 141(R), “Business Combinations” (FAS 141(R)). This Statement provides greater consistency in the accounting and financial reporting for business combinations. FAS 141(R) establishes new disclosure requirements and, among other things, requires the acquiring entity in a business combination to record contingent consideration payable, to expense transaction costs, and to recognize all assets acquired and liabilities assumed at acquisition-date fair value. This standard is effective for the beginning of the Company’s first fiscal year beginning after December 15, 2008. FAS 141(R) will have a significant impact on the accounting for future business combinations after the effective date and will impact financial statements both on the acquisition date and subsequent periods.
In December 2007, the FASB issued Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements” (FAS 160). FAS 160 amends Accounting Research Bulletin No. 51, “Consolidated Financial Statements”, to establish accounting and reporting standards for the minority or noncontrolling interests in a subsidiary or variable interest entity and for the deconsolidation of a subsidiary or variable interest entity. Minority interests will be recharacterized as noncontrolling interests and classified as a component of equity. It also establishes a single method of accounting for changes in a parent’s ownership interest in a subsidiary and requires expanded disclosures. FAS 160 is effective for the beginning of the Company’s first fiscal year beginning after December 15, 2008, and requires retroactive adoption of the presentation and disclosure requirements for existing minority interests. The Company does not expect the adoption of this standard to have a material impact on its financial position or results of operations.
NOTE C — TECHNOLOGY LICENSE AGREEMENTS
In February 2006, the Company entered into a technology license agreement with Sirius Laboratories, Inc. (“Sirius”). Several large stockholders in the Company had significant stock holdings in Sirius until March 10, 2006, when Sirius was acquired by DUSA Pharmaceuticals, Inc. Two officers of the Company served on Sirius’ board of directors but resigned their directorships in 2007. Under the terms of the license agreement, the Company granted Sirius an exclusive license to the proprietary rights of certain products (first marketed as Micanol® and then later as Psoriatec®) containing the active pharmaceutical ingredient, anthralin. The agreement provided for minimum annual royalties of $300,000 through February, 2008 and an option to purchase all right to the product for $750,000. In January 2008, the license agreement was extended until September 30, 2008 by mutual consent and the extension and provides for a continuation of the 25% royalty on net sales, but eliminates the minimum royalty and the purchase option. Under the technology license agreement, the Company recorded royalty revenue of $300,000 and $294,453 for the years ended December 31, 2007 and 2006, respectively. The Company had a receivable due from Sirius of $50,000 as of December 31, 2007 and 2006, which is included in accounts receivable in the balance sheet.

Winston Laboratories, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
In February 2007, Rodlen licensed a patent and certain other technology to Hi-Tech Pharmacal Co. (“Hi-Tech”) for cash consideration of two payments totaling $300,000, as well as a 10% royalty on net sales of products sold by Hi-Tech that utilize the intellectual property licensed from Rodlen for the remaining life of the related patent, reducing to 5% of net sales for four years following the expiration of the patent. This patent and technology was used in the Axsain® product discussed in Note J. Hi-Tech does not plan to use the patent and technology to produce or market Axsain® and did not acquire the trademark. The Company recorded royalty revenues under this agreement of $300,000 for the year ended December 31, 2007.
On August 14, 2007, the Company entered into an exclusive technology license agreement with Exopharma, Inc., (“Exopharma”) an entity that is majority owned by the CEO of the Company and his affiliates. Under the terms of the license agreement, the Company granted Exopharma an exclusive license to the proprietary rights of certain products (≤ 0.025% civamide with the stated indication of psoriasis of the skin). In exchange, Exopharma paid the Company a license fee of $100,000 and is required to pay a 9% royalty on sales of the product. In addition, the agreement requires Exopharma to pay the Company a non-refundable payment of $250,000 upon approval of a Marketing Authorization by Exopharma on the product(s) described in the agreement.
On September 19, 2007, the Company entered into an exclusive technology license agreement with Opko Ophthalmologists, LLC., (“OPKO”). The CEO and Chairman of OPKO is also an investor in the Company’s Series A Convertible Preferred Stock Offering (Notes K and L). Under the terms of the license agreement, the Company granted OPKO an exclusive license to the proprietary rights of certain products (pharmaceutical compositions or preparations containing the active ingredient civamide in formulations suitable for use in the therapeutic or preventative treatment of ophthalmic conditions in humans). In exchange, OPKO paid the Company a license fee of $100,000 and is required to pay a 10% royalty on sales of the product. In addition, the agreement requires OPKO to pay the Company a non-refundable payment of $5,000,000 upon approval of a Marketing Authorization by OPKO on the product described in the agreement.
NOTE D — RELATED-PARTY TRANSACTIONS
In August 2002, the Company reached an agreement with Elorac Limited (“Elorac”), an Illinois partnership whose general partner is founder, president and CEO of the Company. Under this agreement, the Company was to provide certain regulatory assistance to Elorac with regard to a nicotinamide product, in exchange for fifty percent (50%) of the patent and proprietary rights in the nicotinamide product. In December 2002, Elorac sold the proprietary rights to the nicotinamide product to Sirius, and in conjunction with this sale, received certain payments, of which the Company received its pro-rata share. In 2006, in accordance with the December 2002 agreement between Elorac and Sirius and in connection to its acquisition by DUSA, Sirius made certain payments to Elorac in relation to the nicotinamide product (one payment representing 5% of previous year net sales, and another representing 25% of net proceeds received for the nicotinamide product asset in the DUSA sale), and the Company received a total of $67,644 of such payments, in accordance with its ownership stake in the product.
In 2006 and 2007, the Company assisted Packer’s-Pine Corporation (“Packer’s”) with distribution of certain personal care products and administration. Packers is a corporation whose chairman is founder, president and CEO of the Company and two directors of the Company serve on the board of directors of Packer’s. Under this arrangement, Packer’s reimbursed the Company for direct costs. The amount received by the Company from Packer’s as a fee for performing this function amounted to $0 and $3,317 during the years ended December 31, 2007 and 2006, respectively. Amounts due from Packer’s of $5,554 and $16,167 as of December 31, 2007 and 2006, respectively, are included in related party receivables in the Company’s balance sheet.

Winston Laboratories, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
In November 2005, Winston spun off Gideon Pharmaceuticals, Inc. (“Gideon”). Gideon received certain early-stage technologies not being actively developed by Winston, and all Winston shareholders were offered the opportunity to purchase Gideon shares on a pro-rata basis. Not all Winston shareholders purchased Gideon shares, but overlap in the shareholders of Winston and Gideon is very significant. Gideon is an independent entity and not a subsidiary of Winston; however, as part of the spin-off process, Winston did end up purchasing and maintaining a minority stake in Gideon (approximately 10.7% ownership), for the purpose of preserving the rights of those option holders in Winston prior to the Gideon spin-off. In particular, option holders in Winston prior to the spin off of Gideon have, upon exercise of their Winston options, an opportunity to purchase a pro-rata allotment of Gideon shares. During 2006, the Company undertook certain development projects on behalf of Gideon, which were billed back to Gideon at cost. As of December 31, 2006, the Company had a receivable due from Gideon of $2,642, which was included in related party receivables on the Company’s balance sheet and was included in related party receivables on the Company’s balance sheet and was subsequently collected in full in 2007. In October 2007, in preparation for signing a merger agreement with Getting Ready Corporation (Note L), the Company’s Board of Directors voted to distribute the shares of Gideon owned by the Company on behalf of the Winston option holders on a pro-rata basis to such option holders. As of December 31, 2007, Winston had no ownership stake in Gideon.
NOTE E — INTANGIBLE ASSETS
Intangible assets by major asset class are as follows at December 31, 2007 and 2006:

	2007	2006
Patents and trademarks	$40,575	$40,575
Less accumulated amortization	(16,861)	(13,040)

	$23,714	$27,535

Future annual amortization expense at December 31, 2007, is as follows:

2008	$3,905
2009	3,528
2010	2,891
2011	2,678
2012	2,678
Thereafter	8,034

$23,714

Winston Laboratories, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NOTE F — INCOME TAXES
The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate of 34.0% to pre-tax loss as follows:

	2007	2006
Continuing Operations
Tax benefit at U.S. federal statutory rate	$(810,000)	$(687,000)
State tax benefit, net of federal benefit	(115,000)	(98,000)
Change in valuation allowance	1,020,000	690,000
Permanent differences	1,000	11,000
Research and development credits	(105,000)	82,000
Other, net	9,000	2,000

	0	0

Discontinued Operations
Tax benefit at U.S. federal statutory rate	0	220,000
State tax benefit, net of federal benefit	0	31,000
Utilization of net operating loss carryforward	0	(251,000)

	0	0

Income tax expense (benefit)	$—	$—

The Company’s deferred taxes consist of the following at December 31, 2007 and 2006:

	2007	2006
Deferred tax assets
Net operating loss carryforward	$14,701,000	$13,650,000
Research and development credits	1,200,000	1,095,000
Intangible	1,642,000	1,828,000
Property and equipment	22,000	21,000
Other	70,000	21,000

Total deferred tax assets	17,635,000	16,615,000
Valuation allowance for deferred tax assets	(17,635,000)	(16,615,000)

Deferred taxes, net	$—	$—

Winston Laboratories, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
At December 31, 2007, the Company had Federal and state net operating loss carryforwards of approximately $37,888,000. The Federal and state loss carryforwards will begin expiring in 2018 and 2010, respectively, unless previously utilized. Pursuant to Internal Revenue Code Sections 382 and 383, certain substantial changes in the Company’s ownership may limit the amount of the net operating loss carryforwards, which could be utilized to offset future taxable income and income tax liabilities. The Company also had Federal research and development credit carryforwards of approximately $1,200,000. The Company has provided a valuation allowance for the full amount of its net deferred tax assets since realization of any future benefit from deductible temporary differences, net operating loss and tax credit carryforwards is uncertain.
NOTE G — STOCK OPTION PLAN
The Company has adopted the 1999 Stock Option Plan, as amended (the “1999 Plan”), and the Stock Option Plan for Non-Employee Directors, as amended (the “Director Plan”), collectively the “Plans.” The Plans provide for the granting of incentive stock options to officers and other employees of the Company, and non-qualified stock options to directors and consultants of the Company. The total number of shares of common stock authorized for issuance under the Plans is 4,400,000. The options are exercisable at various dates and will expire no more than ten years from their date of grant. The exercise price and the duration of each option are determined by the Board of Directors. In the case of incentive stock options, the exercise price may not be less than 100% of the fair market value of the Company’s common stock at the date of grant. For holders of more than 10% of the Company’s total combined voting power of all classes of stock, incentive stock options may not be granted at less than 110% of the fair market value of the Company’s common stock at the date of grant and for a term not to exceed five years.
Prior to 2006, in accordance with the provisions of SFAS 123, the Company elected to account for stock-based compensation under the minimum value method of accounting prescribed by APB Opinion No. 25. Under APB Opinion No. 25, generally, no cost is recorded for stock options issued to employees unless the option price is below the fair market value at the time options are granted. Effective January 1, 2006, the Company adopted SFAS 123(R), whereby any new awards of options, as well as any options modified, repurchased, or canceled after January 1, 2006 are accounted for under the provisions of SFAS 123(R).
The effect of adopting SFAS 123(R) was to increase the loss from continuing operations, loss from continuing operations before income taxes and net loss by $6,061 for the year ended December 31, 2006. Share-based compensation is included in general and administrative expenses in the statement of operations. The adoption of SFAS 123(R) did not affect the Company’s cash flows from operating activities or financing activities.
SFAS 123(R) requires companies to estimate the fair value of share-based payment awards on the date of grant using an option pricing model and to recognize this expense. Stock-based compensation expense recognized for the years ended December 31, 2007 and 2006 was $165,504 and $6,061, respectively. Approximately $137,000 of the 2007 compensation expense relates to the acceleration of vesting all unvested stock options for five employees in conjunction with the Proposed Merger (Note L). This expense was calculated based on the Black-Scholes single-option pricing model, using the following assumptions:

	2007	2006
Expected dividend yield	0.00%	0.00%
Expected stock price volatility	75.00%	76.40%
Risk-free interest rate range	4.20% - 4.71%	4.57% - 4.67%
Expected life of options (years)	5.75 years	5.75 years

Winston Laboratories, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
The risk-free interest rate is based on the implied yield available on U.S. treasury zero-coupon issues with an equivalent remaining term. Since the Company does not have sufficient historical experience on which to estimate expected term, the simplified method was used to generate the expected option life. Using the simplified method, the expected term is calculated by taking the average of the vesting term and the original contractual term. In a similar manner, the Company does not have a history of stock price volatility, so it identified five appropriate comparables for use as a benchmark. These comparables (three public companies and two private companies that filed for and later executed initial public offerings) are in the same industry (specialty pharmaceuticals) and focused on development of the same types of products (pain control and central nervous system) as the Company. To generate the estimated stock price volatility shown above, a weighted average of the five comparable companies’ expected volatility (which ranged from 56% to 88%) was employed for a period equal to the expected life of the options.
The following table summarizes stock option activity under the Plans during the years ended December 31, 2006 and 2007:

					Weighted
		Weighted-	Weighted-		Average
		Average	Average	Aggregate	Remaining
		Exercise	Grant Date	Intrinsic	Contractual
	Shares	Price	Fair Value	Value	Life (Years)
Outstanding at December 31, 2005	2,861,125	$0.74
Granted	45,000	0.75	$0.51

Exercised	—	—
Forfeitures	(368,375)	0.69

Outstanding at December 31, 2006	2,537,750	$0.74
Granted	30,000	0.75	$0.51

Exercised	(162,000)	0.77
Forfeitures	(559,500)	0.75
Outstanding at December 31, 2007	1,846,250	$0.74		$63,795	5.79

Total unrecognized compensation cost for stock options as of December 31, 2007 was $0. The aggregate intrinsic value in the table above is before income taxes, based on the Company’s estimate of the fair value of a share of the Company’s common stock of $0.75 at December 31, 2007. The aggregate intrinsic value of options outstanding and exercisable during 2007 is $63,795. Cash proceeds received from the exercise of options for 2007 was $124,380. The total intrinsic value of options exercised during 2007 was $1,200. The realized tax benefit from stock options and other share-based payments for 2007 was $0, based on the Company’s election of the “with and without” approach.
NOTE H — 401(k) PLAN
The Company has adopted a qualified employee savings and retirement plan under Section 401(k) of the U.S. Internal Revenue Code (the “401(k) Plan”). All of the Company’s full-time employees are eligible to participate in the 401(k) Plan by enrolling in the 401(k) Plan and electing to reduce their current compensation by up to the statutorily prescribed annual limit, and having the amount of the reduction contributed to the 401(k) Plan. The Company may also make discretionary matching contributions to the 401(k) Plan for employees. The Company made discretionary matching contributions to the 401(k) Plan of $28,023 and $30,692 in 2007 and 2006, respectively.

Winston Laboratories, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NOTE I — COMMITMENTS AND CONTINGENCIES
The Company leases its facilities and certain equipment under operating leases that expire through 2010. Future minimum operating lease payments at December 31, 2007, are as follows:

2008	$68,373
2009	13,224
2010	2,708
Rental expense for the years ended December 31, 2007 and 2006 was $123,121 and $143,197, respectively.
NOTE J — DISCONTINUED OPERATIONS
In July 2005, Rodlen sold the Zostrix® product line to Hi-Tech Pharmacal Co. (“Hi-Tech”) for upfront cash consideration of $4,000,000, plus four installment payments of up to $100,000, paid quarterly starting October 1, 2005. Management determined this product line asset group met the criteria to be a component of a business and discontinued operations. The asset group was comprised of trade receivables, inventory, trade payables and accrued expenses. From the upfront consideration, $675,000 was placed into an interest-bearing escrow account, and its release to Rodlen was contingent on the issuance of three new Zostrix-related trademarks by the United States Patent and Trademark Office. In August 2006, notices of allowance had been received for the three new Zostrix-related trademarks, and $705,173 was released from escrow to Rodlen. Of this amount, $675,000 was recorded as gain on the asset sale, and $30,173 was recorded as interest income in 2006.
In June 2005, based on disappointing sales, Rodlen determined it would dispose of the Axsain® product. Management determined this product line asset group met the criteria to be a component of a business and discontinued operations. The asset group was comprised of trade receivables, inventory, trade payables and accrued expenses. The asset group did not include the patents for the Axsain® product or related technologies since these patents and technology were potentially usable in other operations. In June 2005, management sharply reduced promotion of the Axsain® product and terminated its field sales operations. No buyer was located for the product line and in March 2006, Rodlen discontinued selling and manufacturing Axsain® altogether.
For purposes of these financial statements, the Zostrix® and Axsain® businesses are presented as discontinued operations for the year ending December 31, 2006. Revenues included in the loss from discontinued operations amounted to approximately $2,000 for the year ended December 31, 2006.
NOTE K — PREFERRED STOCK AND WARRANTS
In August 2007, the Company’s stockholders approved a charter amendment authorizing 30,000,000 shares of blank check preferred stock, par value $0.001 per share. In November 2007, in connection with the Proposed Merger, the Company’s Board of Directors created two new series of preferred stock, 10,000,000 shares designated as Series A Convertible Preferred Stock and 5,000,000 shares designated as Series B Convertible Preferred Stock. The holders of Series A Convertible Preferred Stock are entitled to convert on a one-for-one basis (subject to adjustment) to common stock immediately upon the effective time of the Proposed Merger (Note L) and are required to convert on a one-for-one basis (subject to adjustment) to common stock on November 13, 2008 or upon a change of control event as defined. The holders of Series A Convertible Preferred Stock are also entitled to that number of votes equal to the largest number of whole shares of common stock into which such holder’s shares of Series A Convertible Preferred could be converted into common stock. Each holder of Series A Convertible Preferred Stock shall be entitled to receive, on a pari passu basis, dividends in cash out of any funds of the Company legally available when and at the time for declaration of dividends by the Company, at the same time any dividends or other distributions will be paid or declared and set apart for payment on any shares of common stock on the basis of the largest number of whole shares of common stock into which such holder’s shares of Series A Convertible Preferred Stock could be converted. In the event of any liquidation, dissolution or winding up, distribution to the holders of Series A Convertible Preferred Stock shall be made pro rata in proportion to the shares of common stock held by common stock holders and the shares of Series A Convertible Preferred Stock that could be converted to common stock.

Winston Laboratories, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
In conjunction with the Proposed Merger (Note L), on November 13, 2007 an unrelated investor, that is also a significant investor in the publicly-traded company – and his affiliates purchased 5,815,851 shares of Series A Convertible Preferred Stock for a price of approximately $.8597 per share. Provided that no party has breached the Series A Convertible Preferred Stock Agreement or the Merger Agreement, the Series A Convertible Preferred Stock holders and the Company agreed that on or prior to the closing of the Proposed Merger, the holders of Series A Convertible Preferred Stock would purchase 4,187,413 shares of Series B Convertible Preferred Stock at a share price of $.95524372, for a total purchase price of $4,000,000.
As part of the investment, the holders of the Series A Convertible Preferred Stock received 4,092,636 warrants to purchase additional Series A Convertible Preferred Stock for approximately $.8597 per share. The warrants expire on November 13, 2012 and have certain adjustment provisions as defined in the related warrant agreements.
In the event that the Proposed Merger (Note L) is not consummated on or prior to May 31, 2008, then each holder of Series A Convertible Preferred Stock has the right, at its election (“put option”), to cause the Company to repurchase its shares of Series A Convertible Preferred Stock at a price equal to the $.8597 per share. The put option (Note M) is terminated under certain events as defined in the Series A Securities Purchase Agreement. In accordance with the provisions of FAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, the Series A Convertible Preferred Stock is presented in the Equity section of the accompanying balance sheet.
The holders of Series B Convertible Preferred Stock are entitled to convert on a one-for-one basis (subject to adjustment) to common stock immediately upon the first anniversary of the Series B Convertible Preferred Stock issuance date or upon a change of control event as defined in the Merger Agreement. The holders of Series B Convertible Preferred Stock are also entitled to that number of votes equal to the largest number of whole shares of common stock into which such holder’s shares of Series B Convertible Preferred Stock could be converted into common stock. Each holder of Series B Convertible Preferred Stock, when and if issued shall be entitled to receive, on a pari passu basis, dividends in cash out of any funds of the Company legally available when and at the time for declaration of dividends by the Company, at the same time any dividends or other distributions will be paid or declared and set apart for payment on any shares of common stock on the basis of the largest number of whole shares of common stock into which such holder’s shares of Series B Convertible Preferred Stock could be converted. In the event of any liquidation, dissolution or winding up, distribution to the holders of Series B Convertible Preferred Stock shall be made pro rata in proportion to the shares of common stock held by common stock holders and the shares of Series B Convertible Preferred Stock that could be converted to common stock.
NOTE L — PROPOSED MERGER
On November 13, 2007, the Company and Getting Ready Corporation, a publicly-traded company with no active operations, signed a merger agreement (the “Merger Agreement”). The combined company will be renamed Winston Pharmaceuticals, Inc. The Proposed Merger is expected to close in the third quarter of 2008.
Under the terms of the Merger Agreement, each common share of the Company will be converted into approximately 17.51 shares of common stock of Getting Ready, and each share of Series A and Series B Convertible Preferred Stock of Winston Laboratories (Note K) will be converted into approximately .01751 shares of convertible preferred stock of Getting Ready. The convertible preferred stock of Getting Ready will have terms similar to the Company’s Series A and Series B Convertible Preferred Stock, except there will be no put option and each share will be convertible into 1,000 shares of Getting Ready common stock. The Merger is subject to customary covenants and several conditions. Upon consummation of the Proposed Merger, it is expected that Getting Ready common stockholders will receive approximately 2.56% of the combined company on a fully diluted basis. Series A Convertible Preferred stock holders (Note K) will also receive five-year warrants entitling them to purchase up to 10% of the common equity of the combined company on a fully diluted basis.

Winston Laboratories, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NOTE M — SUBSEQUENT EVENT
On May 30, 2008, the Company and Getting Ready Corporation executed the First Amendment to Merger Agreement and Plan of Reorganization to extend the closing of the Proposed Merger to November 30, 2008. On June 23, 2008 the Company and Getting Ready Corporation executed the Second Amendment to Merger Agreement and Plan of Reorganization to modify certain closing conditions of the Proposed Merger and subsequently on June 24, 2008, the Company and the holders of Series A Convertible Preferred Stock executed the First Amendment to Securities Purchase Agreement to eliminate the put option.
On September 25, 2008, the holders of Series A Convertible Preferred Stock and other investors purchased 4,187,413 shares of Series B Convertible Preferred Stock at a share price of $.95524372 for a total purchase price of $4,000.000.
On September 25, 2008, the merger with Getting Ready Corporation was consummated whereby:
•
all of the issued and outstanding capital stock of the Company, consisting of 23,937,358 shares of common stock, par value $0.001 per share, 5,815,851 shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share, and 4,187,413 shares of the Company’s Series B Convertible Preferred Stock, par value $0.001 per share, was exchanged for 422,518,545 shares of Getting Ready Corporation’s common stock, par value $0.001 per share (at an exchange ratio of 17.65101 shares of Getting Ready Corporation common stock per share of the Company’s common stock), 101,849 shares of Getting Ready Corporation’s Series A Convertible Preferred Stock and 73,332 shares of Getting Ready Corporation’s Series B Convertible Preferred Stock (at an exchange ratio of .01751238 shares of Getting Ready Corporation preferred stock per share of the Company’s preferred stock);

•	Getting Ready Corporation assumed the Company’s stock option plans;

•
The Company’s outstanding 1,643,750 options to purchase 1,643,750 shares of the Company’s common stock were converted to options to purchase 29,013,848 shares of Getting Ready Corporation’s common stock; and

•
all outstanding warrants to purchase the Company’s Series A Preferred Stock were assumed by Getting Ready Corporation and converted into the right to acquire, expiring November 13, 2012, upon the exercise of such warrants, an aggregate of 71,672 shares of Getting Ready Corporation’s Series A Preferred Stock at a price per share of $.859719348.

Winston Laboratories, Inc. and Subsidiaries
UNAUDITED CONSOLIDATED BALANCE SHEETS

	June 30, 2008	December 31, 2007
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,003,785	$4,481,611
Accounts receivable	15,710	50,000
Related party receivable	34,073	14,785
Prepaid and other current assets	13,819	8,073

	2,067,387	4,554,469

PROPERTY AND EQUIPMENT, net of accumulated depreciation of $180,730 at June 30, 2008 and $157,161 at December 31, 2007	21,815	8,966
INTANGIBLE ASSETS, NET	23,492	23,714
OTHER ASSETS	4,314	4,314

TOTAL ASSETS	$2,117,008	$4,591,463

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$782,883	$491,560
Accrued expenses and other current liabilities	255,190	254,250

Total current liabilities	1,038,073	745,810

Long Term Liabilities	—	—

Commitments and Contingencies
Total liabilities	1,038,073	745,810

Stockholders’ equity
Preferred Stock, $.001 par value, 30,000,000 shares authorized
Series A, Convertible 5,815,851 shares issued and outstanding at June 30, 2008 and December 31, 2007	5,815	5,815
Series B, Convertible 0 shares issued and outstanding at June 30, 2008 and December 31, 2007	—	—
Common stock, $.001 par value, 60,000,000 shares authorized and 23,937,358 shares issued and outstanding at June 30, 2008 and at December 31, 2007	23,936	23,936
Additional paid-in capital	45,401,938	45,401,938
Accumulated deficit	(44,352,754)	(41,586,036)

Total stockholders’ equity	1,078,935	3,845,653

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,117,008	$4,591,463

See accompanying notes

Winston Laboratories, Inc. and Subsidiaries
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months ended June 30		Six Months ended June 30
	2008	2007	2008	2007
REVENUES
Royalty revenues	$20,113	$75,000	$99,993	$450,000

EXPENSES
Research and development	1,123,138	326,827	2,131,668	501,210
General and administrative	348,904	236,390	790,214	496,139
Depreciation and amortization	2,037	3,299	3,706	7,403

Total operating expenses	1,474,079	566,516	2,925,588	1,004,752

Loss from operations	(1,453,966)	(491,516)	(2,825,595)	(554,752)

Interest income	17,329	15,159	57,694	19,552
Other income	806	522	1,183	845

Other income (expenses)	18,135	15,681	58,877	20,397

Loss before income taxes	(1,435,831)	(475,835)	(2,766,718)	(534,355)
Income Taxes
Current	—	—	—	—
Deferred	—	—	—	—

Income Taxes	—	—	—	—

NET LOSS	$(1,435,831)	$(475,835)	$(2,766,718)	$(534,355)

See accompanying notes

Winston Laboratories, Inc. and Subsidiaries
UNAUDITED STATEMENTS OF CASH FLOWS
Six Months Ended June 30, 2008 and 2007

	2008	2007
Cash flows from operating activities
Net loss	$(2,766,718)	$(534,355)
Depreciation and amortization	3,706	7,403
Stock option expense for non-employee directors and employees	—	1,584
Changes in:
Accounts receivable	34,290	8,844
Related party receivable	(19,288)	(29,174)
Prepaid and other current assets	(5,746)	12,375
Other assets	—	22,000
Accounts payable	291,323	(149,924)
Accrued expenses and other current liabilities	940	(138,228)

Net cash used in operating activities	(2,461,493)	(799,475)

Cash flows from investing activities
Purchases of property, plant and equipment	(14,603)	—
Purchases of intangibles assets	(1,730)	—

Net cash used in investing activities	(16,333)	—

Cash flows from financing activities		—
Net cash provided by financing activities	—	—

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(2,477,826)	(799,475)
Cash and cash equivalents at beginning of period	4,481,611	1,312,345

Cash and cash equivalents at end of period	$2,003,785	$512,870

Supplemental disclosures of cash flow information
Interest paid	$—	$—

Income taxes paid	$—	$—

See accompanying notes

Winston Laboratories, Inc. and Subsidiaries
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
NOTE A — BASIS OF PRESENTATION
The accompanying unaudited consolidated financial statements of Winston Laboratories, Inc. and its wholly owned subsidiaries, Rodlen Laboratories, Inc. and Winston Laboratories Limited (“Winston” or the “Company”) include all adjustments, consisting of normal recurring adjustments and accruals, that in the opinion of the management of the Company are necessary for a fair presentation of our financial position as of June 30, 2008 and the results of operations and cash flows for the three and six months ended June 30, 2008 and 2007. These unaudited consolidated financial statements do not include all of the information and footnotes required by United States generally accepted accounting principles for complete financial statements and should be read in conjunction with the Company’s audited financial statements and the notes thereto for the year ended December 31, 2007.
Operating results for the three and six months ended June 30, 2008 are not necessarily indicative of the results to be achieved for the full year ending on December 31, 2008.
In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
NOTE B — RECENT ACCOUNTING PRONOUNCEMENTS
In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – An Amendment of FASB Statement No. 133” (or SFAS 161). His statement revises the requirements for the disclosure of derivative instruments and hedging activities that include the reasons a company uses derivative instruments, how derivative instruments and related hedged items are accounted under SFAS 133 and how derivative instruments and related hedged items affect a company’s financial position, financial performance and cash flows. SFAS 161 will be effective in the fourth quarter of fiscal 2009. The Company is currently evaluating the impact of adopting SFAS 161 and does not anticipate a material effect.
In July 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48 (“FIN 48”), Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement 109. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 prescribes a comprehensive model for recognizing, measuring, presenting and disclosing in the financial statements tax positions taken or expected to be taken on a tax return. If there are changes in net assets as a result of application of FIN 48 these will be accounted for as an adjustment to the opening balance of retained earnings. Additional disclosures about the amounts of such liabilities will be required also. In February 2008, the FASB delayed the effective date of FIN 48 for certain nonpublic enterprises to annual financial statements for fiscal years beginning after December 15, 2007. On April 1, 2008, the Company adopted FIN 48 the result of which did not have any material impact on its tax positions.
In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurement. SFAS No. 157 also emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and sets out a fair value hierarchy with the highest priority being quoted prices in active markets. Under SFAS No. 157, fair value measurements are disclosed by level within that hierarchy. This Statement is effective for fiscal years beginning after November 15, 2007. The adoption of SFAS 157 did not have a material impact on the Company’s fair value measurements.

Winston Laboratories, Inc. and Subsidiaries
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
In February 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS No. 159”). SFAS No. 159 permits companies to elect to follow fair value accounting for certain financial assets and liabilities in an effort to mitigate volatility in earnings without having to apply complex hedge accounting provisions. The standard also establishes presentation and disclosure requirements designed to facilitate comparison between entities that choose different measurement attributes for similar types of assets and liabilities. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The adoption of SFAS 159 did not have any impact on the Company’s results of operations and financial position.
NOTE C — TECHNOLOGY LICENSE AGREEMENTS
In February 2006, the Company entered into a technology license agreement with Sirius Laboratories, Inc. (“Sirius”). Several large stockholders in the Company had significant stock holdings in Sirius until March 10, 2006, when Sirius was acquired by DUSA Pharmaceuticals, Inc. Two officers of the Company served on Sirius’ board of directors but resigned their directorships in 2007. Under the terms of the license agreement, the Company granted Sirius an exclusive license to the proprietary rights of certain products (first marketed as Micanol® and then later as Psoriatec®) containing the active pharmaceutical ingredient, anthralin. The agreement provided for minimum annual royalties of $300,000 through February, 2008 and an option to purchase all right to the product for $750,000. In January 2008, the license agreement was extended until September 30, 2008 by mutual consent and the extension and provides for a continuation of the 25% royalty on net sales, but eliminates the minimum royalty and the purchase option. Under the technology license agreement, the Company recorded royalty revenue of $4,400 and $75,000 for three months ended June 30, 2008 and 2007, respectively and $34,847 and $150,000 for the six months ended June 30, 2008 and 2007, respectively.
In February 2007, Rodlen licensed a patent and certain other technology to Hi-Tech Pharmacal Co. (“Hi-Tech”) for cash consideration of two payments totaling $300,000, as well as a 10% royalty on net sales of products sold by Hi-Tech that utilize the intellectual property licensed from Rodlen for the remaining life of the related patent, reducing to 5% of net sales for four years following the expiration of the patent. This patent and technology was used in the Axsain® product discussed in Note J. Hi-Tech does not plan to use the patent and technology to produce or market Axsain® and did not acquire the trademark. The Company recorded royalty revenues under this agreement of $15,710 and $0 for the three months ended June 30, 2008 and 2007, respectively and $65,133 and $300,000 for the six months ended June 30, 2008 and 2007, respectively.
NOTE D — RELATED-PARTY TRANSACTIONS
In 2006 and 2007, the Company assisted Packer’s-Pine Corporation (“Packer’s”) with distribution of certain personal care products and administration. Packers is a corporation whose chairman is founder, president and CEO of the Company and two directors of the Company serve on the board of directors of Packer’s. Under this arrangement, Packer’s reimbursed the Company for direct costs. Amounts due from Packer’s of $25,338 and $5,554 as of June 30, 2008 and December 31, 2007, respectively, are included in related party receivables in the Company’s balance sheet.
NOTE E — INCOME TAXES
Due to the continuing operating losses, no tax benefit is being recorded. The Company continues to provide a full valuation allowance for any future tax benefits resulting from the Company’s net operating losses.

Winston Laboratories, Inc. and Subsidiaries
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NOTE F — PROPOSED MERGER
On November 13, 2007, the Company and Getting Ready Corporation, a publicly-traded company with no active operations, signed a merger agreement (the “Merger Agreement”). The combined company will be renamed Winston Pharmaceuticals, Inc. The Proposed Merger is expected to close in the third quarter of 2008.
Under the terms of the Merger Agreement, each common share of the Company will be converted into approximately 17.51 shares of common stock of Getting Ready Corporation, and each share of Series A and Series B Convertible Preferred Stock of Winston Laboratories will be converted into approximately .01751 shares of convertible preferred stock of Getting Ready Corporation. The convertible preferred stock of Getting Ready Corporation will have terms similar to the Company’s Series A and Series B Convertible Preferred Stock, except there will be no put option and each share will be convertible into 1,000 shares of Getting Ready Corporation common stock. The Merger is subject to customary covenants and several conditions. Upon consummation of the Proposed Merger, it is expected that Getting Ready Corporation common stockholders will receive approximately 2.56% of the combined company on a fully diluted basis. Series A Convertible Preferred stock holders will also receive five-year warrants entitling them to purchase up to 10% of the common equity of the combined company on a fully diluted basis.
NOTE G — STOCK OPTION PLAN
The Company did not grant any options from January 1, 2008 through June 30, 2008. On July 28, 2008, 202,500 options were forfeited by a past Director of the Company whose right to exercise these options lapsed.
NOTE H — SUBSEQUENT EVENT
On May 30, 2008, the Company and Getting Ready Corporation executed the First Amendment to Merger Agreement and Plan of Reorganization to extend the closing of the Proposed Merger to November 30, 2008. On June 23, 2008 the Company and Getting Ready Corporation executed the Second Amendment to Merger Agreement and Plan of Reorganization to modify certain closing conditions of the Proposed Merger and subsequently on June 24, 2008, the Company and the holders of Series A Convertible Preferred Stock executed the First Amendment to Securities Purchase Agreement to eliminate the put option.
On September 25, 2008, the holders of Series A Convertible Preferred Stock and other investors purchased 4,187,413 shares of Series B Convertible Preferred Stock at a share price of $.95524372 for a total purchase price of $4,000,000.

Winston Laboratories, Inc. and Subsidiaries
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
On September 25, 2008, the merger with Getting Ready Corporation was consummated whereby:
•
all of the issued and outstanding capital stock of the Company, consisting of 23,937,358 shares of common stock, par value $0.001 per share, 5,815,851 shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share, and 4,187,413 shares of the Company’s Series B Convertible Preferred Stock, par value $0.001 per share, was exchanged for 422,518,545 shares of Getting Ready Corporation’s common stock, par value $0.001 per share (at an exchange ratio of 17.65101 shares of Getting Ready Corporation common stock per share of the Company’s common stock), 101,849 shares of Getting Ready Corporation’s Series A Convertible Preferred Stock and 73,332 shares of Getting Ready Corporation’s Series B Convertible Preferred Stock (at an exchange ratio of .01751238 shares of Getting Ready Corporation preferred stock per share of the Company’s preferred stock);

•	Getting Ready Corporation assumed the Company’s stock option plans;

•
The Company’s outstanding 1,643,750 options to purchase 1,643,750 shares of the Company’s common stock were converted to options to purchase 29,013,848 shares of Getting Ready Corporation’s common stock; and

•
all outstanding warrants to purchase the Company’s Series A Preferred Stock were assumed by Getting Ready Corporation and converted into the right to acquire, expiring November 13, 2012, upon the exercise of such warrants, an aggregate of 71,672 shares of Getting Ready Corporation’s Series A Preferred Stock at a price per share of $.859719348.

Winston Laboratories, Inc. and Subsidiaries
Pro Forma Unaudited Financial Statements
As of June 30, 2008
and
For the Six Months Ended June 30, 2008 and the Year Ended December 31, 2007
The following unaudited pro forma financial statements (“pro forma statements”) give effect to the reverse acquisition of Winston Laboratories Inc. (“Winston”) by Winston Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Getting Ready Corporation (“Company”) and are based on the estimates and assumptions set forth herein and in the notes to such pro forma statements.
On November 13, 2007, the Company entered into a Merger Agreement and Plan of Reorganization (the “Merger Agreement”) with Winston Laboratories, Inc. (“Winston”) and Winston Acquisition Corp., which is a wholly-owned subsidiary of the Company. Pursuant to the Merger Agreement, Winston became a wholly-owned subsidiary of the Company (the “Merger”).
The Merger occurred on September 25, 2008. The Merger was accounted for as a “reverse merger,” since as a result of the Merger the shareholders of Winston will own a majority of the outstanding shares of the common stock of the Company. Winston is deemed to be the acquirer in the Merger for accounting purposes and, consequently, the assets and liabilities and the historical operations that are reflected in the financial statements are those of Winston and are recorded at the historical cost basis of Winston. As a result of the Merger, there was a change in control of the Company.
The following unaudited pro forma financial information gives effect to the above. The unaudited pro forma financial information was prepared from (1) the Company’s audited historical financial statements included in the Company’s Form 10K for the period ended September 30, 2007; (2) Getting Ready Corporation’s unaudited historical financial statements included in Getting Ready Corporation’s Form 10Q for the period ended December 31, 2007; (3) Getting Ready Corporation’s unaudited historical financial statements included in Getting Ready Corporation’s Form 10Q for the period ended March 31, 2008; (4) the Company’s unaudited historical financial statements included in the Company’s Form 10Q for the period ended June 30, 2008; (5) Winston’s audited historical financial statements for the year ended December 31, 2007; and (6) Winston’s unaudited historical financial statements for the three months ended June 30, 2008.
The unaudited pro forma balance sheet at June 30, 2008 assumes the effects of the Merger occurred on June 30, 2008. The unaudited pro forma statements of operations assume that the Merger occurred on January 1, 2007.
The unaudited pro forma statement of operations for the year ended December 31, 2007 combines the historical statements of operations of the Company and Winston for the year ended December 31, 2007. The unaudited pro forma statement of operations for the six months ended June 30, 2008 combines the historical statements of operations of the Company and of Winston for the six months ended June 30, 2008. The unaudited pro forma statements of operations assume that the Merger occurred as of January 1, 2007.
The unaudited pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results of financial position that would have occurred if the transaction had been consummated at the date indicated, nor is it necessarily indicative of the future operating results of financial position of the consolidated companies.

Pro Forma Unaudited Balance Sheet
As of June 30, 2008

			Pro Forma
	Winston	Company	Adjustments		Pro Forma
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,003,785	$928,077	$3,750,000		$6,681,862
Accounts receivable	15,710	—	—		15,710
Related party receivable	34,073	—	—		34,073
Prepaid and other current assets	13,819	15,970	—		29,289

	2,067,387	943,547	3,750,000		6,760,934
PROPERTY AND EQUIPMENT	21,815	—	—		21,815
INTANGIBLE ASSETS, NET	23,492	—	—		23,492
OTHER ASSETS	4,314	—	—		4,314

TOTAL ASSETS	$2,117,008	$943,547	$3,750,000		$6,810,555

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$782,883	$16,331	—		$799,214
Accrued expenses and other current liabilities	255,190	—	—		255,190

Total current liabilities	1,038,073	16,331	—		1,054,404

Long Term Liabilities	—	—	—		—

Commitments and Contingencies
Total liabilities	1,038,073	16,331	—		1,054,404
Stockholders’ equity
Preferred Stock
Series A, Convertible	5,815	—	(5,713)[3]		102
Series B, Convertible	—	—	4,187	[2,3]	73
Common stock	23,936	18,333	422,518	[3]	440,851
			(23,936)[3]
Additional paid-in capital	45,401,938	2,316,594	(250,000)[1]		49,667,879
			3,995,813	[2]
			(412,691)[3]
			23,936	[3]
			(1,407,711)[3]
Accumulated deficit	(44,352,754)	(1,407,711)	1,407,711	[3]	(44,352,754)

Total stockholders’ equity	1,078,938	917,216	3,750,000		5,756,151

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,117,008	$943,547	$3,750,000		$6,810,555

See accompanying notes

Pro Forma Unaudited Statement of Operations
For the Six months Ended June 30, 2008

			Pro Forma
	Winston	GRC	Adjustments	Pro Forma
REVENUE
Royalty revenue	$99,993	$—	$—	$99,993

EXPENSES
Research and development	2,131,668	—	—	2,131,668
General and administrative	790,214	128,310	—	918,524
Depreciation and amortization	3,706	—	—	3,706

Total operating expenses	2,925,588	128,310	—	3,053,898

Loss from operations	(2,825,595)	(128,310)	—	(2,953,905)

Interest income	57,694	16,153	—	73,897
Other income	1,183	—	—	1,183

	58,877	16,153	—	75,030

Loss before income taxes	(2,766,718)	(112,157)	—	(2,878,875)
Income Taxes
Current	—	—	—	—
Deferred	—	—	—	—

	—	—	—	—

NET LOSS	$(2,766,718)	$(112,157)	$—	$(2,878,875)

Basic and Dilutive Net Loss Per Share				(0.01)
Weighted Average Shares Outstanding				440,851,441 [4]
See accompanying notes

Pro Forma Unaudited Statement of Operations
For the Year ended December 31, 2007

			Pro Forma
	Winston	GRC	Adjustments	Pro Forma
REVENUE
Royalty revenue	$800,000	$—	$—	$800,000

EXPENSES
Research and development	1,939,429	—	—	1,939,429
General and administrative	1,281,612	208,516	—	1,490,128
Depreciation and amortization	10,087	—	—	10,087

Total operating expenses	3,231,128	208,516	—	3,439,644

Loss from operations	(2,431,128)	(208,516)	—	(2,639,644)

Interest income	42,733	42,719		85,452
Other income	5,338			5,338

	48,071	42,719	—	90,790

Loss before income taxes	(2,383,057)	(165,797)	—	(2,548,854)

Income Taxes
Current	—	—	—	—
Deferred	—	—	—	—

	—	—	—	—

NET LOSS	$(2,383,057)	$(165,797)	$—	$(2,548,854)

Basic and Diluted Net Loss Per Share				$(0.01)
Basic and Diluted Weighted Average Shares Outstanding				440,851,441 [4]
See accompanying notes

NOTE A — Basis of Presentation
The Pro Forma Unaudited financial statements reflect the financial information, which gives effect to the acquisition of all the outstanding common stock of Winston Laboratories, Inc. (“Winston”) in exchange for 422,518,545 shares of the Getting Ready Corporation’s (“Company”) common stock, par value $0.001 per share (at an exchange ratio of 17.65101 shares of Company common stock per share of Winston common stock), 101,849 shares of the Company’s Series A Convertible Preferred Stock and 73,332 shares of the Company’s Series B Convertible Preferred Stock (at an exchange ratio of .01751238 shares of Company preferred stock per share of Winston preferred stock).
The Merger will be accounted for as a “reverse merger”, since as a result of the Merger the shareholders of Winston will own a majority of the outstanding shares of the common stock of the Company. Winston is deemed to be the acquirer in the Merger for accounting purposes and, consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements will be those of Winston and will be recorded at the historical cost basis of Winston. As a result of the Merger, there will be a change in control of the Company. The Company will continue to be a “smaller reporting company,” as defined under the Securities Exchange Act of 1934, as amended, following the Merger. Because the acquisition will be accounted for as a reverse merger, there will be neither goodwill recognized nor any adjustments to the book value of the net assets of Winston that would affect the Pro Forma Statements of Operations.
NOTE B — Adjustments
1.	The decrease in cash and a corresponding charge to equity represent a $250,000 transaction fee payable to Lazard Freres & Co. LLC upon a successful completion of the merger.

2.
Prior to the consummation of the Merger 4,187,413 shares of the Winston Series B Convertible Preferred Stock, par value $0.001 per share (“Series B Preferred Stock”) will be issued to investors for $4,000,000. Of the $9,000,000 committed, Dr. Frost and other investors purchased $5,000,000 of Winston stock and warrants on November 13, 2007, and an additional $4,000,000 of Winston stock will be purchased prior to consummation of the Merger by Frost Gamma Investments Trust and other investors, including Glenn L. Halpryn, a director and a former officer of the Company and Noah Silver, a former officer and director of the Company.

3.
Under the terms of the Merger Agreement, at the closing of the Merger, each common share of Winston will be converted into approximately 17.65 shares of Company’s common stock. In addition, Winston’s Series A Preferred Stock and Series B Preferred Stock will be converted to 101,849 shares of the Company’s Series A Convertible Preferred Stock and 73,332 shares of the Company’s Series B Convertible Preferred Stock, respectively, at an exchange ratio of .01751238.

4.
Weighted average shares outstanding. The number of weighted average shares is comprised of Getting Ready Corporation’s number of weighted shares outstanding as of June 30, 2008 and December 31, 2007 and the conversion (17.65101 to 1) of Winston’s weighted average shares outstanding for the same period.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 1, 2008	Getting Ready Corporation
	By:	/s/ Joel E. Bernstein, M.D.
CEO

EXHIBIT INDEX

Exhibit No.	Description
2.1
Merger Agreement and Plan of Reorganization dated as of November 13, 2007 by and among Getting Ready Corporation, Winston Laboratories, Inc. and Winston Acquisition Corp. (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K dated November 13, 2007 and incorporated herein by reference).

2.2
First Amendment to Merger Agreement and Plan of Reorganization dated as of May 30, 2008 by and among Winston Laboratories, Inc., a Delaware corporation, Getting Ready Corporation, a Delaware corporation, and Winston Acquisition Corp., a Delaware corporation (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K dated May 30, 2008 and incorporated herein by reference).

2.3
Second Amendment to Merger Agreement and Plan of Reorganization dated as of June 23, 2008 by and among Winston Laboratories, Inc., a Delaware corporation, Getting Ready Corporation, a Delaware corporation, and Winston Acquisition Corp., a Delaware corporation (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K dated June 23, 2008 and incorporated herein by reference).

3.1	Certificate of Incorporation (filed as Exhibit 3.1A to the Company’s Registration Statement on Form SB-2 dated September 15, 2004 and incorporated herein by reference).

3.2	Certificate of Amendment of Certificate of Incorporation (filed as Exhibit 3.1B to the Company’s Registration Statement on Form SB-2 dated September 15, 2004 and incorporated herein by reference).

3.3	Certificate of Amendment of Certificate of Incorporation (filed as Exhibit 1 to the Company’s Form PRE14C dated December 7, 2007 and incorporated herein by reference).

3.4	Certificate of Amendment to Certificate of Incorporation (filed as Annex A to the Company’s DEF 14C dated September 22, 2008 and incorporated herein by reference).

3.5	Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock of Getting Ready Corporation.

3.6	Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock of Getting Ready Corporation.

3.7	By-laws.

4.1	Form of Common Stock Certificate.

4.2	Form of Warrant to Purchase Series A Convertible Preferred Stock.

4.3	Form of Lockup Agreement.

Exhibit No.	Description

10.1	Voting Agreement dated as of September 25, 2008 between Getting Ready Corporation and certain stockholders of the Company.

10.2	Employment Agreement dated as of September 25, 2008 between Getting Ready Corporation and Joel E. Bernstein, M.D.

10.3	Secrecy, Invention and Non-Competition Agreement dated as of October 5, 2007 by and between Winston Laboratories, Inc. and Joel E. Bernstein, M.D.

10.4	Employment Letter Agreement dated October 3, 2007 between Winston Laboratories, Inc. and David Starr.

10.5	Secrecy, Invention and Non-Competition Agreement dated as of October 3, 2007 by and between Winston Laboratories, Inc. and David Starr.

10.6	Severance Agreement dated as of October 8, 2003 between Winston Laboratories, Inc. and Scott B. Phillips, M.D.

10.7	General Severance Letter Agreement dated January 26, 2006 between Winston Laboratories, Inc. and Scott B. Phillips, M.D.

10.8	Secrecy, Invention and Non-Competition Agreement dated as of October 5, 2007 by and between Winston Laboratories, Inc. and Scott B. Phillips, M.D.

10.9	Consultation Agreement dated September 30, 2007 between Winston Laboratories, Inc. and Jeffrey R. Bernstein, Ph.D.

10.10	Winston Laboratories, Inc. 1999 Stock Option Plan.

10.11	Winston Laboratories, Inc. Stock Option Plan for Non-Employee Directors.

21.1	Subsidiaries